AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2006

REGISTRATION NO. 333-125546

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLE REIT SEVEN, INC.

(Exact name of Registrant as specified in its charter)

Virginia	814 East Main Street Richmond, Virginia 23219 (804) 344-8121	20-2879175
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)

Glade M. Knight

Chairman, Chief Executive Officer and President

Apple REIT Seven, Inc.

814 East Main Street

Richmond, Virginia 23219

(804) 344-8121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin B. Richards, Esq.

McGuireWoods LLP

901 East Cary Street, One James Center

Richmond, Virginia 23219

(804) 775-1029

Approximate Date of Commencement of Proposed Sale to Public:  From time to time following the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CROSS REFERENCE SHEET

To Part I (Information Required in Prospectus)

for Post-Effective Amendment No. 2 to Form S-11 Registration Statement filed by

Apple REIT Seven, Inc.

(referenced herein as “we,” “us,” “our” or the “Company”)

	Item Number and Caption	Location in Prospectus and/or Supplement(s)
1.	Forepart of Registration Statement and Outside Front Cover Page of Prospectus	(located as indicated)
2.	Inside Front and Outside Back Cover Pages of Prospectus	(located as indicated)
3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; Summary of Organizational Documents
4.	Determination of Offering Price

Risk Factors – “The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.”

5.	Dilution	Risk Factors – “Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.”; Summary of Organizational Documents
6.	Selling Security Holders	Not Applicable
7.	Plan of Distribution	Plan of Distribution
8.	Use of Proceeds	Use of Proceeds
9.	Selected Financial Data	Supplement No. 7
10.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition; Supplement No. 7
11.	General Information as to Registrant	Summary; Business; Management
12.	Policy with Respect to Certain Activities	Summary; Investment Objectives and Policies; Summary of Organizational Documents; Reports to Shareholders
13.	Investment Policies of Registrant	Summary; Investment Objectives and Policies
14.	Description of Real Estate	Business; Supplement No. 7 through No. 9
15.	Operating Data	Supplement No. 7 through No. 9
16.	Tax Treatment of Registrant and its Security Holders	Summary; Federal Income Tax Considerations
17.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Distributions Policy
18.	Description of Registrant’s Securities	Summary; Description of Capital Stock
19.	Legal Proceedings	Business
20.	Security Ownership of Certain Beneficial Owners and Management	Principal and Management Shareholders
21.	Directors and Executive Officers	Management; Supplement No. 7
22.	Executive Compensation	Compensation; Management
23.	Certain Relationships and Related Transactions	Summary; Compensation; Conflicts of Interests; Management; Apple Seven Advisors and Apple Suites Realty

	Item Number and Caption	Location in Prospectus and/or Supplement(s)
24.	Selection, Management and Custody of Registrant’s Investments	Summary; Compensation; Conflicts of Interests; Investment Objectives and Policies; Management; Apple Seven Advisors and Apple Suites Realty
25.	Policies with Respect to Certain Transactions	Investment Objectives and Policies; Conflicts of Interests
26.	Limitation of Liability	Summary of Organizational Documents
27.	Financial Statements and Information	Index to Consolidated Financial Statements; Supplement No. 7; Supplement No. 10
28.	Interests of Named Experts and Counsel	Legal Matters
29.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Summary of Organizational Documents

APPLE REIT SEVEN, INC.

STICKER SUPPLEMENT TO

SUPPLEMENT NO. 7 DATED AUGUST 18, 2006

SUPPLEMENT NO. 8 DATED SEPTEMBER 18, 2006

SUPPLEMENT NO. 9 DATED OCTOBER 18, 2006

SUPPLEMENT NO. 10 DATED OCTOBER 26, 2006

Supplement Nos. 7, 8, 9 and 10 to be used with

PROSPECTUS DATED MARCH 3, 2006

Summary of Supplements to Prospectus (See Supplements for Additional Information)

Supplement No. 7 (cumulative, replacing all prior supplements) dated August 18, 2006 reports on (a) our purchase of nine hotels containing a total of 969 rooms for an aggregate gross purchase price of $112,095,000, and (b) our execution of separate purchase contracts that relate to nine additional hotels containing a total of 1,132 rooms and that provide for an aggregate gross purchase price of $157,205,000. This supplement also provides certain financial statements and other information about us and the hotels we have purchased to date.

Supplement No. 8 dated September 18, 2006 reports on our purchase of two hotels containing a total of 334 rooms for an aggregate gross purchase price of $69,972,992.

Supplement No. 9 dated October 18, 2006 reports on (a) our purchase of a entity holding one hotel, which contains 84 rooms, for a gross purchase price of $9,455,066, and (b) our execution of purchase contracts that relate to 15 hotels containing a total of 2,115 rooms and that provide for an aggregate gross purchase price of $345,500,000.

Supplement No. 10 dated October 26, 2006 reports on our offering and provides certain financial statements and other information about us and the hotels we have purchased to date.

As of March 15, 2006, we completed our minimum offering of 4,761,905 units at $10.50 per unit and raised gross proceeds of $50,000,000 and proceeds net of selling commissions and marketing expenses of $45,000,000. Each unit consists of one Common Share and one Series A Preferred Share. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of October 24, 2006, we had closed on the sale of 24,584,503 additional units at $11 per unit and from such sale we raised gross proceeds of $270,429,540 and proceeds net of selling commissions and marketing expenses of $243,386,586. Sales of all units at $10.50 per unit and $11.00 per unit, when combined, represent gross proceeds of $320,429,540 and proceeds net of selling commissions and marketing expenses of $288,386,586.

In connection with our hotel purchases to date, we paid a total of $3,830,461, representing 2% of the aggregate gross purchase price, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

PROSPECTUS

APPLE REIT SEVEN, INC.

91,125,541 UNITS CONSISTING OF ONE COMMON SHARE

AND ONE SERIES A PREFERRED SHARE

We plan to acquire hotels, residential apartment communities and other income-producing real estate. We plan to qualify as a real estate investment trust.

We are currently offering up to 91,125,541 Units in this offering. Of our 91,125,541 Units, we are offering 4,761,905 Units at $10.50 per Unit. We are offering the remaining 86,363,636 Units at $11.00 per Unit. Purchasers must purchase a minimum of $5,000 in Units except that specified benefit plans may purchase a minimum of $2,000 in Units.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets in liquidation or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate and will terminate on conversion of our Series B convertible preferred shares. If a minimum of 4,761,905 Units is not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest. We will not charge fees on funds returned if the minimum offering is not reached. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. Any purchases of Units by any of our affiliates for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view towards redistribution. However, none of our affiliates expects to purchase any Units for the purpose of meeting the minimum offering amount. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by them to reach the minimum offering amount. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account. The escrow agent is U.S. Bank National Association, an affiliate of Wachovia Bank, N.A. Wachovia Bank, N.A. has also loaned us funds to pay our initial offering costs.

We expect to terminate the offering when all of the Units offered by this prospectus have been sold or one year from the date hereof (whichever occurs sooner), unless extended by us for up to an additional year, in order to achieve the maximum offering of 91,125,541 Units.

Consider carefully the Risk Factors beginning on Page 14 of this Prospectus. This offering involves material risks and investment considerations including:

•	There will be no public trading market for our Units for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade.

•	We will pay a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Seven Advisors, Inc., both of which are owned by Mr. Knight our chairman, chief executive officer and president. In addition, Apple Seven Advisors will be reimbursed for specified costs and expenses incurred on our behalf.

•	There are conflicts between us and Mr. Knight because he owns the companies with which we will enter into contracts for services. Also, Mr. Knight is a principal in other real estate investment programs which may compete with us.

•	We issued to Mr. Knight 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of these shares. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. Upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference Mr. Knight could receive in excess of $2.4 million. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

•	We own no properties at this time and we have not identified any properties to purchase. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of properties.

•	We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected.

•	We have no restriction on changes in our investment and financing policies. Our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple REIT Seven, Inc.
Per Unit(1)	$10.50	$1.05	$9.45
Total Minimum offering	$50,000,000	$5,000,000	$45,000,000
Total Maximum offering	$1,000,000,000	$100,000,000	$900,000,000

(1)	Once the minimum offering of 4,761,905 Units is achieved, the per Unit offering price will rise to $11, the selling commission and marketing expenses per Unit will become $1.10, and the proceeds per Unit to Apple REIT Seven, Inc. will be $9.90.

We will comply with the provisions of SEC Rule 10b-9 under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

All proceeds of this offering will be used only for the purposes set forth in this prospectus.

Prior to the sale of the minimum offering within the one-year period after the date of this prospectus, all monies received from subscribers will be held in trust for their benefit in a special escrow account.

The date of this Prospectus is March 3, 2006.

SUITABILITY STANDARDS

Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

Each North Carolina purchaser must certify that he has either (1) a minimum annual gross income of $60,000 and a net worth (similarly defined) of at least $60,000, or (2) a net worth (similarly defined) of at least $225,000.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, any other information or representations must not be relied upon. This Prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this Prospectus at any time does not imply that information contained in this Prospectus has not changed as of any time after its date.

* * *

“Marriott,” “Courtyard by Marriott,” “Springhill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” means Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hampton Inn,” “Hilton Garden Inn” and “Homewood Suites” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” means Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus and the grant by Hilton of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

The foregoing disclaimers do not apply to our own officers when they serve as members of groups such as the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. As of the date of this Prospectus, Mr. Justin Knight, our Senior Vice President of Acquisitions, serves as a member of both of these Councils, which are owner-representative advisory groups.

Page
SUMMARY	1

Apple REIT Seven, Inc.	1
Hotels	1
Apartment Communities	1
Other Real Estate	2
Apple Seven Advisors and Apple Suites Realty	2
Risk Factors	4
The Offering	5
Use of Proceeds	6
Conflicts of Interest	7
Liquidity	9
Investment and Distribution Policy	9
Borrowing Policy	10
Compensation	10
Additional Share Option Plan	11
Unit Redemption Program	12

RISK FACTORS	14

General Risk Factors	14

We have no operating history and we can give no assurance of success	14
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders	14
We will not obtain a tax ruling on our REIT status or any other tax matters	14
There is no public market for our common shares, so investors may be unable to dispose of their investment	14
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate	15
The Board of Directors may decide in its sole discretion to dissolve us	15
The compensation to Apple Seven Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment	15
There were no arms-length negotiations for our agreements with Apple Seven Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties	16
Neither Apple Seven Advisors nor Apple Suites Realty currently has employees	16
Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders	16
The compensation to Apple Seven Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty	17
There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties	17
There may be conflicts because of interlocking boards of directors with affiliated companies	18
There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us	18

i

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Our management will spend time on other activities with other entities that may compete with us	18
Apple Seven Advisors may terminate the advisory agreement, which would require us to find a new advisor	19
There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares	19
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares	20
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares	21
We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering	21
If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer	22
We are not diversified and will be dependent on our investment in only a few industries	22
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering	22
Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised	23
There may be delays in investment in real property, and this delay may decrease the return to shareholders	23
The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment	23
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns	23
Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure	24
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth	24
We may be unable to make distributions to our shareholders	24
Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved	25
Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders	25
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval	25
Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders	25
You will be limited in your ability to sell your Units pursuant to the Unit redemption program	26
Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances	26
Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders’ ability to change our management	27
Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us	28
We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return	29

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We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return	30
We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay	30
We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability	30

Hotel Risk Factors	31

We will be subject to the risks of hotel operations	31
Possible lack of diversification increases the risk of investment	31
We do not have control over market and business conditions	31
Adverse trends in the hotel industry may impact our properties	31
An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire	32
We may not have control over properties under construction	32
The hotel industry is seasonal	32
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders	32
We will face competition in the hotel industry, which may limit our profitability and return to our shareholders	33

Apartment Community Risk Factors	33

We will be subject to the risks presented by owning apartments	33
Possible lack of diversification increases the risk of investment	34
We do not have control over market and business conditions	34
Adverse trends in the apartment markets may impact our properties	34
An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire	34
We may not have control over properties under construction	34

Additional Ventures Risk Factors	34

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash	35
Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value	35

USE OF PROCEEDS	36
COMPENSATION	38

Conflicts of Interest as a Result of Fees	39
Specific Amounts of Compensation Payable to Apple Seven Advisors and Apple Suites Realty	39
Property Acquisition/Disposition Agreement	39
Advisory Agreement	40
Series B Convertible Preferred Shares	41
Share Incentive Awards	42

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SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with the information contained in this prospectus.

Apple REIT Seven, Inc.

Apple REIT Seven, Inc. was formed on May 20, 2005 for the purpose of acquiring and owning hotels, residential apartment communities and other income-producing real estate. Glade M. Knight, our chairman, chief executive officer and president, is our only promoter. His business address is 814 East Main Street, Richmond, Virginia 23219. We are located at 814 East Main Street, Richmond, Virginia and our telephone number is (804) 344-8121.

We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2006. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations. We have created three wholly-owned subsidiaries to hold our acquisitions: Apple Seven Hospitality, Inc., Apple Seven Residential, Inc., and Apple Seven Ventures, Inc. We refer to Apple Seven Hospitality, Inc. as Apple Seven Hospitality, Apple Seven Residential, Inc. as Apple Seven Residential and Apple Seven Ventures, Inc. as Apple Seven Ventures in this prospectus. These types of properties and entities are described below.

Hotels

We may acquire full-service or select-service hotels, including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. Currently, we do not own any hotels. Apple Seven Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

As a real estate investment trust, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisers. All our hotels will be leased to Apple Seven Hospitality Management, Inc., our wholly owned, taxable REIT subsidiary, or one of its wholly-owned subsidiaries. Apple Seven Hospitality Management has no significant assets. We refer to Apple Seven Hospitality Management, Inc. as Apple Seven Hospitality Management in this prospectus.

Apartment Communities

We may acquire apartment communities in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. We may enter into management agreements with third parties to operate our apartment communities. The determination of which third-party manager to use will be made at the time a community is acquired based on factors relating to the acquired community.

We are not prohibited under federal tax laws from operating our apartment communities directly. Apple Seven Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Seven Residential has no significant assets.

Other Real Estate

Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other income-producing real estate. This real estate will be owned by Apple Seven Ventures, or one of its wholly-owned subsidiaries. Apple Seven Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office properties.

Apple Seven Advisors and Apple Suites Realty

We do not have any employees. Apple Seven Advisors will provide us with our day-to-day management. We refer to Apple Seven Advisors, Inc. as Apple Seven Advisors in this prospectus. Apple Seven Advisors does not have any significant assets. Apple Suites Realty Group, Inc. will provide us with property acquisition and disposition services. We refer to Apple Suites Realty Group, Inc. as Apple Suites Realty in this prospectus. Apple Suites Realty has no significant assets. Neither Apple Seven Advisors nor Apple Suites Realty currently has employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, who is our chairman, chief executive officer and president. Mr. Knight owns all of the outstanding capital stock of Apple Seven Advisors and Apple Suites Realty.

[REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

The following chart illustrates the relationships among Apple Seven, its subsidiaries, Apple Seven Advisors and Apple Suites Realty.

[1]	Purchasers of Units will become our shareholders. Upon our formation, Apple Seven Advisors (which is wholly-owned by Glade M. Knight, our Chairman, Chief Executive Officer and President) acquired 10 Units for $110 in the aggregate. In addition, Mr. Knight acquired 240,000 Series B convertible preferred shares for $0.10 per Series B convertible preferred share or an aggregate of $24,000.

[2]	We will enter into an advisory agreement with Apple Seven Advisors.

[3]	We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty.

[4]	Wholly-owned by Glade M. Knight, our Chairman, Chief Executive Officer and President.

Risk Factors

We urge you to consider carefully the matters discussed under “Risk Factors” beginning on Page 14 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

•	There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

•	We will pay a fee to Apple Suites Realty of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Seven Advisors. In addition, Apple Seven Advisors will be reimbursed for specified costs and expenses incurred on our behalf. These compensation arrangements have been established without the benefit of arms-length negotiation. Glade M. Knight, our chairman, chief executive officer and president, is the sole shareholder of Apple Suites Realty and Apple Seven Advisors.

•	There are conflicts of interest between us and our chairman, chief executive officer and president, Glade M. Knight, because he is the chief executive officer and sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the chief executive officer and sole shareholder of Apple Seven Advisors and Apple Suites Realty. In addition, Mr. Knight is a principal in other real estate investment programs, and he may in the future organize additional programs, which may compete with us. Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Five, Inc. and Apple REIT Six, Inc., and the chairman and chief executive officer of Apple Hospitality Two, Inc., all of which own hotels. The investment objectives and policies of Apple REIT Six are the same as our investment objectives and policies. We refer to Apple REIT Six, Inc. as Apple REIT Six, Apple Hospitality Five, Inc. as Apple Hospitality Five and Apple Hospitality Two, Inc. as Apple Hospitality Two in this prospectus. In addition, our other executive officers serve as officers of, and devote time to, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six, and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

•

We have issued to our chairman, chief executive officer and president, Glade M. Knight, 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible as a result of this offering ranges from approximately .92 to 24.17 per Series B convertible preferred share or from 4.45% to 5.98% of the total number of common shares then outstanding following the conversion. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the

Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

•	We own no properties at this time. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.

•	We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders will be adversely affected. Although we will seek to make distributions from our operating revenues, we might make distributions, although there is no obligation to do so, in some circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. Our distributions may include a return of capital.

•	We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

•	Apple Seven Advisors will receive an asset management fee based on the ratio of our modified funds from operations to the amount raised in this offering. In order to increase this fee, Apple Seven Advisors could have an incentive to recommend riskier or more speculative investments.

•	Due to federal income tax restrictions, we cannot operate our hotels directly. Our hotels will be managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements may contain limitations on the operation and maintenance of our properties. Our apartment communities and other real estate may be managed by third-party managers.

•	We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

•	Neither Apple Seven Advisors nor Apple Suites Realty currently has employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Mr. Knight.

•	There may be conflicts of interest because of interlocking boards of directors with our affiliated companies.

The Offering

We are offering Units at $10.50 per Unit until the minimum of 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per unit until a maximum of 91,125,541 Units have been sold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc.

If we have not sold at least 4,761,905 Units within one year after the date of this prospectus, we will terminate this offering of Units and all moneys received will be promptly refunded to investors with interest. We will not charge fees on funds returned if the minimum offering is not reached. Any purchases of Units by our officers or directors, Apple Seven Advisor, Apple Suites Realty, any of the Apple Seven companies, any officers or directors of these entities, or any of our other affiliates, for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view towards redistribution. However, our officers and directors, Apple Seven Advisors, Apple Suites Realty, any of the Apple Seven

companies, any officers and directors of these entities, and any of our other affiliates, do not expect to purchase Units in order to reach the minimum offering of Units. We will not count any Units purchased by David Lerner Associates, Inc. toward the minimum offering amount.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 91,125,541 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators to extend the offering.

This is a best-efforts offering. Purchasers will be sold Units at one or more closings. An initial closing will occur after the minimum offering of 4,761,905 Units is achieved. Thereafter, additional closings are expected to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event we pay special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Series A preferred shares will terminate and no longer have a priority distribution right upon conversion of the Series B convertible preferred shares.

Use of Proceeds

The proceeds of the offering will be used:

•	to pay organizational expenses;

•	to repay any outstanding balance on our line of credit;

•	to pay expenses and fees of selling the Units;

•	to invest in properties;

•	to pay expenses and fees associated with acquiring properties; and

•	to establish a working capital reserve.

If the minimum offering of $50 million is sold, we expect to acquire one to five properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire two to ten properties with proceeds from the minimum offering. If the maximum offering of $1 billion is sold, we expect to acquire approximately seventy to eighty properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire approximately one hundred fifty properties with the proceeds of the maximum offering.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is June 30, 2006. We may prepay the line of credit without premium or penalty. We would expect to repay this debt with proceeds from the sale of Units. As of December 31, 2005, the unpaid balance on the line of credit was $400,000.

Conflicts of Interest

We may be subject to conflicts of interest arising from our relationship with Apple Seven Advisors, Apple Suites Realty, and Glade M. Knight, our chairman, chief executive officer and president, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ purchase and sale prices. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions. After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. There may be conflicts with respect to the asset management fee we pay to Apple Seven Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

Our chairman, chief executive officer and president, Glade M. Knight is also the chairman, chief executive officer and president of Apple REIT Six and Apple Hospitality Five and the chairman and chief executive officer of Apple Hospitality Two, all of which own extended-stay, select-service and other hotels. In addition, Mr. Knight is a trustee of Colonial Properties Trust, which owns apartment communities, office buildings and certain mixed-use real property. There may be times when he may owe certain duties to those entities which conflict with his duties to us. Mr. Knight may in the future organize additional programs which may compete with us and may, as a director and officer of those programs, owe duties to those programs.

We issued 240,000 Series B convertible preferred shares to Mr. Knight in exchange for $0.10 per share. Mr. Knight is the sole owner of all Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to our articles of incorporation that would adversely affect our Series B convertible preferred shares. Under limited circumstances, the Series B convertible preferred shares may be converted into common shares, thereby resulting in dilution of the shareholders’ interest in us. The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4 and 6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding Units at any given time. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. If the minimum offering is achieved, in the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $2.4 million. The Series B convertible preferred shares are convertible into common shares if:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business,

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is sold or transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman, chief executive officer and president. We expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Glade M. Knight will serve as a director on our board and concurrently serves as a trustee for Colonial Properties Trust, and as a director for Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two. Mr. Knight is chairman, chief executive officer and president of Apple REIT Six and Apple Hospitality Five and the chairman and chief executive officer of Apple Hospitality Two. There may be instances where our hotels will be in the same markets as Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two. Even though the hotels are managed by third-party management companies and neither our board nor the boards of Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two are engaged in the management of the hotels, having one or more directors of the board of directors who are also directors of the board of directors of Apple REIT Six, Apple Hospitality Five or Apple Hospitality Two or having hotels in some of the same markets as Apple REIT Six, Apple Hospitality Five or Apple Hospitality Two may, at times, present a conflict of interest.

In addition, our other executive officers serve as officers of, and devote time to, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six, and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Liquidity

Before this offering there has been no public market for the Units and initially we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing. In the event we merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle, there can be no assurance that such event will result in liquidity for the common shares.

There are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring hotels, apartment communities and other real estate for long-term ownership. We generally intend to acquire fee ownership of our properties. We will seek opportunities, through the direct ownership of our properties, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT, we are required to make dividend distributions to our shareholders. We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 4,761,905 Units. We will depreciate our fixed assets on a straight-line basis over their expected useful lives. These factors will cause a portion of the distribution to be treated as a return of capital for tax purposes.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income including, cancellation of indebtedness and original issue discount income.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on the terms and for the consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidation distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Borrowing Policy

We generally intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. We expect borrowings to come from third-party, non-affiliated lenders.

After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. Management believes that the acquisition of a portfolio of properties early in our existence could provide us with greater ability to acquire properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset.

Compensation

Mr. Knight is our sole promoter. We do not pay a salary to Mr. Knight or our other officers. However, Mr. Knight is currently the sole shareholder of Apple Seven Advisors and Apple Suites Realty, which are entitled to receive fees for services rendered by them to us. Mr. Knight will receive income due to his ownership of those entities. Our officers and directors and employees of entities such as Apple Seven Advisors and Apple Suites Realty may receive grants of options and/or restricted stock under our Incentive Plan or the Director’s Plan.

The compensation and reimbursements payable to Apple Seven Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

Apple Seven Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering plus reimbursement of certain expenses. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering. This ratio is referred to as the “return ratio.” Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

The percentage used to determine the asset management fee will be:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less;

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; or

•	0.25% if the return ratio for the preceding calendar quarter is more than 8%.

Assuming the minimum offering amount of $50,000,000 in Units is sold, the annual asset management fee would be:

•	$50,000 if the return ratio is 6% or less;

•	$75,000 if the return ratio is more than 6% but no more than 8%; or

•	$125,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $1,000,000,000 in Units is sold, the annual asset management fee would be:

•	$1,000,000 if the return ratio is 6% or less;

•	$1,500,000 if the return ratio is more than 6% but no more than 8%; or

•	$2,500,000 if the return ratio is more than 8%.

Apple Suites Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price including any debt assumed or incurred in acquiring the property and up to 2% of the gross sale price associated with property acquisitions or dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Seven Advisors and Apple Suites Realty will not provide any other services to us.

Additional Share Option Plan

We expect that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. We refer to this option as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 3,000,000 Units offered through this prospectus will be purchased through shareholders’ reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Unit Redemption Program

We may use proceeds received from the sale of Units pursuant to our Additional Share Option and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. We will not begin our Unit redemption program until the expiration of one year from the initial closing of our offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of a shareholder, the purchase price will equal 100% of the price paid by the deceased shareholder for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

We reserve the right to determine the number of units redeemed under our Unit redemption program. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•	waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding at the beginning of the 12-month period; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan.

If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; and, finally, pro rata as to other redemption requests. The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which Units are redeemed.

If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the Unit redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

RISK FACTORS

An investment in Units involves a number of risks. We urge you to carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units

General Risk Factors

We have no operating history and we can give no assurance of success.

We do not have an operating history. We can give no assurance that we will operate successfully or achieve our objectives. We have no significant assets at this time. In addition, we have no employees and will be dependent upon Apple Seven Advisors and Apple Suites Realty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Apple Seven Advisors and Apple Suites Realty.”

There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, and the relief provisions discussed under “Material Federal Income Tax Considerations” do not apply, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax. See “Federal Income Tax Considerations – Failure to Qualify as a REIT.”

We will not obtain a tax ruling on our REIT status or any other tax matters.

Our legal counsel, McGuireWoods LLP, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. However, the opinion of McGuireWoods LLP is not binding on the IRS. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT (or concerning any other tax matter), and the legal opinion and statements in this prospectus are not binding on the IRS or any court. See “Federal Income Tax Considerations – General.”

There is no public market for our common shares, so investors may be unable to dispose of their investment.

Prospective shareholders should view the common shares, to be issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See “Description of Capital Stock – Restrictions on Transfer,” and “Description of Capital Stock – Facilities for Transferring Common Shares.”

There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate. See “Description of Capital Stock – Series A Preferred Shares.”

The Board of Directors may decide in its sole discretion to dissolve us.

We expect that within approximately seven years from the closing of the minimum offering of 4,761,905 Units we will:

•	cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven-year period mentioned above.

If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

See “Investment Objectives and Policies – Sale Policies” and “Description of Capital Stock – Series B Convertible Preferred Shares.”

The compensation to Apple Seven Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.

We will pay to Apple Suites Realty a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Seven Advisors. The payment of compensation to Apple Seven Advisors and Apple Suites Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders’ investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to distributions and without regard to whether we have sufficient cash for distributions. See “Compensation.”

There were no arms-length negotiations for our agreements with Apple Seven Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.

Apple Seven Advisors and Apple Suites Realty will receive substantial compensation from us in exchange for management/investment and brokerage services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Seven Advisors will supervise and arrange for the day-to-day management of our operations and will assist us in maintaining a continuing and suitable property investment program. Apple Suites Realty will act as a real estate broker in connection with our purchase and sales of properties. See “Compensation” and “Conflicts of Interests – Conflicts with Respect to Fees Paid by us to Apple Seven Advisors and Apple Suites Realty.”

Neither Apple Seven Advisors nor Apple Suites Realty currently has employees.

Instead of retaining their own employees, each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight our chairman, chief executive officer and president. See “Apple Seven Advisors and Apple Suites Realty – General.”

Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.

The investment return to our shareholders likely will be less than could be obtained by a shareholder’s direct acquisition and ownership of the same properties. We will pay to David Lerner Associates substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. These fees include selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $75,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $25,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates as we issue Units to purchasers.

We will pay to Apple Suites Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will pay to Apple Seven Advisors substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Since these commissions and fees will reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees.

See “Compensation.”

The compensation to Apple Seven Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty.

Apple Suites Realty and Apple Seven Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Seven Advisors will receive an asset management fee that may range from $50,000 to $2,500,000 per year. The asset management fee will be based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Suites Realty will receive a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2) the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Suites Realty is determined by the gross purchase price of each property purchased, Apple Suites Realty may encourage us to purchase highly-leveraged properties in order to maximize those commissions. In addition, Apple Seven Advisors will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined. The real estate commissions payable to Apple Suites Realty equal 2% of the gross purchase price of the properties acquired. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, we estimate that the amount of these real estate commissions would be $34.8 million. See “Compensation” and “Apple Seven Advisors and Apple Suites Realty – The Advisory Agreement” and “ – Apple Suites Realty.”

There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and president of Apple Seven Advisors and Apple Suites Realty. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight will not receive a salary from us but will receive benefit from fees paid to Apple Seven Advisors and Apple Suites Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman, chief executive officer and president of Apple REIT Six and Apple Hospitality Five, and the chairman and chief executive officer of Apple Hospitality Two, which are real estate investment trusts. Mr. Knight has economic interests in these other transactions or programs by virtue of his positions in those companies. Mr. Knight does not receive a salary from Apple REIT Six, Apple Hospitality Five or Apple Hospitality Two. Mr. Knight is also a minority shareholder in Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two. In addition, Mr. Knight is a trustee and shareholder of Colonial Properties Trust.

Our other executive officers could also have conflicts of interest because they serve as executive officers of other companies, including Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two, and they may serve as officers of other companies organized in the future. None of our executive officers is required to devote any minimum amount of time and attention to us as opposed to any of these other companies. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services to us, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Under our articles of incorporation and bylaws, we will indemnify our directors and officers, such as Mr. Knight, from any liability and related expenses incurred in dealing with us or our shareholders, except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law committed by our directors or officers.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, chairman, chief executive officer and president. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

See “Conflicts of Interest.”

There may be conflicts because of interlocking boards of directors with affiliated companies.

Glade M. Knight, Glenn W. Bunting, Jr. and Kent W. Colton will serve as directors on our board and concurrently serve as directors for Apple REIT Six, Apple Hospitality Five and/or Apple Hospitality Two. Mr. Knight is chairman, chief executive officer and president of Apple REIT Six and Apple Hospitality Five and chairman and chief executive officer of Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple REIT Six, Apple Hospitality Five or Apple Hospitality Two. See “Conflicts of Interest – Interlocking Boards of Directors.”

There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

We will pay Apple Suites Realty an acquisition commission in connection with each acquisition of a property and a disposition commission in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. In addition, because Apple Seven Advisors will receive a fee which is a percentage of the total consideration we receive from the sale of Units, it could have an incentive to see that sales of Units are closed as rapidly as possible.

In addition, under the terms of the advisory agreement, we have agreed to indemnify Apple Seven Advisors if:

•	our directors have determined in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

•	our directors have determined in good faith that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

•	the indemnified amount is recoverable only out of our assets and not from the shareholders.

See “Conflicts of Interest – Transactions With Affiliates and Related Parties.”

Our management will spend time on other activities with other entities that may compete with us.

Glade M. Knight, the sole executive officer and director of Apple Seven Advisors and Apple Suites Realty, also serves as an officer and/or director of entities that engage in the ownership of hotels, apartment communities and other properties. These entities are Colonial Properties Trust, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two. These entities share similar investment objectives and policies and may compete for properties against us. Because Mr. Knight is required to spend time on other activities, there may be instances when he may not be able to assist us with certain matters and, as a result, we may be negatively impacted.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other executive officers is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Apple REIT Six, in particular, has investment objectives and policies which are substantially the same as our investment objectives and policies. Moreover, it is currently expected that the types of assets we will acquire will be substantially similar to the types of assets previously acquired by Apple REIT Six. Thus, the conflicts of interest experienced by Mr. Knight and our other executive officers in allocating management time and efforts between us and Apple REIT Six may be particularly acute. However, the similarity between us and Apple REIT Six, and the conflicts of interest in allocating time and efforts between us and Apple REIT Six are in addition to conflicts of interest that Mr. Knight and such executive officers have or may in the future have with respect to other companies, including Apple Hospitality Five, Apple Hospitality Two, and future entities that may be organized.

Mr. Knight may form additional REITs, limited partnerships and other entities, and such companies may engage in activities similar to ours. Companies organized by Mr. Knight in the future could have fees and other benefits payable to him (or to companies owned by him) which are more favorable than the fees and benefits payable by us to him (or to companies owned by him). The effect of this could be that Mr. Knight would spend more time on the activities of these other companies than on our activities, and/or prefer one or more of these companies to us with respect to actions such as the sale of properties.

See “Conflicts of Interest – Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight.”

Apple Seven Advisors may terminate the advisory agreement, which would require us to find a new advisor.

Our management advisor, Apple Seven Advisors, may terminate the advisory agreement entered into with us upon 60-days written notice. We do not have any employees. Apple Seven Advisors will provide us with supervisory and day-to-day management services and will assist us in maintaining a continuing and suitable property investment program. If Apple Seven Advisors were to terminate the advisory agreement, we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement with a new advisor on terms as favorable to us. See “Apple Seven Advisors and Apple Suites Realty – The Advisory Agreement.”

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our chairman, chief executive officer and president, holds 240,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of either of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on a national exchange or quotation system or in any established market.

The number of common shares into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering. The conversion ratio as a result of this offering is approximately .92-to-one for gross proceeds of $50 million. The conversion ratio increases to approximately 24.17-to-one for gross proceeds of $1 billion. The conversion of Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The following chart shows the number of units into which the 240,000 Series B convertible preferred shares may convert based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Units into which 240,000 Series B convertible preferred shares convert	Percentage of Units owned
$ 50,000,000	4,761,905	221,571	4.45%
$ 500,000,000	45,670,996	2,907,417	5.98%
$1,000,000,000	91,125,541	5,801,050	5.98%

Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. The conversion rate for all additional public offerings will be calculated by the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds raised in a subsequent public offering through the date of conversion rounded down to the nearest 50 million.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether we terminate the advisory agreement or allow it to expire without renewal, whether we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. The Series B convertible preferred shares also enjoy a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible according to the formula described under “Principal and Management Shareholders.”

See “Compensation – Series B Convertible Preferred Shares.”

The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares. The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

Mr. Knight is our chairman of the board, chief executive officer and president. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer and president, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer and president can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expires without renewal, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. If the minimum offering is achieved, upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $2.4 million. Upon the conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and have no liquidation preference. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon conversion of the Series B convertible preferred shares, there will be dilution of the common shares.

See “Compensation – Series B Convertible Preferred Shares.”

The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

Glade M. Knight, who is our chairman, chief executive officer and president, holds all of the outstanding 240,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under “Principal and Management Shareholders.”

Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Mr. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred or influencing whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of Units outstanding following the conversion, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $24,000.

See “Compensation – Series B Convertible Preferred Shares” and “Principal and Management Shareholders.”

We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind pool” offering.

We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties. We will use the proceeds of this offering to acquire unspecified properties and the investors will be unable to review the terms of the purchase, financing and management of these properties before we enter into these arrangements. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment. See “Business” and “Investment Objectives and Policies.”

If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.

Our future success depends to a significant degree on the skills, experience and efforts of Glade M. Knight, our chairman, chief executive officer and president. We do not carry key-man life insurance on Mr. Knight or any other executive officer. The loss of the services of Mr. Knight or the inability to retain the talent required for our businesses would negatively impact our ability to acquire suitable properties and could cause our future operating results to suffer.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six) and they may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies. Although Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to the other companies Mr. Knight has organized, or may in the future, organize, there can be no assurance that such persons will have sufficient time. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

See “Conflicts of Interest.”

We are not diversified and will be dependent on our investment in only a few industries.

Our current strategy is to acquire interests primarily in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. As a result, we will be subject to the risks inherent in investing in only a few industries. A downturn in the hotel or apartment community industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. See “Investment Objectives and Policies.”

There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

We initially will be funded with contributions of not less than $50,000,000. Our profitability could be affected if we do not sell more than the minimum offering. In the event we sell only the minimum offering of 4,761,905 Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. While we cannot say with certainty how many properties we would purchase if we do not sell more than the minimum offering, we would hope to purchase a minimum of two properties. Except by the amount of proceeds raised in this offering, we are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property. See “Investment Objectives and Policies.”

Since this is a “best-efforts” offering of Units, there is neither any requirement, nor any assurance, that more than the minimum offering amount will be raised.

This is a “best-efforts,” as opposed to a “firm commitment” offering of Units. This means that the managing dealer (David Lerner Associates) is not obligated to purchase any Units, but has only agreed to use its “best efforts” to sell Units to investors. So long as the minimum of 4,761,905 Units (representing $50 million in gross proceeds) is sold no later than one year after the date of this prospectus, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus. There is no requirement that any Units above the minimum offering amount be sold, and there is no assurance that any Units above the minimum offering amount will be sold. Thus, aggregate gross proceeds from the offering made by this prospectus could be as low as $50 million. In such event, we estimate that less than $43 million would be available for investment in properties after the payment of offering and organizational fees and expenses and the establishment of a working capital reserve. This relatively small amount of net offering proceeds available for investment would limit flexibility in implementation of our business plans and result in minimal, if any, diversification in property ownership.

As a general matter, at any point during the offering of our Units after the minimum offering is sold, there can be no assurance that more Units will be sold than have already been sold. Accordingly, investors purchasing Units should not assume that the number of Units sold, or gross offering proceeds received, by us will be greater than the number of Units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount.

See “Plan of Distribution” and “Use of Proceeds.”

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. See “Plan of Distribution” and “Use of Proceeds.”

The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties. See “Use of Proceeds.”

Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. See “Investment Objectives and Policies – Borrowing Policies.”

Our loans may be secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. If a loan is secured by a mortgage on a single property, we could lose that property through foreclosure if we default on that loan. In addition, if we default under a loan, it is possible that we could become involved in litigation related to matters concerning the loan, and such litigation could result in significant costs to us which could affect distributions to shareholders or lower our working capital reserves or our overall value. See “Investment Objectives and Policies – Borrowing Policies.”

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

If we listed our Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. See “Plan of Distribution.”

We may be unable to make distributions to our shareholders.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. We are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. We also are subject to all operating risks common to apartment communities. While we intend to make monthly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

While we continue to seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements).

See “Distributions Policy.”

Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.

Until the minimum offering of 4,761,905 Units is achieved, investors will not receive their Units. If at least 4,761,905 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units. If the minimum offering is sold within one year, investors will receive their Units plus interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest. See “Plan of Distribution.”

Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.

Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders. See “Business – Business Strategies.”

We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholders’ approval that it is in the best interests of the shareholders to cease all investments in hotels and apartment communities, to make investments primarily in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt. See “Investment Objectives and Policies – Changes in Objectives and Policies.”

Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, to persons from whom we purchase property, as part or all of the purchase price of the property, or to Apple Seven Advisors or Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees, if any. The effect of the exercise of those options could be to dilute the value of the shareholders’ investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

See “Description of Capital Stock – Series B Convertible Preferred Shares” and “ – Preferred Shares.”

You will be limited in your ability to sell your Units pursuant to the Unit redemption program.

Even though after you have held your Units for at least one year our Unit redemption program may provide you with the opportunity to redeem your Units (for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed), you should be fully aware that our Unit redemption program will contain certain restrictions and limitations. Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding at the beginning of the 12-month period; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan. If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; and, finally, pro rata as to redemptions to other redemption requests.

The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the Unit redemption program at any time. If your redemption request is granted, you will receive the pro-rata redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed. We will notify all unit holders by letter of the nature of any change to the Unit redemption program. In making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our Unit redemption program. In addition, if you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

See “Description of Capital Stock – Unit Redemption Program.”

Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances.

Our articles of incorporation provide that our directors and officers will have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Seven Advisors will have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. The articles of incorporation and the advisory agreement, respectively, provide that we will indemnify any present or former director, officer, employee or agent, and Apple Seven Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Seven Advisors, was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or the best interests of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the person claiming indemnification; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the person claiming indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against a person claiming indemnification.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Seven Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, officer, employee, Apple Seven Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability that would be imposed upon the directors, officers, employees, Apple Seven Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

See “Summary of Organizational Documents – Responsibility of Board of Directors, Apple Seven Advisors, Officers and Employees.”

Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders’ ability to change our management.

Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities during the last half of each taxable year. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders’ best interest.

We also have a staggered board. This means that all of our directors are not elected on an annual basis but are elected for three year terms with only a portion of the directors being elected annually. Having a staggered board makes it difficult for shareholders to effectuate a change in control because more than one annual meeting of shareholders may be necessary to replace a majority of the members of the board.

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

There are also some provisions in Virginia law, as discussed below, that can have the effect of delaying, deferring or preventing a change in control of a Virginia corporation such as us. These provisions may make it more difficult for other persons, without the approval of our board, to make a tender offer for or otherwise acquire substantial amounts of our shares or to launch other takeover attempts that a shareholder might consider to be in the shareholder’s best interest. Although Virginia corporations can opt out of the application of these provisions of law, we have not done so. Thus, these provisions in the law will apply to us, although our bylaw limitation on share ownership will tend to be more restrictive than the statutory provisions.

Generally, our articles of organization and bylaws, including the provisions discussed above, can only be amended by the affirmative vote of the holders of a majority of the outstanding common shares.

See “Summary of Organizational Documents – Anti-Takeover Provisions.”

Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us.

The Virginia Stock Corporation Act contains provisions governing “Affiliated Transactions.” Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an “Interested Shareholder” is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder unless approved by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the “Disinterested Directors.” A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation’s Disinterested Directors.

These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. We have not adopted such an amendment.

The Virginia Stock Corporation Act also contains provisions regulating certain “control share acquisitions,” which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares (our articles of incorporation and bylaws do not have this sort of provision). The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations.

Both the “Affiliated Transactions” and “control share acquisitions” provisions of Virginia corporate law may delay, impede or prevent attempts to acquire control of us (including attempts to acquire control of us to change management personnel, policies or objectives) including attempts which are (or which are perceived to be) in the best interests of our shareholders. The provisions of Virginia corporate law will apply to us in addition to the provisions in our bylaws potentially affecting takeover attempts and attempts to change our management.

We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•	Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

•	Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

See “Business – Environmental Matters.”

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected. See “Business – Americans With Disabilities Act.”

We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. In addition, because much of our income will come from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. See “Business – Business Strategies.”

We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In that event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present when a third party is not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also lead to impasses, for example, as to whether to sell a property, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our day-to-day business. Consequently, actions by or disputes with partners or co-venturers may subject properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers which may exceed our investment in a particular partnership or joint venture. See “Investment Objectives and Policies – Investments in Real Estate or Interests in Real Estate.”

Hotel Risk Factors

We will be subject to the risks of hotel operations.

One of our primary areas of investment will be hotels. Our hotels will be subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;

•	increases in energy costs and other travel expenses that reduce business and leisure travel;

•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;

•	adverse effects of declines in general and local economic activity;

•	adverse effects of a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotels and real estate, as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties of a particular hotel brand which we may acquire. The board will review our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We do not have control over market and business conditions.

Changes in general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement and other factors beyond our control may reduce the value of properties that we may own in the future and cash available to make distributions to our shareholders may be reduced.

Adverse trends in the hotel industry may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the hotel industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our shareholders.

An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire.

As part of the effects of an economic downturn, the lodging industry could experience a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we acquire may experience declines in occupancy and average daily rates due to the decline in travel. Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our properties would also negatively affect our operations. Our property insurance will typically cover losses for property damage to our properties if there are terrorist attacks against our properties, However, we will not be insured for losses arising from terrorist attacks against other properties or against modes of public transportation (such as airlines, trains or buses), even though such terrorist attacks may curtail travel generally and negatively affect our hotel operations.

Aggressive cost containment and a significant slowdown in the construction of new hotels could occur. In addition, continued U.S. military operations in Iraq or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we acquire and the business of the managers with which we contract, may be affected, including hotel occupancy and revenues and, as a result, the revenues for the hotels we acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to shareholders.

We may not have control over properties under construction.

We intend to acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

The hotel industry is seasonal.

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to our shareholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

Apple Seven Hospitality Management, Inc., our wholly-owned taxable REIT subsidiary (or another subsidiary), will operate all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Seven Hospitality Management’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Seven Hospitality Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Seven Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.

See “Business – Business Strategies – Hotels.”

Apartment Community Risk Factors

We will be subject to the risks presented by owning apartments.

Risks associated with general national and local economic and market trends relating to apartment communities may adversely affect our ability to achieve anticipated yields and could prevent us from making expedient distributions to shareholders. These risks include:

•	delays in finding suitable properties to acquire;

•	acquisition opportunities may be abandoned, requiring us to write off significant related costs;

•	inability to increase rents to offset increased renovation or other costs;

•	occupancy and lease-up rates and rents at newly acquired communities may fluctuate depending on various factors and may not be sufficient to make the community profitable;

•	perceptions by prospective residents of the safety, convenience and attractiveness of the community;

•	availability of adequate management, maintenance and insurance;

•	increased operating costs, including real estate taxes and utilities;

•	increases in unemployment and a decline in household formation;

•	governmental limitations on our ability to increase rent to offset increased operating expenses due to inflation and other factors;

•	increases in competition in the residential housing market; and

•	risks generally associated with the ownership of apartments as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties in a particular area which we may acquire. The board will review our properties and investments in terms of geographic diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We do not have control over market and business conditions.

Changes in general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings to meet demand and other factors beyond our control may reduce the value of properties that we may own in the future.

Adverse trends in the apartment markets may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the apartment industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer living patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of our apartments in the markets may affect our income.

An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire.

As part of the effects of an economic downturn, the apartment industry could experience a significant decline in business caused by a reduction in overall renters. Consistent with the rest of the apartment industry, the apartments we acquire may experience declines in occupancy and rate due to this decline.

We may not have control over properties under construction.

We intend to acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

See “Business – Business Strategies – Apartment Communities.”

Additional Ventures Risk Factors

We have not currently identified the additional ventures that we may purchase. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office properties.

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

We may use a limited portion of the offering proceeds to purchase types of real estate that we have not yet identified. There are inherent risks affecting value in investing in real estate. These general factors include, among other things:

•	national, regional and local economic conditions;

•	the consequences of any armed conflict involving, or terrorist attack occuring within, the United States;

•	our ability to secure adequate insurance;

•	local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•	competition from other available space;

•	whether tenants consider a property attractive;

•	the financial condition of our tenants, including the extent of tenant defaults;

•	whether we are able to pass some or all of any increased operating costs we experience through to tenants;

•	increases in interest rates;

•	increases in real estate taxes and other expenses;

•	decreases in market rental rates;

•	the timing and costs associated with property improvements and rentals;

•	changes in taxation or zoning laws;

•	changes in government regulations;

•	availability of financing on acceptable terms or at all; and

•	potential liability under environmental or other laws or regulations.

See “Business – Business Strategies – Other Real Estate.”

Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.

The rents we receive and the occupancy levels at the properties we acquire may decline as a result of adverse changes in any of these factors. If the rental revenue from the properties we acquire declines, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of the major expenses we may incur, including payments like mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rent from the properties we acquire declines while costs remain the same, our income and funds available for distribution to our shareholders would decline.

USE OF PROCEEDS

We intend to invest the net proceeds of this offering in equity ownership interests in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit or commercial paper. The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Seven Advisors or Apple Suites Realty to us immediately upon our demand.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing the guarantee. We would expect to repay this debt with proceeds from the sale of Units. As of December 31, 2005, the unpaid balance on the line of credit was $400,000.

As indicated below, we expect that once the minimum offering of 4,761,905 Units is completed, 85.78% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 91,125,541 Units.

The following table reflects the intended application of the proceeds from the sale of the Units.

	Minimum Offering		Maximum Offering
	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds
Gross Proceeds (1)	$50,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses (2)	750,000	1.50%	5,000,000	0.50%
Selling Commissions (3)	3,750,000	7.50%	75,000,000	7.50%
Marketing Expense Allowance (3)	1,250,000	2.50%	25,000,000	2.50%
Net Proceeds after Offering Costs	44,250,000	88.50%	895,000,000	89.50%
Less Acquisition Fees (4)	858,000	1.72%	17,352,000	1.74%
Less Acquisition Expenses (5)	250,000	0.50%	5,000,000	0.50%
Proceeds Available for Investment and Working Capital	43,142,000	86.28%	872,648,000	87.26%
Less Working Capital Reserve (6)	250,000	0.50%	5,000,000	0.50%
Net Amount Available for Investment in Properties (7)	42,892,000	85.78%	867,648,000	86.76%

(1)	The Units are being offered on a “best-efforts” basis.

(2)	These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, such as filing and registration fees, legal, accounting and financial printing fees, and an expense reserve. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.

(3)	Payable to David Lerner Associates

(4)	These amounts include our estimate of real estate commissions payable to Apple Suites Realty in an amount equal to 2% of the gross purchase price of each property acquired. These amounts assume that we acquire our properties without debt. These amounts would be higher if we acquire properties with debt. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $34.8 million.

(5)	These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.

(6)	Until used for operating expenses, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(7)	We expect the investment properties to be hotels, residential apartment communities and other income-producing real estate located in metropolitan areas throughout the United States.

COMPENSATION

The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to, or which may be realized by, Apple Seven Advisors, Apple Suites Realty and Mr. Glade M. Knight. Currently, Mr. Knight is the sole shareholder of Apple Seven Advisors and Apple Suites Realty. As sole shareholder of Apple Seven Advisors and Apple Suites Realty, Mr. Knight will receive income from Apple Seven Advisors and Apple Suites Realty. We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Seven Advisors or Apple Suites Realty.

We will pay David Lerner Associates selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $50,000,000 is sold, the selling commissions would be $3,750,000 and the marketing expense allowance would be $1,250,000. If the maximum offering of $1,000,000,000 is sold, the selling commissions would be $75,000,000 and the marketing expense allowance would be $25,000,000.

Person Receiving Compensation	Type of Compensation	Amount of Compensation

Offering Phase

David Lerner Associates	Selling Commissions and Marketing Allowance	7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $50,000,000 is sold, the selling commissions would be $3,750,000 and the marketing expense allowance would be $1,250,000. If the maximum offering of $1,000,000,000 is sold, the selling commissions would be $75,000,000 and the marketing expense allowance would be $25,000,000.

Acquisition Phase

Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses	2% of the gross purchase price of the properties purchased by us – estimated at $858,000 if the minimum offering is sold (assuming no debt is incurred) and at $17.4 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $34.8 million. In addition, typical real estate acquisition expenses are estimated to be $250,000 if the minimum offering is sold and $5,000,000 if the maximum offering is sold.

Operational Phase

Apple Seven Advisors	Asset management fee for managing our day-to-day operations	Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering – a maximum of $125,000 per year if the minimum offering is sold; a maximum of $2,500,000 per year if the maximum offering is sold.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Apple Seven Advisors and Apple Suites Realty	Reimbursement for certain costs and expenses incurred on our behalf	Estimated to be $50,000 if the minimum offering is sold and $1,000,000 if the maximum offering is sold.

Disposition Phase

Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.

Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)	If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11. Amounts in excess of this are paid as described below under “Series B Convertible Preferred Shares.” If the Series B convertible preferred shares are converted into common shares, their value is estimated to range from $2.4 million (if minimum offering is sold) to $63 million (if maximum offering is sold) (these estimates assume a common share is worth $11).

Conflicts of Interest as a Result of Fees

Apple Seven Advisors and Apple Suites Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under “Conflicts of Interest,” the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

Specific Amounts of Compensation Payable to Apple Seven Advisors and Apple Suites Realty

Except as otherwise indicated in the table, the specific amounts of compensation or reimbursement payable to Apple Seven Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

Property Acquisition/Disposition Agreement

Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. We estimate typical real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses to be approximately $250,000 if the minimum offering is sold and $5,000,000 if the maximum offering is sold.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty also will be entitled to a fee from us in connection with the disposition of some or all of our properties equal to 2% of the gross sales price whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property plus 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Advisory Agreement

Under an advisory agreement with Apple Seven Advisors we are obligated to pay an asset management fee which is a percentage of the cumulative gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio, calculated on a per annum basis, for the preceding calendar quarter. The return ratio for a period is the ratio of our modified funds from operations for that period to the cumulative amount raised through all of our offerings through and including the period in question. Modified funds from operations means net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures, but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering of $50,000,000 is sold, the annual asset management fee would be between $50,000 and $125,000. Assuming the maximum offering of $1,000,000,000 is sold, the annual asset management fee would be between $1,000,000 and $2,500,000.

Apple Seven Advisors will be reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Seven Advisors. These costs and expenses include, but are not limited to, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Seven Advisors and payments made to third-parties that are made by Apple Seven Advisors on our behalf. These expenses will not include any amounts for overhead of Apple Seven Advisors. In addition, there will be no “mark-up” of these expenses by either of these entities. Operating expenses reimbursable to Apple Seven Advisors are subject to the overall limitation on operating expenses discussed under “Apple Seven Advisors and Affiliates – The Advisory Agreement,” but the amount of reimbursement is not otherwise limited.

Apple Seven Advisors and Apple Suites Realty may provide other services to us and be entitled under certain conditions to compensation or payment for those services. Those conditions, which are summarized under “Conflicts of Interest – Transactions with Affiliates and Related Parties,” include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

Series B Convertible Preferred Shares

Mr. Knight will receive no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Series B Convertible Preferred Shares”), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of common shares into which they are converted. The conversion rate of the Series B convertible preferred shares varies from .92 to 24.17 depending upon the number of Units sold in this offering, and Mr. Knight’s ownership position as a result of the conversion of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding common shares at any given time. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per common share would exceed $63 million upon conversion. If the minimum offering is achieved, in the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $2.4 million.

The holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•	substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per number of common shares into which the Series B convertible preferred shares would be convertible, before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

The Series B convertible preferred shares were issued to Mr. Knight upon our formation, at a time when we had no material assets. Accordingly, the Series B shares are in the nature of “founder’s shares” with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Series B shares has not and will not prior to conversion be treated as compensation to Mr. Knight. Rather, expense related to issuance of the Series B shares to Mr. Knight will be recognized only at such time as the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering conversion of the Series B shares to common shares is probable. The expense at that time will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amount paid for the Series B shares.

Share Incentive Awards

Our officers and directors may receive grants of options and/or restricted stock under the Incentive Plan or the Director’s Plan.

CONFLICTS OF INTEREST

General

We may be subject to various conflicts of interest arising from our relationship with Apple Seven Advisors, Apple Suites Realty and Glade M. Knight, our chairman, chief executive officer and president. Mr. Knight is currently the sole shareholder of Apple Seven Advisors and Apple Suites Realty. In addition, Mr. Knight, and our other executive officers, may have conflicts of interest in allocating time and attention among us, other programs previously organized by Mr. Knight (including Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six), and other programs which may be organized by Mr. Knight in the future. These prior programs have, and other programs organized by Mr. Knight in the future may have, investment objectives, policies and management and personnel needs similar or identical to ours.

Apple Seven Advisors and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Seven Advisors, Apple Suites Realty, or other programs organized by Mr. Knight. Subject to certain limitations in our articles of organization and the advisory agreement, Apple Seven Advisors, Apple Suites Realty, Mr. Knight, and our other officers are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Seven Advisors and Apple Suites Realty will assist us in acquisition, organization, servicing, management and disposition of investments.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Seven Advisors or Apple Suites Realty, we may do so in order to obtain an interest in properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Mr. Knight, Apple Seven Advisors and Apple Suites Realty. To the extent a conflict arises regarding legal representation, Mr. Knight, Apple Seven Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts Related to Fees, Compensation and Economic Benefits Paid or Incurred by us to Apple Seven Advisors, Apple Suites Realty and Mr. Knight

The receipt of various fees and other economic benefits from us by Apple Seven Advisors, Apple Suites Realty or Mr. Knight may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities (or, in the case of Mr. Knight, on behalf of himself individually).

Conflicts With Respect To Commissions. For example, Apple Suites Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ gross purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Suites Realty’s commission is based on gross purchase price, it has an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to a real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty may, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Conflicts With Respect To Asset Management Fees. Apple Seven Advisors’ asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

Conflicts With Respect To Series B Convertible Preferred Shares. As discussed in the following subsection of this section and elsewhere in this prospectus, we have issued to Mr. Knight all of the 240,000 outstanding Series B convertible preferred shares. Under certain circumstances, these Series B convertible preferred shares are convertible into common shares, and the Series A preferred shares terminate on conversion of the Series B convertible preferred shares (even if the value of any consideration received in the transaction resulting in conversion is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares). Events permitting conversion of the Series B convertible preferred shares include our sale or transfer of substantially all of our assets, stock or business, including a transfer through merger or similar business combination, and this includes a merger or similar business combination with another program organized (either previously or in the future) by Mr. Knight (although no such transaction is now contemplated), subject to required shareholder approval of the transaction. Thus, a merger or other business combination with another program organized by Mr. Knight could permit him to convert his Series B convertible preferred shares into common shares and cause the termination of the Series A preferred shares (and termination of the priority distribution in liquidation associated with the Series A preferred shares), subject to required shareholder approval of the transaction.

Series B Convertible Preferred Shares

We issued to Mr. Knight all of the 240,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders’ interest in us. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Although Mr. Knight can influence both the timing and conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders these actions require board approval. There are no dividends payable on the Series B convertible preferred shares. The effect of the conversion of the Series B convertible preferred shares as a result of this offering is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment of $24,000. For a description of the Series B convertible shares see “Principal and Management Shareholders” and “Description of Capital Stock.”

Policies to Address Conflicts

The board of directors, our officers, Apple Seven Advisors and Apple Suites Realty will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Seven Advisors or Apple Suites Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

Subject to certain limitations in our articles of incorporation and the advisory agreement, prospective shareholders are entitled to rely on the general fiduciary duties of the directors, our officers, Apple Seven Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Mr. Knight, Apple Seven Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Seven Advisors and Apple

Suites Realty, on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described in this prospectus will have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

Under the bylaws, transactions between us and Apple Seven Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty, but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

Apple Seven Advisors and Apple Suites Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Seven Advisors and Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Seven Advisors or Apple Suites Realty for expenses they incur on our behalf.

Interlocking Boards of Directors

Glade M. Knight, Glenn W. Bunting, Jr. and Kent W. Colton will serve as directors on our board and concurrently serve as directors for Apple REIT Six, Apple Hospitality Five and/or Apple Hospitality Two. Mr. Knight is chairman, chief executive officer and president of Apple REIT Six and Apple Hospitality Five and chairman and chief executive officer of Apple Hospitality Two. There may be instances where our properties are in the same markets as properties owned by Apple REIT Six, Apple Hospitality Five or Apple Hospitality Two. However, because the hotels are managed by third-party management companies and none of our directors plays a direct role in the management of the hotels for any of the companies, we do not believe that any director’s service as a director in these companies or these companies being in the same markets will present a material conflict of interest. The board will endeavor to act in the best interests of each company.

We expect that no third-party management company will have personal or business relations to us, Apple REIT Six, Apple Hospitality Five or Apple Hospitality Two other than through the management of our properties.

Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight

Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

The competing activities of Apple Seven Advisors and Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Colonial Properties Trust. All of these entities have similar investment objectives as we do and, in addition, may compete against us for properties.

Glade M. Knight, our chairman, chief executive officer and president, may from time to time become aware of properties of different types available for sale that could be purchased by us, Apple REIT Six, Apple Hospitality Five or Apple Hospitality Two, or by Colonial Properties Trust. Mr. Knight would expect to recommend the possible acquisition of a particular property that might be available for purchase to one company or another company based upon their respective business plans, the markets in which the companies already own properties, the type of property involved and other relevant considerations, but there can be no assurance that these types of considerations will eliminate any potential conflict of interest presented by this situation.

We, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two, and other companies that may in the future be formed by Glade M. Knight, may in certain circumstances compete with one another in seeking to dispose of properties. This could occur when a potential purchaser of properties has an interest in properties or types of properties owned by more than one of these companies. Mr. Knight believes that the magnitude of this potential risk will be lessened by certain factors, including that the companies will differ in certain aspects in the types and locations of the assets they hold and will often, at any given time, be in different stages of their business or development plans. However, there is no assurance that a prospective purchaser would not make an attractive offer to more than one of these companies. The boards of directors of the companies to whom such a potential offer might be made would have to carefully evaluate all terms of the offer in light of the particular company’s overall business plan, including possible future alternative disposition or liquidation options.

Mr. Knight plans that our offering of Units will not begin until the offering of Apple REIT Six has been completed and he expects that during the term of our offering of Units, there will not be another offering for interests in any similar company organized by him. In addition, Mr. Knight expects that by the time we seek to acquire properties, Apple REIT Six (and any other prior companies organized by Mr. Knight) will have substantially completed their property acquisition phase, and Mr. Knight expects that while we are in our property acquisition phase, he will not organize a similar company that will be seeking to acquire properties at the same time. Thus, Mr. Knight does not expect there to be any direct conflict between our interests and the interests of any other similar company organized by him during the offering of Units or our seeking to acquire properties. However, Mr. Knight’s plans as described in this paragraph and elsewhere in this prospectus are not memorialized in any binding, written agreement with him.

As noted above, notwithstanding Mr. Knight’s proposal that our offering of Units and our property acquisition phase will not coincide with the offering of interests in or the property acquisition activities of any other similar company organized by him, it is not possible to provide the same protection against potential conflicts of interest with respect to the sale or other disposition of properties by us and other companies organized by Mr. Knight. Mr. Knight believes that our ultimate property portfolio will be distinguishable to a degree from the property portfolios of Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and other companies that may in the future be organized by Mr. Knight. In addition to the differences in the actual assets these various companies own, they may own different mixes of types of assets (for example, the distribution of assets within the categories of hotels, apartment complexes, office buildings, and other broad property types) or may differ as to the mix of properties within subcategories of particular property types (such as extended-stay hotels as compared with full-service hotels) and/or the identity of the business franchise involved, and there may be differences in the mix of locations of the assets of the various companies. In addition, since we and each of the other companies will be, or were, organized at a different time, we and the other companies will, at any point, be in different stages of our business and development plans. Mr. Knight believes that, as a general rule, companies organized earlier will tend to seek to dispose of their properties earlier than companies organized later. However, there can be no assurance that this principle would always apply, and there can be no assurance that a potential purchaser of properties might not express an interest in properties owned by more than one of the companies organized by Mr. Knight. As noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the companies’ overall business and development plans, but potential conflicts with respect to the possible disposition of properties by us and other companies that may be organized by Mr. Knight may not be subject to complete elimination.

Although our operational phase will overlap with the operational phases of other programs organized by Mr. Knight (including, in particular, Apple REIT Six), and it is possible that our disposition and liquidation phase could coincide or partially overlap with the disposition and liquidation phase of Apple REIT Six or other programs organized by Mr. Knight, certain factors will tend to ameliorate the effect of the resulting potential conflicts of interest associated with these factors. First, both we and the advisor will endeavor to make certain that we and the advisor have sufficient personnel to devote time and attention to our needs, apart from the needs of any other related programs. Second, we expect that a large proportion (and perhaps most, or substantially all) of our properties will be managed by third-party management companies which are unaffiliated with Mr. Knight or the advisor. To the extent we engage third-party management companies, these companies will provide their own personnel who do not have the potential conflicts of interest in operational matters that may be experienced by Mr. Knight and our other executive officers.

With respect to our disposition and liquidation phase, and the disposition and liquidation phases of other related programs, insofar as such matters are within our control, we would expect to take steps and implement procedures to minimize potential conflicts between us and other programs. Thus, for example, we would expect to engage third-party investment advisors to recommend when and how we or another program should seek to dispose of its properties or engage in some other liquidation or “exit” strategy. We would endeavor to avoid having a situation where we and another program are simultaneously engaged in an attempted disposition or liquidation strategy at the same time if this would present a potential conflict of interest. This might mean, for example, that we would defer disposition of our properties or other “exit” strategy until after another previously-organized program had implemented its disposition or exit strategy. However, depending upon the facts, the amelioration of potential conflicts of interest could take other forms. For example, if our board and management deemed it advisable, it is possible that we and another program could simultaneously be offered for sale in a proposed single transaction. This could occur, for example, if our ultimate size if relatively small and simultaneous sale of us and another program to a single purchaser could maximize benefits to the shareholders of both programs.

Our board and management are sensitive to the various potential conflicts of interest associated with the simultaneous operation of multiple programs with similar investment objectives, policies and strategies. In analyzing potential conflict of interests, our board and management considers factors of the type discussed in this section of the prospectus, their legal obligations to our shareholders, and the advice of independent experts, including investment advisors and legal counsel. However, shareholders must assume that not every potential conflict of interest can be eliminated. For example, we do not necessarily control our disposition or “exit” phase. A third-party purchaser could make unsolicited offers for us and another program at the same time. In such event, as noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the respective companies’ overall business and development plans, including the stage of development of the company, its current plans for ongoing continued operations, the likelihood of alternative exit strategies in the future, the advice of third-party advisors and other factors. Management believes that the policies and procedures described in this section to ameliorate potential conflicts of interest are sufficient to adequately safeguard the interests of our shareholders, but our shareholders must be aware that there exist these other programs, and there may be organized in the future additional programs, that are substantially similar to us and that are under related management.

In connection with evaluating potential conflicts of interest involving us and our officers and directors, prospective investors should also note that use of the same management personnel for us and other programs may result in certain cost-efficiencies and advantages in management experience and expertise that might not be present if we and each other program organized or owned by Mr. Knight had its own distinct set of officers and other management personnel. This is because our officers and management personnel have experience working for several different companies involved in similar businesses, and the cost of employing these persons is spread among multiple companies.

Mr. Knight, or companies owned by him, are entitled to certain fees and other economic benefits in connection with the ultimate sale or other disposition of properties. Mr. Knight may be entitled to fees and benefits from future companies that he may organize when those future companies dispose of their properties. The fee and benefit structure offered by our company to Mr. Knight is the same in format to the fee and benefit structure in place with respect to Mr. Knight (and companies owned by him) from Apple Hospitality Five and Apple REIT Six. In connection with its merger with Apple Suites, effective January 31, 2003, Apple Hospitality Two terminated its advisory contract with its advisor (a company previously owned by Mr. Knight) by purchasing all of the stock in that advisor and also terminated its property acquisition/disposition agreement with another company owned by Mr. Knight. Thus, there are certain fees payable by us (and by Apple Hospitality Five and Apple REIT Six) that are no longer payable by Apple Hospitality Two.

Although our fee structure is the same as the fee structure with respect to Apple Hospitality Five and Apple REIT Six, it is possible that based upon our ultimate size relative to these other companies or the perceived profitability upon the sale of our properties as compared with the sale of the properties of the other companies, Mr. Knight could have a personal interest in seeking to dispose of the properties of another company organized by him in preference to the disposition of our properties. It is also possible that Mr. Knight may organize other companies in the future and that he may have a personal interest in having one of those companies dispose of its properties in preference to our disposition of our properties either based on the same sort of consideration, or because the fee structure with respect to a company formed after us is more favorable to Mr. Knight than the fee structure afforded to him and companies owned by him by our company. We have no agreement with Mr. Knight limiting his ability to form other companies in the future that may be similar to ours or that limit the type and amount of compensation payable to him (or companies owned by him) by any future companies that he may organize.

Competition for Management Services

Mr. Knight is, and in the future will be, an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Colonial Properties Trust. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two or Colonial Properties Trust specify a minimum standard of time and attention that Mr. Knight is required to provide to each of those entities.

In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to other companies Mr. Knight has organized, or may in the future organize. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

Mr. Knight’s Liability for Line of Credit

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman, chief executive officer and president. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States for long-term ownership. We generally intend to acquire fee ownership of our properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns. We expect to pursue our objectives primarily through the direct ownership of hotels, residential apartment communities and other income-producing real estate assets in metropolitan areas throughout the United States.

Although we are not currently doing so, we also may participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring hotels, residential apartment communities and other income-producing real estate, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control. It is our policy that we will not offer securities in exchange for property.

It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that may be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

It is our policy that we will not sell, transfer or lend any assets or property to any of our affiliates, including without limitation Apple Seven Advisors, Apple Suites Realty, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and Glade Knight, or purchase, borrow or otherwise acquire any assets or property from any of our affiliates, including Apple Seven Advisors, Apple Suites Realty, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six and Glade Knight, directly or indirectly, unless the transaction comes within one of the following exceptions:

•	the transaction consists of the acquisition of property or assets at our formation or shortly thereafter, and is fully disclosed in this prospectus; or

•	the transaction is a borrowing of money by us on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

•	the transaction consists of the acquisition by us of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

•	the transaction consists of the acquisition of other mortgages if an appraisal is obtained concerning the underlying property and on terms not less favorable to us than similar transactions involving unaffiliated parties; or

•	the transaction consists of the acquisition by us of other property at prices not exceeding the fair value thereof as determined by an independent appraisal.

All of the above transactions and all other transactions (other than the entering into, and the initial term under, the advisory agreement and the property acquisition/disposition agreement, each of which agreement is specifically disclosed in this prospectus), whether the transaction involves the transfer of property, the lending of money or the rendition of any services, in which any persons have any direct or indirect interest will be permitted only if:

•	the transaction has been approved by the affirmative vote of the majority of the independent directors; and

•	if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any person is on terms not less favorable to us than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•	each transaction is in all respects on the terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and, in the case of a purchase or acquisition of property, at a price to us no greater than the cost of the asset to other persons (based upon a determination of a majority of the directors, including a majority of the independent directors) or, if the price to us is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the directors, including a majority of the independent directors).

However, notwithstanding any of the preceding conditions (which are set forth in our bylaws), we may both make and accept assignments of purchase agreements or other contracts to or from any of our affiliates, without the need to comply with any of the provisions set forth above, so long as there is no consideration for the assignment other than the reimbursement to the assigning party of the assigning party’s direct costs related to the agreement or contract. The intention of this provision is to allow us to either make or accept the assignments of contracts where we or an affiliate of ours initially enters into such contract and it is later determined that the contract should be assigned to (or by) us without any payment of compensation or profit for the assignment, other than reimbursement of actual direct costs.

We will not invest in joint ventures with either Apple Seven Advisors or any affiliate of Apple Seven Advisors, unless:

•	the transaction has been approved by the affirmative vote of a majority of the independent directors;

•	the transaction is on terms not less favorable to us than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•	each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the directors, including a majority of the independent directors).

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

We intend to purchase our properties using cash or interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the “leveraging” of shareholders’ equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders’ after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

Subject to the approval of the board of directors, we may borrow from Apple Seven Advisors or Apple Suites Realty. Those entities are under no obligation to make any loans, however. After the initial closing of $50,000,000, any loans made by Apple Seven Advisors or Apple Suites Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

After the initial closing of $50,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of “Net Assets,” defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our “Adjusted Net Asset Value,” defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire other properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

We are under no obligation to sell our properties, and we currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Seven Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Seven Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately seven years from the initial closing, we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

Underwriting Policy

We do not intend to underwrite securities of other issuers, including securities of Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Colonial Properties Trust or any of our affiliates.

Our bylaws place certain restrictions on the type of activities we conduct. Specifically, our bylaws state that we will not:

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

•	invest in or make mortgage loans on property unless we obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

•	invest in contracts for the sale of real estate unless they are recordable in the chain of title;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time we make or invest in our mortgage loan), including our loans, would exceed 85% of the appraised value of the property;

•	make or invest in junior mortgage loans, provided that this and the preceding limitation will not apply to us taking back secured debt in connection with the sale of any property;

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless our cash flow (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

•	invest more than 20% of our total assets in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for such excess;

•	allow our aggregate borrowings to exceed 50% of our adjusted net asset value (before subtracting any liabilities), unless any excess borrowing over the 50% level is approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for the excess;

•	invest in single-family residential homes, condominiums, secondary homes, nursing homes, gaming facilities or mobile home parks;

•	engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

•	acquire securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or Virginia law.

Changes in Objectives and Policies

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

•	correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles;

•	make changes that are not materially adverse to the rights of shareholders; or

•	allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us make our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire primarily commercial properties such as parking garages instead of hotels or apartment communities.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

DISTRIBUTIONS POLICY

Distributions will be at the discretion of our board of directors and will depend upon factors including:

•	the gross revenues we receive from our properties;

•	our operating expenses;

•	our interest expenses incurred in borrowing;

•	capital expenditures; and

•	our need for cash reserves.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

While we intend to make monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles in the U.S. due to non-cash expenses, primarily depreciation and amortization. We may from time to time distribute funds that include a return of capital and we may from time to time need to borrow to make distributions.

BUSINESS

General

We are based in Richmond, Virginia. We plan to elect to be treated as a real estate investment trust for federal income tax purposes for the year ending December 31, 2006 and for all succeeding years. We plan to acquire and own hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties.

Business Strategies

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential.

We have created three wholly-owned subsidiaries to hold our property acquisitions: Apple Seven Hospitality, Inc., Apple Seven Residential, Inc., and Apple Seven Ventures, Inc. The types of properties we will acquire and the entity holding the properties are described below.

Hotels. The hotels we acquire may be full-service or select-service (including extended-stay). Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge, porter and room service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. Currently, we do not own any hotels. Apple Seven Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

We will seek associations with distinctive brands in the hotel markets. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our hotels directly, we will lease each of our hotels to our wholly-owned, taxable REIT subsidiary, Apple Seven Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotels will be leased to Apple Seven Hospitality Management or one of its wholly-owned subsidiaries. Apple Seven Hospitality Management has no significant assets.

We can own up to 100% of the stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Seven Hospitality Management (or other subsidiaries), rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Seven Hospitality Management (or other subsidiaries) will still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Seven Hospitality Management (or other subsidiaries), after payment of any applicable corporate tax, will be available for distribution to us.

We expect that our leases for our hotels with Apple Seven Hospitality Management will be long-term leases. We anticipate that each lease will provide for an initial term of ten years. We anticipate that we will have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Seven Hospitality Management. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We anticipate that Apple Seven Hospitality Management will pay:

•	fixed monthly base rent;

•	on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and

•	other amounts, including interest accrued on any late payments or charges.

Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases may require Apple Seven Hospitality Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We expect to be responsible for the following items: real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other hotel real estate investment trusts and real estate entities.

Apartment Communities. We intend to acquire apartment communities in metropolitan areas throughout the United States. We may acquire apartment communities of various sizes, and of various styles, including ‘garden-style,’ ‘townhouse-style,’ and, if appropriate, ‘high-rise.’ We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. Our apartment communities may be managed by third-party managers. Apple Seven Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Seven Residential has no significant assets.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities will be located. Over-building of apartment communities in the markets in which we operate would increase the number of apartment communities available and may decrease occupancy and rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national apartment community chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other apartment community real estate investment trusts and real estate entities.

Other Real Estate. Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other real estate. This real estate will be owned by

Apple Seven Ventures, or one of its wholly-owned subsidiaries. Apple Seven Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office developments.

These industry sectors are known to be highly competitive. This competition could reduce revenues at our properties, which would adversely affect our operations. Regardless of what real estate we purchase, we will undoubtedly face competition from many sources both in the immediate vicinity and the geographic market where our properties will be located. Over-building in any of these industry sectors in the markets in which we operate would increase the competition and may decrease rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other hotel real estate investment trusts and real estate entities.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject to litigation in the future, including routine litigation arising in the ordinary course of business.

Regulation

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Americans With Disabilities Act

Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent they are “public accommodations” and/or “commercial facilities” under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.“Readily achievable” is defined in the relevant federal regulations to refer to a barrier that can be removed ‘without much difficulty or expense’ in light of cost of removal, available financial resources, and impact on safety or other relevant operations of the facility. Where the removal of a barrier is not readily achievable, the barrier does not have to be removed but the ADA may in such circumstances require us to take other action or adopt some alternative procedure to make the premises available to individuals with disabilities. The removal of barriers or the taking of such other actions could involve additional expense for us.

Environmental Matters

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner’s ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

•	a historical review;

•	a public records review;

•	a preliminary site investigation of the site and surrounding properties;

•	examining for the presence of asbestos;

•	examining for equipment containing polychlorinated biphenyls;

•	examining for underground storage tanks; and

•	the preparation of a written report.

These assessments generally will not include soil sampling or subsurface investigations.

Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that:

•	future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties;

•	the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties; or

•	prior owners of any property we purchase will not have created unknown environmental problems.

We will endeavor to ensure our properties will be in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the hotels may cause quarterly fluctuations in revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

The apartment community industry historically has not been seasonal in nature and we do not expect to realize any effects from seasonality with respect to any apartment communities we acquire.

Available Information

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the “Commission”) relating to this offering of Units. This prospectus does not contain all of the information in the registration statement or the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission’s web site is: http://www.sec.gov.

We will furnish our shareholders with annual reports containing financial statements audited by our independent registered public accounting firm.

MANAGEMENT

We are managed by a board of directors elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board. The executive officers were initially elected at the organizational meeting of the board of directors and thereafter will be chosen annually by the board at its meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole initial director. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors prior to the time of initial closing of the minimum 4,761,905 Units, and the names, ages and positions of our other executive officers. Our officers are not employees of us.

Name	Age	Position
Glade M. Knight	61	Chairman, Chief Executive Officer and President
Glenn W. Bunting, Jr.	61	Director*
Kent W. Colton	62	Director*
David Buckley	38	Senior Vice President and General Counsel
Kristian Gathright	33	Senior Vice President of Operations
Justin Knight	32	Senior Vice President of Acquisitions
David McKenney	43	President of Capital Markets
Bryan Peery	41	Senior Vice President, Chief Financial Officer and Treasurer

*	To be elected prior to the initial closing.

Glade M. Knight. Mr. Knight is our chairman, chief executive officer and president. Mr. Knight is the chief executive officer and sole shareholder of Apple Seven Advisors and Apple Suites Realty.

Mr. Knight founded and serves as chairman, chief executive officer and president of Apple REIT Six and Apple Hospitality Five and founded and serves as the chairman and chief executive officer of Apple Hospitality Two. He is also a trustee of Colonial Properties Trust. All of these companies are real estate investment trusts. Apple REIT Six, which began in 2004, acquires and owns hotels and may acquire residential apartment communities and other property in select metropolitan areas throughout the United States. Apple Hospitality Five, which began operations in 2003, owns upper-end, extended-stay and other hotels in select metropolitan areas throughout the Unites States. Apple Hospitality Two, which began operation in 2001, owns upper-end, extended-stay hotels in select metropolitan areas throughout the United States. Colonial Properties Trust, a publicly traded company, acquires, owns and operates apartment communities, office buildings and certain mixed-use real property located in Alabama, Arizona, Florida, Georgia, Mississippi, Nevada, New Mexico, North Carolina, South Carolina, Tennessee, Texas, and Virginia. The common shares of Colonial Properties Trust trade on the New York Stock Exchange under the symbol “CLP.” Before its merger with Colonial Properties Trust, Mr. Knight was chairman and chief executive officer of Cornerstone Realty Income Trust, Inc., which was a real estate investment trust that owned residential apartment communities.

Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on the National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university’s Entrepreneurial Department of the Graduate School of Business Management.

The following persons will be elected as directors prior to the time of the initial investor closing:

Glenn W. Bunting, Jr. Mr. Bunting has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. Since 1985, this company has built approximately 3 million square feet of leasable space. Mr. Bunting has also been President of G. B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. From 1993 through March 2005, Mr. Bunting served as an independent director of Cornerstone Realty Income Trust, Inc., a real estate investment trust (of which Glade M. Knight was chairman and chief executive officer) that owned apartment communities. Mr. Bunting is also a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc.

Kent W. Colton. Mr. Colton has been Senior Scholar of the Joint Center for Housing Studies at Harvard University since 1999. Since 1999 he has been president of KColton LLC, a consulting and housing research company in McLean, Virginia, and since December 2004, he has been a principal of CTC Housing Group, LLC of Raleigh, North Carolina, which is engaged in housing and real estate development. From April 1984 through May 1999, he was executive vice president and chief executive officer of the National Association of Home Builders. From 2001 through March 2005, Mr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was chairman and chief executive officer) that owned apartment communities. Mr. Colton is also a director of Apple Hospitality Five, Inc.

Any purchases of Units by any of our officers or directors for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view towards redistribution. However, our officers and directors are not expected to purchase Units in order to reach the minimum offering of 4,761,905 Units.

Classification of the Board

The board will be divided into three classes. The terms of the first, second and third classes will expire in 2007, 2008, and 2009, respectively. Directors of each class will be elected for three year terms upon the expiration of the current term of each class. The staggered terms for directors may affect our shareholders’ ability to effect a change in control even if a change in control was in our shareholders’ best interest. Mr. Bunting’s initial term as a director will expire in 2007, Mr. Colton’s initial term as a director will expire in 2008 and Mr. Knight’s initial term as a director will expire in 2009.

Committees of the Board

The board will have an Audit Committee and a Compensation Committee. The board will have the ability to form additional committees in the future if it deems it advisable, subject to the provisions of our bylaws and applicable Virginia corporate law.

The Audit Committee’s function will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Mr. Bunting and Mr. Colton.

The Compensation Committee will administer our stock incentive plans. The Compensation Committee will consist of Mr. Bunting and Mr. Colton. In the event the members of the Compensation Committee do not agree on a decision delegated to the Compensation Committee, the entire board will consider and decide the matter.

Director Compensation

We will pay to each director (other than Glade M. Knight) an annual fee of $8,000 plus $1,000 for each meeting of the full board of directors attended by each director (whether attended in person or by telephone) and $500 for attendance at a committee meeting (whether attended in person or by telephone). In addition, the Chair of the Audit Committee will receive an additional fee of $1,000 per year. We will reimburse all directors

(including Mr. Knight) for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets.

Indemnification and Insurance

We intend to obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Executive Officers

In addition to Glade M. Knight, whose background is described above, the Company has the following executive officers:

David Buckley (age 38). Mr. Buckley is Senior Vice President and General Counsel for the Company. He also serves as Senior Vice President and General Counsel for Apple Hospitality Two, Inc., Apple Hospitality Five, Inc. and Apple REIT Six, Inc., each of which is a real estate investment trust. From 1999 to 2005, Mr. Buckley was an associate with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree, Cum Laude, from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts.

Kristian Gathright (age 33). Mrs. Gathright is Senior Vice President of Operations for the Company. In addition, Ms. Gathright serves as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc., Senior Vice President of Operations for Apple Hospitality Five, Inc. and Senior Vice President of Operations for Apple REIT Six, Inc., each of which is a real estate investment trust. Prior to managing these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a real estate investment trust or “REIT” which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust headquartered in Richmond, Virginia. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst and Young LLP. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

Justin Knight (age 32). Mr. Knight is Senior Vice President of Acquisitions for the Company. Mr. Knight also serves as President of Apple Hospitality Two, Inc. and Senior Vice President of Acquisitions for Apple Hospitality Five, Inc. and Apple REIT Six, Inc., each of which is a real estate investment trust. Mr. Knight joined the companies in 2000. From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company’s Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm – Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Mr. Knight also serves on the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. Mr. Knight holds a Master of Business Administration degree with emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah. Justin Knight is the son of Glade M. Knight.

David McKenney (age 43). Mr. McKenney is President of Capital Markets for the Company. He also serves as President of Capital Markets for Apple Hospitality Two, Inc., Apple Hospitality Five, Inc. and Apple REIT Six, Inc., each of which is a real estate investment trust. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also had five years of experience with Arthur Andersen & Company. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trust (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery (age 41). Mr. Peery is Senior Vice President, Chief Financial Officer and Treasurer for the Company. He also serves as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc., Apple Hospitality Five, Inc. and Apple REIT Six, Inc., each of which is a real estate investment trust. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery passed the Virginia CPA Exam in 1986.

Officer Compensation

Our officers are not paid salaries by us. Mr. Knight is currently the sole shareholder of Apple Seven Advisors and Apple Suites Realty which are entitled to fees for services rendered by them to us. Mr. Knight will not receive any compensation from Apple Seven Advisors and Apple Suites Realty but will receive income due to his ownership of those entities. See, “Compensation” for a description of the fees payable to Apple Seven Advisors and Apple Suites Realty and the economic benefits related to the Series B convertible preferred shares.

Stock Incentive Plans

We plan to adopt two stock incentive plans, which are described below. For purposes of the description below, the term “offerings” means the initial offering plus all additional offerings and sales of Units which may occur before termination of the plans. The term “Initial offering” means the offering of Units made pursuant to this prospectus.

The aggregate number of Units reserved for issuance under the two stock incentive plans is (1) 80,000 Units, plus (2) 6.425% of the number of Units sold in the Initial offering in excess of the minimum offering, plus (3) 6.8% of the number of Units sold in any offerings after the Initial offering. While our offering is on-going, any Units issued under either incentive plan will be issued at $11.00 per Unit.

The Incentive Plan

Under one plan (the “Incentive Plan”), incentive awards may be granted to our employees and officers (including directors who are officers or employees). Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Units reserved for issuance is equal to an aggregate of (1) 35,000 Units, plus (2) 4.625% of the number of Units sold in the Initial offering in excess of the minimum offering, plus (3) 5.0% of the number of the Units sold in the offerings after the Initial offering. If an option is canceled, terminates or lapses unexercised, any un-issued Units allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, in a way that enhances the identification of the employees’ interests with those of the shareholders.

The Incentive Plan will be administered by a Compensation Committee of the board of directors (the “Committee”). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors’ Plan (described below) and the Incentive Plan must be administered only by those members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

Subject to the provisions of the Incentive Plan, the Committee has authority to determine:

•	when to grant incentive awards;

•	which eligible employees will receive incentive awards; and

•	whether the award will be an option or restricted stock, and the number of Units to be allocated to each incentive award.

The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate.

Stock Options

An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder, the option may be exercised only while the option holder is in our employ, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

The exercise price of the options will be not less than 100% of the fair market value of the Units as of the date of grant of the option. Unless the common shares are traded on an exchange or the over-the-counter market, the fair market value will be determined by the Committee using any reasonable method in good faith.

The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Units which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of shares.

Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

Restricted Stock

Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant.

Amendment of the Incentive Plan and Incentive Awards

The board of directors may amend the Incentive Plan as it deems advisable, provided that, to the extent required by Rule 16b-3 of the Securities Act, our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of Units that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the plan.

Directors’ Plan

We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple Seven Advisors or Apple Suites Realty (the “Directors’ Plan”). Under the Directors’ Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of Units sold in the offering in excess of the minimum offering of 4,761,905 Units.

A director is eligible to receive an option under the Directors’ Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. All of the directors except Mr. Knight are expected initially to qualify to receive options under the Directors’ Plan.

The Directors’ Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors’ Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors’ Plan provides for the following automatic option awards:

•	As of the initial closing of the Units, each eligible director will receive an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

•	As of each June 1 during the years 2006 through 2011 (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

•	As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

The purpose of the Directors’ Plan is to enhance the identification of the participating directors’ interests with those of the shareholders.

The exercise price for each option granted under the Directors’ Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors’ Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors’ Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. Payment upon exercise of an option under the Directors’ Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors’ Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors’ Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code.

Stock Option Grants

As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors’ Plan.

APPLE SEVEN ADVISORS AND APPLE SUITES REALTY

General

On or before the initial closing of the minimum offering of $50,000,000, we will enter into an advisory agreement with Apple Seven Advisors, who will, among other things,

•	seek to obtain, investigate, evaluate and recommend property investment opportunities for us;

•	serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors; and

•	subject to the direction of the board, supervise our day-to-day operations.

Apple Seven Advisors, a Virginia corporation, was formed on May 25, 2005. All of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Seven Advisors and its sole executive officer. David Buckley, Kristian Gathright, Justin Knight and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Seven Advisors, but are not employees of this company.

Apple Suites Realty, a Virginia corporation, was formed on September 1, 1999. Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole executive officer. Justin Knight, Bryan Peery and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Suites Realty, but are not employees of this company.

Apple Seven Advisors and Apple Suites Realty will be staffed in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Seven Advisors nor Apple Suites Realty obtain, “key-man” life insurance on the life of any officer. In the event a key person ceases to serve us, the staff of Apple Seven Advisors or Apple Suites Realty will be adjusted to serve us. Neither Apple Seven Advisors nor Apple Suites Realty currently have employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, our chairman, chief executive officer and president.

The term “affiliate” as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Mr. Knight, Apple Seven Advisors and Apple Suites Realty are affiliates.

The Advisory Agreement

The advisory agreement will have a seven-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of our directors, with or without cause, upon 60 days’ written notice. In addition, Mr. Knight as the sole shareholder of Apple Seven Advisors can terminate the Advisory Agreement with or without cause upon 60 days’ written notice. There is no termination fee payable at the time of termination of the advisory agreement. Under the advisory agreement, Apple Seven Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Seven Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

Pursuant to the advisory agreement, Apple Seven Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the “return ratio.” The per annum asset management fee is initially equal to the following with respect to each calendar quarter:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less;

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

•	0.25% if the return ratio for the preceding calendar quarter is above 8%.

Assuming the minimum offering amount of $50,000,000 in Units is sold, the annual asset management fee would be:

•	$50,000 if the return ratio is 6% or less;

•	$75,000 if the return ratio is more than 6% but no more than 8%; or

•	$125,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $1,000,000,000 in Units is sold, the annual asset management fee would be:

•	$1,000,000 if the return ratio is 6% or less;

•	$1,500,000 if the return ratio is more than 6% but no more than 8%; or

•	$2,500,000 if the return ratio is more than 8%.

Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Seven Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust’s (“NAREIT”) October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

The bylaws require our directors to monitor Apple Seven Advisors’ performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Seven Advisors is reasonable, based on factors as they deem appropriate, including:

•	the amount of the asset management fee in relation to the size, composition and profitability of our investments;

•	the success of Apple Seven Advisors in selecting opportunities that meet our investment objectives;

•	the rates charged by other investment advisors performing comparable services;

•	the amount of additional revenues realized by it for other services performed for us;

•	the quality and extent of service and advice furnished by it;

•	the performance of our investments; and

•	the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total “Average Invested Assets” or 25% of our “Company Net Income” for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Seven Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Seven Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Seven Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions, from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the “contract price for the property” means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Seven Advisors immediately upon our demand.

In addition, we issued to Glade M. Knight 240,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $24,000. Upon the occurrence of certain events, including termination of the advisory agreement, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares.

The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

This discussion is only a summary of the material terms of the advisory agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty

We will enter into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a fee equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. The fee amount is estimated at $858,000 if the minimum offering is sold (assuming no debt is incurred) and at $17.4 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws and the maximum offering is sold, the amount of compensation could be $34.8 million. Under the agreement, Apple Suites Realty is also entitled to a fee in connection with the disposition of some or all of our properties equal to 2% of the gross sales prices, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, or the entities holding our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of our cost basis in the property plus 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Seven Advisors or Apple Suites Realty, an affiliate may render services to us in connection with our financings or refinancings and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

Prior Performance of Programs Sponsored by Glade M. Knight

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight’s experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2004, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Also, past performance of prior programs is not necessarily indicative of our future results. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

In general, the investment objectives of the six real estate investment trusts previously organized by Mr. Knight (Cornerstone, Apple Residential, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six), and the two publicly-offered partnerships organized by Mr. Knight (Southeastern Income Properties Limited Partnership and Southeastern Income Properties II Limited Partnership) were similar to our investment objectives of achieving long-term growth in cash distributions, together with possible capital appreciation, through the acquisition, ownership and ultimate disposition of real properties. However, the types and locations of properties we may acquire and own will differ in varying degrees from the property portfolios of these previously-organized entities with similar investment objectives.

In addition, as discussed below, in the period before 1990, Mr. Knight organized 38 privately-offered partnerships whose investment objectives were substantially dissimilar to our investment objectives. The investment objectives of these privately-offered partnerships featured the potential realization of tax losses that could be used to offset investors’ other sources of income, and these privately-offered partnerships often utilized high levels of debt. As discussed in greater detail below, seven of the privately-offered partnerships filed for reorganization under Chapter 11 of the United States Bankruptcy Code (and two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner). Six of the privately-offered partnerships acquiesced to negotiated foreclosures on their properties.

Except for these privately-offered partnerships which filed for reorganization or which acquiesced to negotiated foreclosures on their properties, no prior programs sponsored by Mr. Knight have experienced any major adverse business developments or conditions that would be material to investors in the current offering.

Prior REITS

Cornerstone and Apple Residential

Mr. Knight was responsible for the organization of Cornerstone, a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight was the chairman and chief executive officer of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. After that initial offering, Cornerstone completed additional firm-commitment offerings totaling approximately $132 million. The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire 107 apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas, with an aggregate purchase price of $869,402,266. In April, 2005, Cornerstone Realty Income Trust, Inc. was merged into a subsidiary of Colonial Properties Trust. Thus, as a result of that merger, Cornerstone Realty Income Trust, Inc. ceased to exist and its properties became properties of Colonial Properties Trust.

In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. (“Apple Residential”), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight was the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 new apartment communities in Texas, with an aggregate purchase price of $285,743,142. On July 23, 1999, Apple Residential was merged into a subsidiary of Cornerstone. Thus, as a result of that merger, Apple Residential ceased to exist and its properties became properties of Cornerstone.

Apple Suites

Mr. Knight was responsible for the organization of Apple Suites, a real estate investment trust formed to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman, chief executive officer and president of Apple Suites. Between August 1999 and April 2001, Apple Suites sold approximately $125 million in common shares in a continuous best-effort offering to approximately 4,500 investors. The net proceeds of the Apple Suites public offering were used to acquire 17 previously owned extended-stay hotels in selected metropolitan areas in the United States, with an aggregate purchase price of $169,350,000. All hotels owned by Apple Suites were franchised with Homewood Suites® by Hilton. Effective on January 31, 2003, Apple Suites merged with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two. Thus, as a result of that merger, Apple Suites ceased to exist and its properties became properties of Apple Hospitality Two.

Apple Hospitality Two

Mr. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight is the chairman and chief executive officer of Apple Hospitality Two. Between May 1, 2001 and November 26, 2002, Apple Hospitality Two sold approximately $300 million in Units in a continuous best-effort offering to approximately 9,700 investors. The net proceeds of the Apple Hospitality Two public offering were used to acquire 49 previously owned extended-stay hotels in select metropolitan areas in the United States, with an aggregate purchase price of $434,851,000. To date, Apple Hospitality Two has not disposed of any of these properties. All hotels owned by Apple Hospitality Two are franchised with Residence Inn® by Marriott® or Homewood Suites® by Hilton. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Hospitality Two with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Apple Hospitality Five

Mr. Knight was responsible for the organization of Apple Hospitality Five, a real estate investment trust formed to acquire and own upper-end, extended-stay and other select-service hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Five. Apple Hospitality Five sold approximately $500 million in Units before its best-effort offering concluded. The net proceeds of the Apple Hospitality Five public offering have been used to acquire 27 hotels in select metropolitan areas in the United States, with an aggregate purchase price of $388,527,000. To date, Apple Hospitality Five has not disposed of any of these properties. All hotels owned by Apple Hospitality Five are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Hospitality Five with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Apple REIT Six

Mr. Knight was responsible for the organization of Apple REIT Six, a real estate investment trust formed to acquire and own hotels, residential apartments communities and other property in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple REIT Six. From April 23, 2004 to March 1, 2006, Apple REIT Six sold $1 billion in Units in a continuous best-effort offering. The net proceeds of the Apple REIT Six public offering have been used to acquire 64 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $792 million. To date, Apple REIT Six has not disposed of any of these properties. All hotels owned by Apple REIT Six are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Six with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Additional Information on Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six

Table VI of Part II on pages II-6 through II-11 of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 86 property acquisitions by Cornerstone (excluding properties subsequently disposed of), 17 property acquisitions by Apple Suites, 49 property acquisitions by Apple Hospitality Two, 27 property acquisitions by Apple Hospitality Five and 11 property acquisitions by Apple REIT Six on or before December 31, 2004. As noted above, all Cornerstone properties were apartment complexes in the mid-Atlantic and southeastern regions of the country and (though its acquisition of Apple Residential) in Texas. Apple Suites, Apple Hospitality Two and Apple Hospitality Five each acquired hotels in selected metropolitan areas throughout the country. To date, all acquisitions by Apple REIT Six have been hotels in selected metropolitan areas throughout the country. Those prior programs acquired their properties using cash raised in continuous, best-efforts offerings of their shares to the public. In selected situations, management also utilized secured financing when the terms of the financing were deemed favorable by management. We will provide a copy of Table VI without charge upon request of any investor or prospective investor.

Prior Partnerships

Mr. Knight, in the period before 1989, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

Publicly-Offered Partnerships

Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. They were known as Southeastern Income Properties Limited Partnership (“Southeastern I”) and Southeastern Income Properties II Limited Partnership (“Southeastern II”). Southeastern I raised $25,000,000 from 2,714 investors and purchased four apartment complexes comprising 833 apartment units. Southeastern II raised $17,883,780 from 1,710 investors and acquired four apartment complexes comprising 784 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements, was $41,178,606. The affiliates of Mr. Knight, which originally served as the general partners for these two partnerships, transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

Privately-Offered Partnerships

The 38 privately-offered partnerships were all organized before 1990. All of the privately-offered partnerships had investment objectives dissimilar to those of Apple REIT Seven, Inc. The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000.

The privately-offered partnerships used borrowings which varied from substantial to 100% of required funds in the acquisition of their properties. A significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors’ other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with no, low, or moderate levels of debt.

Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnerships was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

Mr. Knight does not expect that the combination of factors applicable to the privately-offered partnerships will be applicable to our operations. Mr. Knight no longer holds any interests in any of the partnerships organized by him.

Additional Information on Prior Programs

Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading “Experience of Prior Programs” in this prospectus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Units	Glade M. Knight* 814 East Main Street Richmond, VA 23219	10 Units	100%

*	Glade M. Knight is the sole beneficial owner of Apple Seven Advisors which is the record owner of the ten Units issued and outstanding.

In addition to the foregoing, Glade M. Knight, who is our chairman, chief executive officer and president, owns 240,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following triggering events:

•	we sell or transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event as discussed above, and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of Units. This summary is not tax advice. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with shareholders that hold Units as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary does not discuss the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding Units as part of a “straddle,” “hedge,” or other integrated investment, persons who receive Units through the exercise of employee stock options or otherwise as compensation, and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•	current provisions of the Code;

•	current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•	the legislative history of the Code;

•	judicial decisions; and

•	current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

On October 22, 2004, new legislation, referred to in this discussion as the “American Jobs Creation Act,” was enacted into law. This new legislation contains several provisions applicable to REITs, which are described generally below under “Legislative Changes.”

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of Units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, disposition and election, and of potential changes in applicable tax laws.

Tax Status of Our Company

We will elect to be treated as a REIT for United States federal income tax purposes commencing with our taxable year ending December 31, 2006, and we intend to operate in a manner that will allow us to qualify for taxation as a REIT. McGuireWoods LLP, our legal counsel, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. The opinion of McGuireWoods LLP is not binding on the IRS. Further, the opinion is based on existing federal income tax laws governing qualification as a REIT (which are subject to change either prospectively or retroactively) and on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.

The rules governing REITs are highly technical and complex. They require ongoing compliance with a variety of tests that depend, among other things, on future operations and, in addition, an election under sections 856 through 860 of the Code. McGuireWoods LLP will not review or monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material United States federal income tax considerations affecting us as a REIT and our shareholders.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•	We must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•	We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•	We must be managed by one or more directors;

•	Our taxable year must be the calendar year;

•	Our beneficial ownership must be evidenced by transferable shares;

•	Beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

•	Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years;

•	We must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below; and

•	We must make an election to be a REIT for the current taxable year and maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

Specifically, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as to REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of a partnership (including a partnership’s share of the assets, liabilities, and items of income with respect to any partnership in which we hold an interest) will be treated as assets, liabilities, and items of income of the REIT for purposes of applying the requirements described herein.

75% Gross Income Test

At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

•	rents from real property;

•	interest on loans secured by real property;

•	gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company’s trade or business, referred to below as “dealer property”);

•	income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (referred to as “foreclosure property”);

•	distributions on, or gain from the sale of, shares of other qualifying REITs;

•	abatements and refunds of real property taxes; and

•	“qualified temporary investment income” (generally, any income from stock or a debt instrument that is attributable to the temporary investment of new capital and that we receive or accrue during the one-year period beginning on the date we receive the new capital).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, and does not include certain property held by us for at least four years provided we meet specified additional safe harbor requirements.

We expect that substantially all of our gross operating income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant’s net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, “rents from real property” also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Seven Hospitality Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property. If the value exceeds 1%, then none of the rental income from that property will qualify as rents from real property.

A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause

Apple Seven Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Seven Hospitality Management, or its subsidiaries.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Seven Hospitality Management or its subsidiaries with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

•	each hotel must not be managed or operated by Apple Seven Hospitality Management or its subsidiaries, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Seven Hospitality Management;

•	Apple Seven Hospitality Management or its subsidiaries may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any hotel facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and

•	no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Seven Hospitality Management will be considered rents from real property. Apple Seven Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income tests described here and the asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entity for federal income tax purposes, including for purposes of the REIT income and asset tests. If a disregarded subsidiary ceases to be wholly owned, the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income test applicable to REITs, including the requirement described below that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type of income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income; however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

•	we report the source and nature of each item of our gross income in our federal income tax return for that year;

•	the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

•	the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case, we would be subject to a 100% tax based on (i) the greater of (a) the amount by which we fail either the 75% income test for the year or (b) the amount by which 95% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

•	securities of any one issuer that represent more than 5% of the value of our total assets;

•	more than 10% of the outstanding voting securities of any single issuer; or

•	more than 10% of the value of the outstanding securities of any single issuer.

The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” securities are not treated as securities for purposes of the 10% value test described above. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

Our ability to satisfy these asset tests will depend upon the fair market values of the assets we own directly or indirectly. These values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy these requirements for qualification and taxation as a REIT.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred. To the extent that we have any net operating losses carried forward, these losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. These losses, however, generally will not affect the character, in the hands of our shareholders, of any distributions that are actually made by us.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•	Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

•	Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company’s “ordinary income” plus (b) 95% of a company’s capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

If we qualify as a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	certain income or gain from foreclosure property will be taxed at the highest corporate rate;

•	a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

•	if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which (a) we failed either the 75% income test or (b) 95% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

•	items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

•	if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

As used herein, the term “U.S. Shareholder” means a holder of preferred or common shares who (for United States federal income tax purposes):

•	is a citizen or resident, as defined in Section 7701 of the Code, of the United States;

•	is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

In general, distributions will be taxable to U.S. shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

•	Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the U.S. shareholders on December 31 of the calendar year during which they were declared.

•	Distributions paid to U.S. shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a U.S. shareholder who is subject to the passive activity rules.

•	Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to U.S. shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate U.S. shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings and profits discussed below.

•	As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income.

•	If we elect to retain and pay income tax on any net long-term capital gain, our U.S. shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our U.S. shareholders would receive a credit for the U.S. shareholder’s proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

•	U.S. Shareholders are not permitted to deduct our losses or loss carry-forwards.

•	Foreign tax credits and our other tax attributes, if any, will generally not pass through to our shareholders.

•	U.S. Shareholders who elect the Additional Share Option will be taxed as if they had received their distributions that are used to purchase additional Units.

We may generate cash in excess of our net earnings. If we distribute cash to our U.S. shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each U.S. shareholder to the extent of the adjusted tax basis of the U.S. shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A U.S. shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a U.S. shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend, or has included a share of our retained net long-term capital gain, as described above, and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain income received or included.

In any year in which we fail to qualify as a REIT, our U.S. shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the U.S. shareholders will not be required to report any share of our tax preference items.

Legislative Changes

On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares from 20% to 15%.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduces the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you that are attributable to:

•	dividends received by us from non-REIT corporations or taxable REIT subsidiaries;

•	income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year); and

•	distributions by us that we designate as long-term capital gains dividends (except for certain distributions taxable to you at a maximum rate of 25%).

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2008. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2009.

Although this legislation does not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in us.

On October 22, 2004, the American Jobs Creation Act was enacted into law. The legislation includes the following changes, among other things, that are relevant to us as a REIT:

•	As discussed above, we may not own more than 10% by vote or value of any one issuer’s securities, and the value of any one issuer’s securities we own may not exceed five percent of the value of our total assets. If we fail to meet any of these tests at the end of any quarter and such failure is not cured within 30 days thereafter, we would fail to qualify as a REIT. Under the new legislation, after the 30-day cure period, a REIT may dispose of sufficient assets to cure such a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations due to reasonable cause that are larger than this amount, the legislation permits the REIT to avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

•	The new legislation expands the safe harbor under which certain types of securities are disregarded as securities when calculating the 10% value limitation discussed above.

•	The new legislation changes the formula for calculating the tax imposed for certain violations of the 75% and 95% gross income tests described above and makes certain changes to the requirements for availability of the applicable relief provisions for failure to meet such tests.

•	The new legislation clarifies a rule regarding a REIT’s ability to enter into leases with its taxable REIT subsidiary.

•	The new legislation provides additional relief in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT if:

•	the violation is due to reasonable cause and not due to willful neglect;

•	we pay a penalty of $50,000 for each failure to satisfy the provision; and

•	the violation does not include a violation described in the first and third bullet points above.

•	The new legislation clarifies that any income from a hedging transaction that is clearly and timely identified, including gain from the sale or disposition of such a financial instrument, will not constitute gross income for purposes of the 95% gross income test to the extent the financial instrument hedges indebtedness incurred or to be incurred to acquire or carry real estate assets.

•	The foregoing is a non-exhaustive list of changes applicable to REITs that are contained in the American Jobs Creation Act. The provisions contained in this legislation relating to the expansion of the securities safe harbor and a REIT’s ability to enter into leases with its taxable REIT subsidiaries would apply to taxable years beginning after December 31, 2000, and the remaining provisions described above generally would apply to taxable years beginning after October 22, 2004.

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 28%. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct taxpayer identification number;

•	when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

•	in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s United States federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

The United States Treasury has issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. You should consult your own tax advisor concerning the adoption of the final withholding and information reporting regulations and their potential effect on your ownership of Units.

Taxation of Foreign Investors

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Code, the rents received from Apple Seven Hospitality Management or its subsidiaries may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term “Plan” means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; a plan, as defined in section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

ERISA and the Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transaction Considerations

Treatment of REIT Assets as Plan Assets. A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

Exception for Real Estate Operating Company. The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because the company is a blind pool company, we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

Exception for Insignificant Participation by Benefit Plan Investors. The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

Exception for Publicly Offered Securities. The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is “freely transferable,” part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

•	part of a class of securities registered under the Exchange Act; or

•	sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The plan asset regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

The Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulation, and are not likely to result in the failure of the Units to be “freely transferable.” We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be “freely transferable.” Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

Our capitalization as of May 26, 2005, and as adjusted to reflect the issuance and sale of the Units offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

	Actual	As Adjusted
		Minimum Offering	Maximum Offering
Units; no par value; 10 Units issued, 4,761,905 and 91,125,541 Units issued as adjusted, respectively	$110	$44,250,000	$895,000,000

240,000 Series B convertible preferred shares issued	24,000	24,000	24,000

Number of Units to be issued on conversion of 240,000 Series B convertible preferred shares		221,571	5,801,050

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were organized on May 20, 2005 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

Liquidity and Capital Resources

Our principal source of liquidity will be the proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments. In addition, we may borrow funds, subject to the approval of our board of directors.

To fund start-up costs prior to receiving proceeds from this offering we have obtained an unsecured line of credit in a principal amount of $400,000. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is June 30, 2006. We may prepay the line of credit without premium or penalty. We expect to repay this debt with proceeds from the sale of Units. We have approximately $50,000 cash on hand. Additionally, Mr. Knight has also guaranteed the payment of the Company’s other liabilities up to $500,000 through the close of the minimum offering. Mr. Knight will not receive any consideration in exchange for providing this guarantee.

Before initial closing of the sale of the Units, we expect to incur up to approximately $500,000 in certain costs, including, among other items, $117,700 for an SEC filing fee, $75,500 for an NASD filing fee, approximately $42,000 for state filing fees, approximately $200,000 for legal fees, approximately $40,000 for accounting fees and approximately $10,000 for printing and related services. We expect that the aggregate amounts required by us before the initial closing of the sale of the Units will be less than $500,000 and, therefore, that we will not need to secure any sources of liquidity other than the unsecured line of credit from Wachovia Bank, N.A. and the guarantee from Mr. Knight. As of December 31, 2005, the outstanding balance on the line of credit was $400,000.

Once we begin the offering and acquire properties, we anticipate that our cash flow from operations and the offering will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. As REIT’s are required to distribute substantially all of their earnings and profits annually, there may be distributions that include a return of capital. Additionally, due to the inherent delay between raising capital and investing that same capital in income producing real estate, a portion of distributions paid may be funded from our offering of units. Earnings and profits is less than operating cash flow due to non-cash expenses such as depreciation. Inflation may increase our operating costs, including our costs on bank borrowings, if any. As of the date of this prospectus, we have no material commitments for capital expenditures.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principals used to prepare our financial statements. These principals include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

We account for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition properties are included in our results of operations from the date of acquisition. We allocate the purchase price to the acquired tangibles, consisting of land, building and improvements and if material, identified intangible assets and liabilities, including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method. Determinations of fair values used in purchase price allocation is by its nature subjective and may have a significant impact on reported asset and liability balances in the consolidated balance sheets and in the reported amounts of depreciation expense and interest expense in the consolidated statements of operations.

Capitalization Policy

We consider expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets; the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,500, and the useful life of the asset must be substantially extended. Most repair costs are considered routine repair and replacement costs and are expensed as incurred to property operating expenses.

Impairment Losses Policy

We record impairment losses on properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than the properties’ carrying amounts. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

Start Up Costs

Start up costs are expensed as incurred.

Stock Based Compensation

As permitted under Statement of Financial Accounting Standard No. 123 Accounting for Stock Based Compensation, for stock awards issued to employees, the Company has elected to follow Accounting Principles Board opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations. For awards granted to employees, compensation expense, if any, is measured as the difference between the award price and market price of the shares at the date in which both the number of shares and price are known. The Company will adopt Financial Accounting Standard No. 123(R) on January 1, 2006. Standard 123(R) requires all share based payments to employees to be recognized in the income statement based on fair value. The adoption of this statement is not anticipated to have a material impact on the Company’s results of operations or financial position.

Related Party Transactions

We will have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We will contract with Apple Suites Realty to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, Apple Suites Realty is to be paid a fee of 2% of the gross purchase price of any acquisitions or 2% of the gross sale price of any dispositions of real estate investments, subject to certain conditions. The fees paid to Apple Suites Realty will be capitalized as part of the purchase price of the properties.

We have negotiated an advisory agreement with Apple Seven Advisors to provide for management of us and our assets. We will pay to Apple Seven Advisors an annual fee ranging from 0.1% to 0.25% of total equity proceeds received by us, in addition to certain reimbursable expenses, for these services. Apple Seven Advisors uses Apple Hospitality Two, Inc. to provide these services. As of December 31, 2005, we had incurred approximately $39,000 under this agreement.

Apple Seven Advisors and Apple Suites Realty are 100% owned by Mr. Knight. Apple Seven Advisors and Apple Suites Realty may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 240,000 Series B convertible preferred shares to Mr. Knight. The Series B convertible preferred shares were issued in exchange for payment of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•	substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

Upon the occurrence of any conversion event, the 240,000 Series B convertible preferred shares may be converted into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in this $1 billion offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. No additional consideration is due upon the conversion of the Series B convertible preferred shares.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

PLAN OF DISTRIBUTION

We are selling the Units using the service of David Lerner Associates as the managing dealer. The Units are being offered on a “best efforts” basis, meaning that the managing dealer is not obligated to purchase any Units. No Units will be sold unless at least a minimum of 4,761,905 Units has been sold no later than one year after the date of this prospectus. Any purchases of Units by our officers or directors, Apple Seven Advisors, Apple Suites Realty, any of the Apple Seven companies, any officers or directors of these entities, or any of our other affiliates, for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view towards redistribution. However, our officers and directors, Apple Seven Advisors, Apple Suites Realty, any of the Apple Seven companies, any officers and directors of these entities, and any of our other affiliates do not expect to purchase Units in order to reach the minimum offering of 4,761,905 Units. If the minimum offering of Units is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. We will not charge fees on funds returned if the minimum offering is not met. U.S. Bank National Association, an affiliate of Wachovia Bank, National Association, will act as escrow agent for the escrow account until the minimum offering of Units is sold.

The Units are offered at $10.50 per unit until the minimum offering of $50,000,000 in Units is achieved and the minimum 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per share.

Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholders’ original investment.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 91,125,541 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold Units at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in purchasers’ accounts with David Lerner Associates until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative, David Lerner Associates. By executing the subscription agreement, the investor is not waiving any rights under the Securities Act of 1933.

We intend to hold investors’ funds in escrow in an interest-bearing account with U.S. Bank National Association until the minimum offering of 4,761,905 Units is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investors’ funds are received until the date of the initial closing. U.S. Bank National Association will remit the aggregate interest on escrowed funds to David Lerner Associates, and David Lerner Associates will pay the individual investors their interest. After the initial closing, investors’ funds will be held in each purchaser’s account with David Lerner Associates or other broker-dealers pending each applicable closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Appendix A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated “(a)” through “(h).”

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

We have established certain suitability standards in determining whether we should accept a subscription agreement from any purchaser. These suitability standards include those standards established by certain states where we plan to offer the Units. Except for the State of North Carolina, each purchaser of Units must certify that he has either:

•	a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or

•	a net worth (similarly defined) of at least $150,000.

Each North Carolina purchaser must certify that he has either:

•	a minimum annual gross income of $60,000 and a net worth (similarly defined) of at least $60,000, or

•	a net worth (similarly defined) of at least $225,000.

These standards impose minimum income and net worth standards which we believe are reasonable considering our planned business activities and the risks associated with a purchase of the Units. These risk factors include the potential income tax implications to purchasers, the lack of liquidity in the Units, potential variances in cash distributions to purchasers, our use of leverage, the financial condition of our sole promoter, Mr. Knight, the relationship between Mr. Knight, Apple Seven Advisors and purchasers, past and potential future transactions between Mr. Knight, Apple Seven Advisors and us, and the risks generally inherent in the hotel, apartment and other income-producing real estate industry. See the discussion of “Risk Factors” beginning on page 10 of this Prospectus.

We will require each purchaser to review and complete a Subscription Agreement in which he will represent that he meets the applicable suitability standards described above. The form of the Subscription Agreement is attached as Appendix A. We rely on the representations made by the purchaser in the Subscription Agreement in assuring adherence to these suitability standards by David Lerner Associates, Inc.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $45,000 (higher in certain states) and gross income of $45,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

It is expected that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. This option is referred to as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 3,000,000 Units offered through this prospectus will be purchased through shareholders’ reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Subject to the Additional Share Option being available through the broker-dealer which initially sells a shareholder its Units, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional Units. Distributions attributable to any calendar quarter will then be used to purchase Units in this offering. As described under “Federal Income Tax Considerations – Taxation of U.S. Shareholders,” a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions that are used to purchase additional Units. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased Units. The notice will be effective with respect to distributions attributable to any month if it is sent at least 10 days before the end of that month.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

Funds not invested in real properties may be invested by us only in:

(a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

(c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

(d) similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $75,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $25,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates at the times of the issuance of Units to purchasers.

The following table reflects the compensation payable to David Lerner Associates:

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum offering	$10.50	$0.7875	$0.2625
Per Unit Maximum offering	$11.00	$0.8250	$0.2750
Total Minimum offering	$50,000,000	$3,750,000	$1,250,000
Total Maximum offering	$1,000,000,000	$75,000,000	$25,000,000

Prospective investors are advised that David Lerner Associates reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by David Lerner Associates, Inc. to reach the minimum offering amount. It is not expected that the managing dealer or other broker-dealers will purchase Units.

The agency agreement between us and David Lerner Associates permits David Lerner Associates to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. Purchasers’ checks are to be made payable to David Lerner Associates unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates of the subscription payments.

David Lerner Associates is a member of the NASD. Any other broker-dealers allowed to sell Units will be NASD members.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Seven Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Seven Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Seven Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plans.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

Our authorized capital stock consists of:

•	200,000,000 common shares, no par value;

•	200,000,000 Series A preferred shares, no par value;

•	240,000 Series B convertible preferred shares, no par value; and

•	15,000,000 additional preferred shares.

Each common share and accompanying Series A preferred share will be fully paid and non-assessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding and 240,000 Series B convertible preferred shares issued and outstanding. All 240,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

Dividend and Distribution Rights

Our common shares have equal rights in connection with:

•	dividends;

•	distributions; and

•	liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

•	the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

•	the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

•	dissolve;

•	amend our charter or articles of incorporation;

•	merge;

•	sell all or substantially all of our assets; or

•	engage in a share exchange or similar transaction;

except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

The transfer agent and registrar for the common shares will be Wachovia Bank.

Series A Preferred Shares

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights. In the event we pay special dividends on our common shares, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. In order to be a special dividend for this purpose, our board of directors must specifically designate the dividend as a special dividend which reduces the priority distribution to Series A preferred shares. We anticipate that we will not pay any Special Dividend from ordinary operating revenue.

The Series A preferred shares will terminate and have no liquidation preference or any other rights upon:

•	the conversion of the Series B convertible preferred shares into common shares, as described below; or

•	the reduction of the $11.00 priority distribution payment to zero as a result of the payment of one or more special dividends which aggregates $11.00.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

Our authorized capital stock includes 240,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight, as a board member and as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal, or we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 240,000 Series B convertible preferred shares are convertible into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $1 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $24,000.

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

Preferred Shares

Our articles of incorporation authorize our issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders’ meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

To qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities for Transferring Common Shares

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Unit Redemption Program

Prior to the time that our Units may be listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their Units to us at any time in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely.

After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of a shareholder, the purchase price will equal 100% of the price paid by the deceased shareholder for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

In the event that you are redeeming all of your Units, Units purchased pursuant to our Additional Share Option or our dividend reinvestment plan we plan to implement following the conclusion of this offering may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•	waive the one-year holding period in the event of the death of a shareholder, a shareholder’s disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder’s IRA;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our Unit redemption program.

Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding at the beginning of the 12-month period; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan.

If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder’s IRA; and, finally, pro rata as to other redemption requests. The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes.

We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed.

In general, a shareholder or his or her estate, heir or beneficiary may present to us fewer than all of the Units then-owned for redemption, except that the minimum number of Units that must be presented for redemption shall be at least 25% of the holder’s Units. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased shareholder; (2) by a shareholder who is deemed by our board of directors to be disabled or in need of long-term care; (3) by a shareholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a shareholder due to a mandatory distribution under such shareholder’s IRA, a minimum of 10% of the shareholder’s Units may be presented for redemption; provided, however, that any future redemption request by such shareholder must present for redemption at least 25% of such shareholder’s remaining Units.

A shareholder who wishes to have Units redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Units redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A shareholder requesting the redemption of his Units due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the shareholder’s disability. If the Units are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

The Unit redemption program is only intended to provide limited liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

We will not begin the Unit redemption program until the expiration of one year from the initial closing of this offering. If we terminate, suspend, reduce the scope of or otherwise change the Unit redemption program, we will disclose the changes in reports filed with the Commission. We also will send written notification to all of our shareholders reporting the change.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of Units under our DRIP. At that time, subject to funds being available, we will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding at the beginning of 12-month period; and funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan provided that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Notwithstanding the foregoing, we may consider other sources of funding other than the DRIP to fund the redemption of shares under the Unit redemption program. No commissions will be payable under the dividend reinvestment plan.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Board of Directors

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. “For cause” is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director’s duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor’s term. The number of directors shall not be less than three nor more than 15, except that before initial closing, there will be a minimum of one director. At the time of initial closing, there will be three directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Apple Seven Advisors, Officers and Employees

Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Seven Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent, and Apple Seven Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Seven Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnity.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Seven Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Seven Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Seven Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Seven Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Seven Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

Issuance of Securities

Subject to the number of shares authorized in the articles of incorporation, the board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we acquire property, as part or all of the purchase price of the property, or (2) to Apple Seven Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and employees.

Our authorized capital stock includes 240,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Seven Advisors to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 240,000 Series B convertible preferred shares are convertible into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $1 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $24,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Redemption and Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares.

Amendment

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

The holders of our Units shall not be liable personally on account of any of our obligations.

Antitakeover Provisions

Our bylaws contain restrictions on stock ownership that may discourage or preclude third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis, but has no obligation to do so. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board, without shareholder approval, to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could be structured and implemented in a manner that could delay or prevent a change in control even if a change were in our shareholders’ best interest. Rights of this type are sometimes referred to as a “poison pill.”

We also have a staggered board. This means that all of our directors are not elected on an annual basis but elected for three year terms with only a portion of the directors being elected annually. Having a staggered board makes it difficult for shareholders to effectuate a change in control because more than one annual meeting of shareholders may be necessary to replace a majority of the members of the board.

Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

SALES LITERATURE

The offering is made only by means of this prospectus. We have not authorized the use of any other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Seven Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles. The shareholders also have the right under applicable law to obtain other information about us.

LEGAL MATTERS

The validity of the Units offered by this prospectus will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. McGuireWoods LLP will also pass upon specified matters relating to federal income tax considerations.

EXPERTS

The consolidated financial statements of Apple REIT Seven, Inc. at December 31, 2005 and May 26, 2005 (initial capitalization) and for the period from May 26, 2005 (initial capitalization) through December 31, 2005, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2004. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Seven, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2004, Glade M. Knight sponsored only Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six, which have investment objectives similar to ours. Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

See, “Apple Seven Advisors and Apple Suites Realty – Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two, Apple Suites and Cornerstone, whose investment objectives are similar to those of Apple Seven, and whose offering closed or was in progress within the three years ending December 31, 2004.

	Apple REIT Six	Apple Hospitality Five	Apple Hospitality Two	Apple Suites	Cornerstone
Dollar Amount Offered	$1,000,000,000	$500,000,000	$300,000,000	$300,000,000	$432,309,058
Dollar Amount Raised	371,836,000	500,000,000	300,000,000	125,000,000	432,309,058
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%	10.00%	10.00%	8.45%
Organizational Expenses	.37%	.30%	.60%	1.13%	.75%
Other	0.00%	0.00%	0.00%	0.00%	0.00%
Reserves	.50%	.50%	.50%	.50%	3.00%
Percent Available from Investment	89.13%	89.20%	88.90%	88.37%	87.80%
ACQUISITION COSTS:
Prepaid items and fees to purchase property	87.13%	87.20%	86.90%	85.29%	86.80%
Cash down payment	0.00%	0.00%	0.00%	0.00%	0.00%
Acquisition fees (1)	2.00%	2.00%	2.00%	3.08%	1.00%
Other	0.00%	0.00%	0.00%	0.00%	0.00%
Total Acquisition Costs	89.13%	89.20%	88.90%	88.37%	87.80%
Percentage Leverage (excluding unsecured debt)	1.76%	1.09%	51.0%	45.49%	57.48%
Date Offering Began	April 2004	January 2003	May 2001	August 1999	May 1993
Length of offering (in months)	9	15	19	21	104
Months to invest 90% of amount available for investment (measured from beginning of offering)	N/A	N/A	19	29	104

(1)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2004, and (ii) by all other programs during the three years ended December 31, 2004.

	Apple REIT Six	Apple Hospitality Five	Apple Hospitality Two		Apple Suites (3)		Cornerstone
Date offering commenced	April 2004	January 2003	May 2001		August 1999		May 1993
Dollar amount raised	$371,836,000	$500,000,000	$300,000,000		$125,000,000		$432,309,058
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Acquisition fees
Real Estate commission	3,600,000	7,600,000	8,246,784		3,389,000		4,075,337
Advisory Fees	427,000	1,327,794	749,386		706,425		515,689
Other	—	—	—		—		—
Cash generated from operations before deducting payments to Prior Program Sponsor	3,331,000	42,934,000	85,736,000		22,415,909		347,351,373
Management and Accounting Fees	—	—	—		(1)		3,088,348
Reimbursements	—	—	423,000		572,284		2,717,655
Leasing Fees	—	—
Other Fees	—	—	15,700,000	(4)	3,840,000	(5)	13,266,402	(2)

There have been no fees from property sales or refinancings

(1)	Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its President and Chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.

(2)	Upon the merger transaction in which Cornerstone acquired Apple Residential, the Class B convertible shares of Apple Residential, all of which were held by management of Cornerstone, were converted into Series A convertible preferred shares of Cornerstone. The amount shown is the expense that resulted upon conversion.

(3)	Effective January 31, 2003 Apple Suites merged with and into a subsidiary of Apple Hospitality Two.

(4)	Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash and a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Two’s Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.

(5)	Effective with the merger of Apple Suites and Apple Hospitality Two the 24,000 Series B Shares owned by Mr. Knight or affiliates were converted into 480,000 common shares which were exchanged for 480,000 common shares of Apple Hospitality Two valued at $8 per share.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Cornerstone, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Apple Suites, whose offerings closed (or were in progress) in the five years ending December 31, 2004. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2004 Cornerstone	2003 Cornerstone	2002 Cornerstone	2001 Cornerstone	2000 Cornerstone	2004 Apple REIT Six	2004 Apple Hospitality Five	2003 Apple Hospitality Five	2004 Apple Hospitality Two, Inc.	2003 Apple Hospitality Two, Inc.
Gross revenues	$182,492,000	$171,652,000	$162,718,000	$152,667,698	$146,555,033	$14,435,000	$90,260,000	$33,130,000	$213,642,000	$195,840,000
Profit on sale of properties
Less: Operating expenses	97,043,000	82,668,000	74,860,000	62,171,562	56,105,776	11,623,000	59,107,000	20,944,000	146,372,000	150,840,000
Interest income (expense)	(46,050,000)	(45,622,000)	(41,653,000)	(30,454,911)	(17,125,452)	328,000	421,000	(33,000)	(36,195,000)	(24,205,000)
Depreciation	54,893,000	52,794,000	46,021,000	39,998,916	36,295,408	1,881,000	9,452,000	4,001,000	24,626,000	19,264,000
Net income (loss) GAAP basis	(15,494,000)	(7,298,000)	(83,000)	17,989,530	58,144,303	1,259,000	22,122,000	8,152,000	6,449,000	1,497,000
Taxable income	—	—	—	—	—	—	—	—	—	—
Cash generated from operations	40,026,000	41,678,000	46,815,000	50,826,085	53,726,841	2,904,000	30,955,000	10,802,000	20,367,000	38,346,000
Cash generated from sales
Cash generated from refinancing
Less cash distributions to investors	46,509,000	47,304,000	55,743,000	45,905,786	40,251,087	9,479,000	38,928,000	15,566,000	37,601,000	54,244,000
Cash generated after cash distribution	(6,483,000)	(5,626,000)	8,928,000	4,920,299	13,475,754	(6,575,000)	(7,973,000)	(4,764,000)	(17,234,000)	(15,898,000)
Less: Special items
Cash generated after cash distributions and special items
Capital contributions, net	6,908,000	51,666,000	6,774,000	6,468,580	6,108,737	333,295,000	89,836,000	355,989,000	0	74,300,000
Fixed asset additions	20,497,000	17,160,000	17,355,000	79,956,049	77,213,771	289,000	1,043,000	1,364,000	22,174,000	48,613,000
Line of credit-change in(1)	6,664,000	13,604,000	—	—	—	—	—	—	—	—
Cash generated(2)	373,000	13,000	(7,276,072)	4,515,431	(12,127,695)	142,790,000	14,810,000	23,817,000	(4,178,000)	(108,226,000)
End of period cash	1,766,000	1,393,000	1,380,000	8,656,072	4,140,641	142,790,000	38,630,000	23,820,000	13,118,000	17,296,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	12	5	33	76	46	—	64	46	50	105
Capital gain	7	2	—	—	19	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	12	5	33	76	46	26	64	46	50	105
Long-term capital gain	7	2		—	19	—	—	—	—	—
Return of capital	61	81	79	36	45	29	24	42	40	20
Source (on Cash basis)
Sales	7	—	—	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—	—	—
Operations	73	88	112	112	110	55	88	88	90	125
Other	—	—	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%					100%	100%		100%

*	Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III – PART 2: OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of the annual operating results for Cornerstone, Apple Residential, Apple Suites, Apple Hospitality Two and Apple REIT Six of the offerings closed (or in progress) in the five years ending December 31, 2004. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2002 Apple Hospitality Two	2001 Apple Hospitality Two	2002 Apple Suites	2001 Apple Suites	2000 Apple Suites
Gross revenues	$106,219,804	10,436,765	48,724,590	45,861,995	16,202,929
Profit on sale of properties
Less: Operating expenses	67,682,402	2,262,543	32,958,196	28,886,841	2,083,533
Interest income (expense)	(12,109,218)	633,466	(6,907,362)	(5,833,448)	(6,611,716)
Depreciation	7,561,545	1,084,933	5,555,431	4,787,486	2,990,381
Net income (loss) GAAP basis	18,866,639	3,316,719	3,303,601	4,030,649	3,469,087
Taxable income	—	—	—	—	—
Cash generated from operations	24,002,069	4,694,360	7,237,462	9,118,278	5,512,154
Cash generated from sales
Cash generated from refinancing
Less cash distributions to investors	17,330,704	2,767,054	10,887,004	10,719,530	4,099,158
Cash generated after cash distribution	6,671,365	1,927,276	(3,649,542)	(1,601,252)	1,412,996
Special items
Cash generated after cash distributions and special items
Less: Capital contributions, net	145,242,291	122,888,957	—	35,862,615	46,631,958
Fixed asset additions	6,882,614	121,078,235	1,828,836	34,148,451	11,195,756
Line of credit-change in(1)	—	—	1,500,000	—	—
Cash generated(2)	110,052,964	15,468,741	(4,489,590)	5,678,833	2,071,714
End of period cash	125,521,805	15,468,841	3,842,301	8,331,891	2,653,058
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	61	41	37	52	71
Capital gain	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	61	41	37	52	71
Long-term capital gain		—	—	—	—
Return of capital	39	34	49	25	31
Source (on Cash basis)
Sales		—	—	—	—
Refinancings		—	—	—	—
Operations	100	75	86	77	102
Other		—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)			100%

(1)	Amount reflects change in Company’s short term credit facilities.

(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the results of Apple Suites, which completed operations in the five years ending December 31, 2004.

Apple Suites (1)
Dollar Amount Raised	$125,000,000
Number of Properties Purchased	17
Date of Closing of Offering	4/17/01
Date of First Sale of Property	1/31/03
Date of Final Sale of Property	1/31/03
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
- from operations	$193
- from recapture	$205
Capital Gain (loss)	$—
Deferred Gain
- Capital	$—
- Ordinary	$—
Cash Distributions to Investors	$398
Source (on GAAP basis)
- Investment income	$193
- Return of Capital	$205
Source (on cash basis)
- Sales	$—
- Refinancing	$—
- Operations	$398
- Other	$—
Receivable on Net Purchase Money Financing	$—

(1)	- Merged into a subsidiary of Apple Hospitality Two, Inc. on January 31, 2003

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these apartment communities was $311 million. In addition, Apple Residential’s debt of approximately $32 million was assumed by Cornerstone.

On January 31, 2003, Apple Suites, Inc. merged into a subsidiary of Apple Hospitality Two. Prior to the merger, Apple Suites owned 17 extended-stay hotels.

On April 1, 2005, Cornerstone merged into a subsidiary of Colonial Properties Trust. Prior to the merger, Cornerstone owned 87 apartment communities.

Sale of 20 Cornerstone apartment communities from 2000 through 2004:

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Polo Club	Jun-93	Mar-00	$6,981,271	—	—	—	$6,981,71	—	$6,316,249	$6,316,249	$665,022
The Hollows	Jun-93	Mar-00	9,022,300	—	—	—	9,022,300	—	5,399,048	5,399,048	3,623,252
County Green	Dec-93	Mar-00	6,968,192	—	—	—	6,968,193	—	4,513,698	4,513,698	2,454,495
Wimbledon Chase	Feb-94	Mar-00	9,642,424	—	—	—	9,642,424	—	4,921,443	4,921,443	4,720,981
Chase Mooring	Aug-94	Mar-00	9,708,525	—	—	—	9,708,525	—	6,349,566	6,349,566	3,358,959
Wind Lake	Apr-95	Mar-00	11,719,900	—	—	—	11,719,900	—	10,034,679	10,034,679	1,685,221
Magnolia Run	Jun-95	Mar-00	7,083,707	—	—	—	7,083,707	—	6,062,839	6,062,839	1,020,868
Breckinridge	Jun-95	Mar-00	7,087,026	—	—	—	7,087,026	—	6,482,929	6,482,929	604,097
Bay Watch Pointe	Jul-95	Mar-00	5,202,102	—	—	—	5,202,102	—	4,629,336	4,629,336	572,766
Hanover Landing	Aug-95	Mar-00	7,844,760	—	—	—	7,844,760	—	6,912,569	6,912,569	932,191
Osprey Landing	Nov-95	Mar-00	7,117,989	—	—	—	7,117,989	—	5,187,648	5,187,648	1,930,341
Sailboat Bay	Nov-95	Mar-00	14,033,626	—	—	—	14,033,626	—	13,618,785	13,618,785	414,841
West Eagle Green	Mar-96	Mar-00	6,270,754	—	—	—	6,270,754	—	5,681,319	5,681,319	589,435
Savannah West	Jul-96	Mar-00	12,477,233	—	—	—	12,477,233	—	12,738,393	12,738,393	(261,160)
Paces Arbor	Mar-97	Mar-00	6,135,943	—	—	—	6,135,943	—	5,894,202	5,894,202	241,741
Paces Forest	Mar-97	Mar-00	7,158,690	—	—	—	7,158,690	—	6,781,827	6,781,827	376,863
Signature Place	Aug-96	Mar-00	6,900,000	—	—	—	6,900,000	—	7,792,000	7,792,000	(892,000)
Polo Run	Jul-99	Feb-03	9,000,000	—	—	—	9,000,000	—	9,156,000	9,156,000	(156,000)
Arbors at Windsor Lake	Jan-97	Jul-04	10,500,000	—	—	—	10,500,000	—	12,327,274	12,327,274	(1,827,274)
Stone Ridge	Dec-93	Jul-04	5,500,000	—	—	—	5,500,00	—	6,688,548	6,688,548	(1,188,548)

			$166,354,443				$166,354,443		$147,488,352	$147,488,352	$18,866,091

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in those prior programs.

APPLE REIT SEVEN, INC.

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Apple REIT Seven, Inc. as of December 31, 2005 and May 26, 2005 (initial capitalization) and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from May 26, 2005 (initial capitalization) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financials statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the consolidated financial position of Apple REIT Seven, Inc. at December 31, 2005 and May 26, 2005 (initial capitalization), and the consolidated results of its operations and its cash flows for the period from May 26, 2005 (initial capitalization) through December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

January 11, 2006

F-2

APPLE REIT SEVEN, INC.

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2005 AND MAY 26, 2005

	December 31, 2005	May 26, 2005 (Initial Capitalization)
ASSETS
Cash	$50,250	$24,110
Prepaid Offering Costs	473,022	—

Total Assets	$523,272	$24,110

LIABILITIES AND SHAREHOLDERS’ EQUITY
Note Payable	$400,000	$—
Accrued expenses	151,675	—

Total Liabilities	551,675	—
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000	24,000
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	110	110
Retained deficit	(52,513)	—

Total Shareholders’ Equity	(28,403)	24,110

Total Liabilities and Shareholders’ Equity	$523,272	$24,110

See accompanying notes to consolidated financial statements.

F-3

APPLE REIT SEVEN, INC.

CONSOLIDATED STATEMENT OF OPERATIONS FOR

THE PERIOD ENDING DECEMBER 31, 2005

For the period May 26, 2005 (initial capitalization) through December 31, 2005
Revenue	$—
Expenses:
General and Administrative	39,462
Interest	13,051

Total Expenses	52,513
Net loss	$(52,513)

Net loss per common share	$(5,251.30)

Weighted average common shares	10

See accompanying notes to consolidated financial statements.

F-4

APPLE REIT SEVEN, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY FOR

THE PERIOD ENDING DECEMBER 31, 2005

	Common Stock		Class B Convertible Stock		Retained Loss	Total
	Number of Shares	Amount	Number of Shares	Amount
Initial capitalization May 26, 2005	10	$110	240,000	$24,000	$—	$24,110
Net loss	—	—	—	—	(52,513)	(52,513)

Balance at December 31, 2005	10	$110	240,000	$24,000	$(52,513)	$(28,403)

See accompanying notes to consolidated financial statements.

F-5

APPLE REIT SEVEN, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD ENDING

DECEMBER 31, 2005

For the period May 26, 2005 (initial capitalization) through December 31, 2005
Cash flow from operating activities:
Net loss	$(52,513)
Changes in operating assets and liabilities:
Accrued expenses	41,675

Net cash used in operating activities	(10,838)
Cash flow from investing activities	—
Cash flow from financing activities
Cash paid for offering costs	(363,022)
Proceeds from line of credit	400,000

Cash provided by financing activities	36,978

Increase in cash and cash equivalents	26,140
Cash and cash equivalents, beginning of period	24,110

Cash and cash equivalents, end of period	$50,250

Supplemental information:
Interest paid	$10,587

See accompanying notes to consolidated financial statements.

F-6

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apple REIT Seven, Inc. (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on May 26, 2005, when 10 shares of common stock and Series A preferred stock were purchased by Apple Seven Advisors, Inc. (see Notes 2 and 3). The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Income Taxes

The Company and its subsidiaries currently are “C” corporations for tax purposes. Upon consummation of its public offering, the Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

Start Up Costs

Start up costs are expensed as incurred.

Stock Based Compensation

As permitted under Statement of Financial Accounting Standard No. 123 Accounting for Stock Based Compensation, for stock awards issued to employees, the Company has elected to follow Accounting Principles Board opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations. For awards granted to employees, compensation expense, if any, is measured as the difference between the award price and market price of the shares at the date in which both the number of shares and price are known. The Company will adopt Financial Accounting Standard No. 123(R) on January 1, 2006. Standard 123(R) requires all share based payments to employees to be recognized in the income statement based on fair value. The adoption of this statement is not anticipated to have a material impact on the Company’s results of operations or financial position. There was no stock-based compensation expense during the period from initial capitalization through December 31, 2005.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs have been deferred and recorded as prepaid expense. Upon the commencement of the Company’s offering these costs will be recorded as a reduction to shareholders’ equity. As of December 31, 2005 the Company has incurred approximately $473,000 of offering costs associated with registering its securities.

F-7

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Earnings Per Common Share

Basic earnings per common share is computed upon the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no dilutive shares outstanding at December 31, 2005. As a result, basic and dilutive outstanding shares were the same. Series B preferred convertible shares are not included in earnings per common share calculations until such time it becomes probable that such shares can be converted to common shares.

Investments in Real Estate

Real estate will be stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (“ASRG”) and other due-diligence costs reimbursed to Apple Seven Advisors, Inc. (“ASA”). Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation will be computed using the straight-line method over the estimated useful lives of the assets, which are 39 years for buildings and major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: 1) For a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 2) For group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 3) For major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,500, and the useful life of the asset must be substantially extended.

The Company will record impairment losses on real estate used in the operations if indicators of impairment are present, and the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

The Company accounts for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition of real estate will be included in the Company’s results of operations from the date of acquisition. The Company allocates the purchase price to the acquired tangibles, consisting of land, building and improvements and if material, identified intangible assets and liabilities including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method.

2. OFFERING OF SHARES

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account with U.S. Bank National Association, an affiliate of Wachovia Bank, N.A.

F-8

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

3. RELATED PARTIES

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

The Company has negotiated, but not signed, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services. ASA utilizes Apple Hospitality Two, Inc. to provide these services. As of December 31, 2005, the Company has incurred approximately $39,000 under this agreement.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company. ASRG and ASA may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

Mr. Knight is also Chairman and Chief executive officer of Apple Hospitality Two, Inc., Apple Hospitality Five, Inc., and Apple REIT Six, Inc., other hospitality REITs.

4. STOCK INCENTIVE PLANS

The Company intends to adopt two stock incentive plans (the “Incentive Plan” and “Directors’ Plan”) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”) to selected employees and directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. SERIES B CONVERTIBLE PREFERRED STOCK

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

F-9

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the Company’s $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

F-10

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Compensation expense related to the issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

6. LIABILITIES

The Company has obtained an unsecured line of credit in the principal amount of $400,000 to fund some of its offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is June 30, 2006. The Company may prepay the line of credit without premium or penalty. As of December 31, 2005, the outstanding balance on the line of credit was $ 400,000.

In addition to guaranteeing the line of credit, Mr. Knight has also guaranteed the payment of the Company’s other liabilities up to $500,000 through the close of the minimum offering. Mr. Knight will not receive any consideration in exchange for providing this guarantee.

F-11

APPENDIX A

SUBSCRIPTION AGREEMENT

To:	Apple REIT Seven, Inc.

814 East Main Street

Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Seven, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple REIT Seven, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($60,000 in the case of North Carolina purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($60,000 in the case of North Carolina purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($225,000 in the case of North Carolina purchasers);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1. ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4. THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7. THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT SEVEN, INC.

Signature Page of the Subscription Agreement

Social Security or Tax ID Number(s)

Account # (If applicable)

1.	Name(s) in which Units are to be registered:

2.	Manner in which title is to be held (Please check one).

☐ Individual                                       ☐ Joint Tenants WROS                     ☐ Corporation                     ☐ Community Property

☐ Tenants in Common                     ☐ Partnership                                      ☐ Trust

☐	As Custodian for

☐	For Estate of

☐	Other

3.	Address for correspondence

4.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person ☐ If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

5.	Amount of Investment $ ____________ for ____________ Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check Enclosed

6.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units

7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.

X	_____________________________________________	_____________________________________________
	Signature	Date
X	_____________________________________________	_____________________________________________
	Signature	Date

9.	Broker/Dealer Information:

X	_____________________________________________	_____________________________________________
	Registered Representative’s Name and	Second Registered Representative’s Name and
	Number	Number
X	____________________________________________	____________________________________________
	Broker/Dealer Firm	Registered Representative’s Office Address
X	____________________________________________	____________________________________________
	City/State/Zip	Telephone Number

10.	To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

________________________________________________	___________________________________________
Registered Representative	Date
________________________________________________	___________________________________________
General Securities Principal	Date
________________________________________________	___________________________________________
Apple REIT Seven Use Only

SUBSCRIPTION AGREEMENT

To:   Apple REIT Seven, Inc.

814 East Main Street

Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Seven, Inc. (“REIT”) at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple REIT Seven, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($60,000 in the case of North Carolina purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($60,000 in the case of North Carolina purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($225,000 in the case of North Carolina purchasers);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h) PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

1. ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

2. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

3. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

4. THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

7. THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

8. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT SEVEN, INC.

Signature Page of the Subscription Agreement

1.	Social Security or Tax ID Number(s)

Account # (If applicable)

2.	Name(s) in which Units are to be registered:

3.	Manner in which title is to be held (Please check one).

☐ Individual                                       ☐ Joint Tenants WROS                    ☐ Corporation                    ☐ Community Property

☐ Tenants in Common                    ☐ Partnership                                       ☐ Trust

☐ As Custodian for

☐ For Estate of

☐ Other

4.	Address for correspondence

5.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person ☐ If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

6.	Amount of Investment $ ____________ for ____________ Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check Enclosed

7.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units

8.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.

X	_____________________________________________	_____________________________________________
	Signature	Date
X	_____________________________________________	_____________________________________________
	Signature	Date

10.	Broker/Dealer Information:

X	_____________________________________________	_____________________________________________
	Registered Representative’s Name and	Second Registered Representative’s Name and
	Number	Number
X	_____________________________________________	_____________________________________________
	Broker/Dealer Firm	Registered Representative’s Office Address
X	_____________________________________________	_____________________________________________
	City/State/Zip	Telephone Number

11.	To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

________________________________________________	___________________________________________
Registered Representative	Date
________________________________________________	___________________________________________
General Securities Principal	Date
________________________________________________	___________________________________________
Apple REIT Seven Use Only

SUPPLEMENT NO. 7 DATED AUGUST 18, 2006

TO PROSPECTUS DATED MARCH 3, 2006

APPLE REIT SEVEN, INC.

The following information supplements the prospectus of Apple REIT Seven, Inc. dated March 3, 2006 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus and this Supplement No. 7 (which is cumulative and replaces all prior Supplements).

Status of the Offering	S – 3
Recent Developments	S – 3
Acquisitions and Related Matters	S – 4
Summary of Contracts for Our Properties	S – 6
Our Properties	S – 8
Management	S – 11
Selected Financial Data	S – 12
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S – 13
Experts	S – 18
Experience of Prior Programs	S – 19
Index to Financial Statements	F – 1

The prospectus, and this supplement, each contain forward-looking statements. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “Springhill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on March 15, 2006. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of July 24, 2006, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	13,795,067	$151,745,737	$136,571,163

Total	18,556,972	$201,745,737	$181,571,163

RECENT DEVELOPMENTS

Recent Purchases

On August 15, 2006, one of our wholly-owned subsidiaries closed on the purchase of a hotel in Stafford, Texas that contains 78 guest rooms. The gross purchase price for this hotel was $7,800,000. Further information about this purchase is provided in another section below.

On August 17, 2006, one of our wholly-owned subsidiaries closed on the purchase of five hotels located in Alabama. These hotels contain a total of 472 guest rooms. The aggregate gross purchase price for these hotels was $47,645,000.

The purchase contract that applied to these five hotels remains in effect for an additional hotel located in Tupelo, Mississippi. Further information about the hotels specified in this purchase contract appears in other sections below.

Recent Purchase Contracts

On August 1, 2006, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for a hotel in Sarasota, Florida containing 100 guest rooms. An initial deposit of $200,000 was required under the purchase contract. If a closing occurs, the gross purchase price for the Sarasota hotel would be $13,800,000.

On August 10, 2006, we caused one of our wholly-owned subsidiaries to enter into a purchase contract for a hotel in Huntsville, Alabama, which is expected to contain 107 guest rooms. On August 14, 2006, we caused another one of our wholly-owned subsidiaries to enter into a separate purchase contract for a hotel in Macon, Georgia, which is expected to contain 101 guest rooms. Both hotels are currently under construction. An initial deposit of $100,000 was required under each purchase contract. If closings occur, the gross purchase price for the Huntsville hotel would be $11,550,000 and the gross purchase price for the Macon hotel would be $10,660,000.

Prior to August 2006, we caused our wholly-owned subsidiaries to enter into certain other purchase contracts, as discussed in another section below.

Certain necessary conditions remain unsatisfied under the purchase contracts mentioned above. Accordingly, there can be no assurance at this time that our purchasing subsidiaries will acquire either of these hotels.

Source of Payments

The aggregate gross purchase price for our recent hotel purchases was funded by our ongoing offering of units. We also used the proceeds of our ongoing offering to pay the deposit amounts mentioned above, and to pay

$1,108,900, representing 2% of the aggregate gross purchase price for the recent purchases, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

ACQUISITIONS AND RELATED MATTERS

Acquisitions

To date, we have purchased nine hotels through our wholly-owned subsidiaries. Each hotel has been leased to another one of our wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the lessee and the applicable manager. For simplicity, the manager will be referred to below as the “manager.”

The hotel lease agreements and management agreements are among the contracts described in the next section. The table below specifies the franchises, hotel owners, lessees and managers for our recent acquisitions (with additional hotel information provided in a following section):

Hotel	Franchise (a)	Hotel Owner/Lessor	Lessee	Manager (b)
Houston, Texas	Residence Inn	Apple Seven Hospitality Texas, L.P.	Apple Seven Services, L.P.	Texas Western Management Partners, L.P.
San Diego, California	Hilton Garden Inn	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Inn Ventures, Inc.
Brownsville, Texas	Courtyard	Apple Seven Hospitality Texas, L.P.	Apple Seven Services, L.P.	Texas Western Management Partners, L.P.
Stafford, Texas	Homewood Suites	Apple Seven Hospitality Texas, L.P.	Apple Seven Services, L.P.	Texas Western Management Partners, L.P.
Montgomery, Alabama	Hilton Garden Inn	Apple Seven Hospitality Southeast, L.P.	Apple Seven Services Southeast, L.P.	LBAM – Investor Group, L.L.C.
Montgomery, Alabama	Homewood Suites	Apple Seven Hospitality Southeast, L.P.	Apple Seven Services Southeast, L.P.	LBAM – Investor Group, L.L.C.
Troy, Alabama	Hampton Inn	Apple Seven Hospitality Southeast, L.P.	Apple Seven Services Southeast, L.P.	LBAM – Investor Group, L.L.C.
Auburn, Alabama	Hilton Garden Inn	Apple Seven Hospitality Southeast, L.P.	Apple Seven Services Southeast, L.P.	LBAM – Investor Group, L.L.C.
Huntsville, Alabama	Hilton Garden Inn	Apple Seven Hospitality Southeast, L.P.	Apple Seven Services Southeast, L.P.	LBAM – Investor Group, L.L.C.

Notes for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.
(b)	The hotels in Brownsville and Stafford, Texas were purchased from an affiliate of the indicated manager.

The purchase of the four hotels in Texas and California occurred after an assignment of the applicable purchase contract to our purchasing subsidiary. For each hotel in Texas, the assignor was a subsidiary of Apple REIT Six, Inc. Glade M. Knight, who is one of our directors and our Chief Executive Officer, holds the same positions with regard to Apple REIT Six, Inc. For the hotel in California, the assignor was Apple Suites Realty Group, Inc., which is wholly-owned by Glade M. Knight. As part of each assignment, we caused our purchasing subsidiary to reimburse the assignor for its deposits under the applicable purchase contract. These reimbursement payments did not result in a profit to Apple REIT Six, Inc., its subsidiaries or Apple Suites Realty Group, Inc.

We have no material relationship or affiliation with the sellers or the managers, except for the relationship resulting from our purchases, the management agreements, the pending purchase contracts and any related documents.

Possible Acquisitions

We have caused our wholly-owned subsidiaries to enter into purchase contracts for nine additional hotels, as summarized below:

Hotel (a)	Franchise	Date of Purchase Contract	Number of Rooms/ Suites	Gross Purchase Price
1. Miami, Florida	Courtyard	April 27, 2006	118	$15,000,000
2. Omaha, Nebraska	Courtyard	April 27, 2006	181	23,100,000
3. Vancouver, Washington	SpringHill Suites	May 11, 2006	119	15,750,000
4. Cincinnati, Ohio	Homewood Suites	June 27, 2006	76	7,900,000
5. Seattle, Washington	Residence Inn	June 27, 2006	234	54,200,000
6. Tupelo, Mississippi	Hampton Inn	June 29, 2006	96	5,245,000
7. Sarasota, Florida	Homewood Suites	August 1, 2006	100	13,800,000
8. Huntsville, Alabama	Homewood Suites	August 10, 2006	107	11,550,000
9. Macon, Georgia	Hilton Garden Inn	August 14, 2006	101	10,660,000

Total			1,132	$157,205,000

Note for Table:

(a)	Each hotel listed above is the subject of a separate purchase contract. The purchase contract for the hotel in Tupelo, Mississippi also applies to five other hotels that were recently purchased, as mentioned above. On August 1, 2006, we caused one of our wholly-owned subsidiaries to terminate a purchase contract regarding a hotel in Norman, Oklahoma containing 126 guest rooms. (The entry into this purchase contract was reported in Supplement No. 5, which is replaced and superseded by this Supplement). In connection with this termination, the initial deposit of $250,000, plus interest, was repaid to our contracting subsidiary.

Our purchasing subsidiaries have paid initial deposits in the aggregate amount of $2,400,000 under the purchase contracts listed above. Each purchase contract requires an additional deposit (typically equal to the initial deposit) shortly after the expiration of the applicable review period. The source of the deposit payments has been our ongoing offering of units. To the extent that any closings occur, the deposits will be credited toward the purchase price for the applicable hotels.

The hotels in Omaha, Nebraska and Tupelo, Mississippi serve as collateral for separate loans that would be assumed, if purchases occur, by our applicable purchasing subsidiary. Each loan has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender’s source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender is permitted to seek repayment from the indemnitor or guarantor of the loan, which is expected to be another one of our wholly-owned subsidiaries.

The outstanding principal balance for the loan secured by the hotel in Omaha, Nebraska is approximately $12,800,000. The annual interest rate is 6.8% and the maturity date is scheduled to occur in January 2014. Payments of principal and interest are due monthly on an amortized basis.

The outstanding principal balance for the loan secured by the hotel in Tupelo, Mississippi is approximately $4,200,000. The annual interest rate is 5.9% and the maturity date is scheduled to occur in March 2016. Payments of principal and interest are due monthly on an amortized basis.

Certain necessary conditions remain unsatisfied under each purchase contract for these 14 hotels. Accordingly, there can be no assurance at this time that our purchasing subsidiaries will acquire any of the hotels specified in the purchase contracts.

SUMMARY OF CONTRACTS FOR OUR PROPERTIES

Hotel Lease Agreements

Each purchased hotel is covered by a separate hotel lease agreement between our wholly-owned purchasing subsidiary and the applicable lessee (another one of our wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. Each lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rents and lease commencement dates for the hotels are shown below:

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
Houston, Texas	Residence Inn	$1,033,400	April 27, 2006
San Diego, California	Hilton Garden Inn	2,633,300	May 9, 2006
Brownsville, Texas	Courtyard	893,196	June 19, 2006
Stafford, Texas	Homewood Suites	750,959	August 15, 2006
Montgomery, Alabama	Hilton Garden Inn	801,679	August 17, 2006
Montgomery, Alabama	Homewood Suites	874,819	August 17, 2006
Troy, Alabama	Hampton Inn	584,662	August 17, 2006
Auburn, Alabama	Hilton Garden Inn	828,606	August 17, 2006
Huntsville, Alabama	Hilton Garden Inn	867,395	August 17, 2006

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each purchased hotel is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotels and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Either party may terminate a management agreement at any time upon prior notice of 180 days. In addition, our leasing subsidiary may terminate a management agreement if the applicable manager fails to achieve certain performance levels.

Franchise Agreements

For each of the hotels in Houston and Brownsville, Texas, there is a relicensing franchise agreement between our wholly-owned subsidiary that is serving as the lessee of the hotel (as specified in a previous section) and Marriott International, Inc. In addition, we have caused Apple Seven Hospitality, Inc. to provide a separate guaranty of the payment and performance of the applicable lessee under each relicensing franchise agreement.

The relicensing franchise agreements provide for royalty fees that generally range from 5% to 5.5% of gross room revenues. In addition, the franchisor is entitled to receive a marketing contribution that generally ranges from 2% to 2.5% of gross room revenue. The initial term of each relicensing franchise agreement is 20 years. The applicable lessee has the option to renew the term of the agreement for an additional ten-year period. A relicensing franchise agreement may be terminated for various reasons, including failure by the applicable lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

For each of the other seven purchased hotels, there is a franchise license agreement between the applicable lessee and Hilton Hotels Corporation. For each such hotel, our owning subsidiary has entered into a guarantee in which it has guaranteed the payment and performance of the applicable lessee under the franchise license agreement.

The franchise agreements provide for royalty fees that generally range from 2% to 5% of gross room revenues. In addition, the applicable franchisor is entitled to receive a program fee that generally ranges from 4% to 4.3% of gross room revenue. The terms of the franchise agreements range from 16 to 21 years. A franchise agreement may be terminated for various reasons, including failure by the applicable lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

Owner Agreements

For each hotel covered by a relicensing franchise agreement, there is a separate owner agreement between the applicable franchisor, owner and lessee. Each owner agreement generally provides that the applicable owner (our wholly-owned subsidiary) will (a) be bound by certain restrictions in the relicensing franchise agreement for the hotel; and (b) perform the obligations of the applicable lessee (which is another one of our wholly-owned subsidiaries) in the event of its default under such agreement.

OUR PROPERTIES

Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotels are adequately covered by insurance. The following tables present further information about the hotels we have acquired:

Table 1. General Information

Hotel	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite (a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel (b)
Houston, Texas	Residence Inn	129	$13,600,000	$179-209	$12,547,000
San Diego, California	Hilton Garden Inn	200	34,500,000	149-169	29,607,000
Brownsville, Texas	Courtyard	90	8,550,000	115-169	7,459,300
Stafford, Texas	Homewood Suites	78	7,800,000	149-169	7,318,000
Montgomery, Alabama	Hilton Garden Inn	97	10,385,000	130-142	9,644,900
Montgomery, Alabama	Homewood Suites	91	10,660,000	119-189	9,714,700
Troy, Alabama	Hampton Inn	82	6,130,000	89-119	5,648,200
Auburn, Alabama	Hilton Garden Inn	101	10,185,000	89-131	9,562,800
Huntsville, Alabama	Hilton Garden Inn	101	10,285,000	119-142	9,569,900

Total		969	$112,095,000

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.
(b)	The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of each hotel.

Table 2. Operating Information (a)

PART A		Avg. Daily Occupancy Rates (%)
Hotel	Franchise	2001	2002	2003	2004	2005
Houston, Texas	Residence Inn	—	—	—	—	—
San Diego, California	Hilton Garden Inn	—	—	—	—	52%
Brownsville, Texas	Courtyard	—	—	—	—	—
Stafford, Texas	Homewood Suites	—	—	—	—	—
Montgomery, Alabama	Hilton Garden Inn	—	—	44%	66%	74%
Montgomery, Alabama	Homewood Suites	—	—	—	49%	79%
Troy, Alabama	Hampton Inn	—	—	—	57%	71%
Auburn, Alabama	Hilton Garden Inn	21%	54%	65%	67%	73%
Huntsville, Alabama	Hilton Garden Inn	—	—	—	—	46%

PART B		Revenue per Available Room/Suite ($)
Hotel	Franchise	2001	2002	2003	2004	2005
Houston, Texas	Residence Inn	—	—	—	—	—
San Diego, California	Hilton Garden Inn	—	—	—	—	$63
Brownsville, Texas	Courtyard	—	—	—	—	—
Stafford, Texas	Homewood Suites	—	—	—	—	—
Montgomery, Alabama	Hilton Garden Inn	—	—	$42	$62	$71
Montgomery, Alabama	Homewood Suites	—	—	—	$48	$75
Troy, Alabama	Hampton Inn	—	—	—	$41	$54
Auburn, Alabama	Hilton Garden Inn	$19	$46	$58	$63	$72
Huntsville, Alabama	Hilton Garden Inn	—	—	—	—	$47

Note for Table 2:

(a)	Operating information is presented for the last five years, if applicable. Results of operations for those periods before the effective date of our ownership were provided by the applicable seller or manager for such periods. The hotels in Texas resulted from new construction and have no operating history.

Table 3. Tax and Related Information

Hotel	Franchise	Tax Year		Real Property Tax Rate (a)	Real Property Tax (b)
Houston, Texas	Residence Inn	2005	(c)	3.00954%	$14,912
San Diego, California	Hilton Garden Inn	2005	(d)	1.07654%	194,638
Brownsville, Texas	Courtyard	2006	(c)	2.83759%	74.310
Stafford, Texas	Homewood Suites	2005	(c)	2.47911%	6,418
Montgomery, Alabama	Hilton Garden Inn	2005	(c)	3.45000%	58,818
Montgomery, Alabama	Homewood Suites	2005	(c)	3.45000%	54,777
Troy, Alabama	Hampton Inn	2005	(c)	3.69500%	26,402
Auburn, Alabama	Hilton Garden Inn	2006	(c)	5.40000%	60,764
Huntsville, Alabama	Hilton Garden Inn	2006	(c)	5.80000%	53,435

Notes for Table 3:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).
(b)	The hotels in Texas were under construction during 2005 and part of 2006. The property taxes shown for these hotels are not indicative of the property taxes expected in the future.
(c)	Represents calendar year.
(d)	Represents 12-month period ending June 30, 2006.

MANAGEMENT

Two individuals, Glenn W. Bunting, Jr. and Kent W. Colton, were elected to the Board of Directors on March 14, 2006. (Their election was described as pending on page 61 of the prospectus). Mr. Bunting’s term will expire in 2007 and Mr. Colton’s term will expire in 2008.

Mr. Bunting is also a non-management director of NNN Apartment REIT, Inc. This is a Maryland corporation that commenced a best-efforts offering of its shares on July 19, 2006, which was the effective date of the registration statement it filed with the Securities and Exchange Commission. NNN Apartment REIT has been organized principally to purchase and hold apartment communities in select U.S. metropolitan areas, with a focus on Florida, Texas, Nevada and other metropolitan areas in the mid-Atlantic, southeast and southwest regions of the country. NNN Apartment REIT may also invest in other real estate, such as shopping centers, office buildings and/or hotels.

(Remainder of Page is Intentionally Blank)

SELECTED FINANCIAL DATA

(in thousands except per share and statistical data)	Six Months Ended June 30, 2006	For the period May 26, 2005 (initial capitalization) through December 31, 2005
Revenues:
Room revenue	$1,550	$—
Other revenue	122	—

Total revenue	1,672	—

Expenses:
Hotel expenses	1,005	—
Taxes, insurance and other	123	—
General and administrative	745	40
Depreciation	294	—
Interest (income) expense, net	(624)	13

Total expenses	1,543	53

Net income (loss)	$129	$(53)

Per Share
Earnings (loss) per common share (a)	$0.02	$(5,251.30)
Distributions paid to common shareholders	$0.22	$—
Weighted-average common shares outstanding (000’s)—basic and diluted (b)	5,175	—

Balance Sheet Data
Cash and cash equivalents	$85,856	$50
Investment in hotels, net	$57,965	$—
Total assets	$147,075	$523
Notes payable-secured	$—	$400
Shareholders’ equity	$146,328	$(29)

Other Data
Cash flow from:
Operating activities	$117	$(11)
Investing activities	$(60,486)	$—
Financing activities	$146,175	$37
Number of hotels owned at end of period	3	—

(a)	The Company had 10 common shares outstanding during the period from May 26, 2005 (initial capitalization) through December 31, 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

(For the three and six months ended June 30, 2006,

and the period from May 26, 2005 (initial capitalization) through June 30, 2005)

Overview

Apple REIT Seven, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which owned three properties as of June 30, 2006 and has a limited operating history, was formed to invest in hotels, residential apartment communities and other selected real estate. Initial capitalization occurred on May 26, 2005, when 10 Units (each Unit consisting of one common share and one Series A preferred share) were purchased by Apple Seven Advisors, Inc. and 240,000 shares of Series B convertible preferred shares were purchased by Mr. Glade M. Knight, the Company’s Chairman, Chief Executive Officer and President. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated.

Hotels Owned

The Company commenced operations in April 2006 upon the purchase of its first hotel property. As of June 30, 2006, the Company owned three hotel properties, with a total of 419 rooms. The following table summarizes the location, brand, date acquired, number of rooms and gross purchase price for each of the three hotels the Company owned at June 30, 2006:

Location	Franchise/Brand	Date Acquired	Gross Purchase Price	Number of Rooms
Houston, TX	Residence Inn	April 27, 2006	$13,600,000	129
San Diego, CA	Hilton Garden Inn	May 9, 2006	34,500,000	200
Brownsville, TX	Courtyard	June 19, 2006	8,550,000	90

			$56,650,000	419

The total gross purchase price for all three hotels of $56.65 million was funded by the Company’s ongoing best efforts offering of Units. The Company leases all of its hotels to its wholly-owned taxable REIT subsidiary (or a subsidiary thereof) under hotel lease agreements. The Company also used the proceeds of its offering to pay $1.1 million, representing 2% of the gross purchase price for these hotels, as a commission to Apple Suites Realty Group, Inc. (“ASRG”), 100% owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer.

No goodwill or intangible assets were recorded in connection with any of the acquisitions.

Management and Franchise Agreements

Each of the Company’s three hotels are operated and managed, under separate management agreements, by affiliates of either Western International or Inn Ventures, Inc. Each agreement provides for an initial term of 5 years. Fees associated with the agreements generally include the payment of base management fees, incentive management fees, accounting fees, and other fees for centralized services which are allocated among all of the hotels that receive the benefit of such services. Base management fees are calculated as a percentage of gross hotel revenues. Incentive management fees are calculated as a percentage of operating profit in excess of a priority return to the Company, as defined in the management agreement. The Company has the option to terminate the management agreements if specified performance thresholds are not satisfied. During the three and six month periods ended June 30, 2006, the Company incurred $44 thousand in management fees.

Western International and Inn Ventures, Inc., are not affiliated with either Marriott or Hilton, and as a result, these hotels are required to obtain separate franchise agreements with each respective franchisor. The Hilton franchise agreement provides for an initial term of approximately 17 years. Fees associated with the Hilton agreement include the payment of royalty fees and program fees based on room revenues. The Marriott franchise agreements provide for an initial term of 20 years. Fees associated with the Marriott agreements include the payment of royalty fees, marketing fees, reservation fees and a communications support fee based on room revenues. During the three and six month periods ended June 30, 2006, the Company incurred $77 thousand in franchise fees.

Results of Operations

During the period from the Company’s initial formation on May 20, 2005 to April 26, 2006, the company owned no properties, had no revenue exclusive of interest income, and was primarily engaged in capital formation activities. Operations commenced on April 27, 2006 with the Company’s first property acquisition. A comparison of operations to prior year or prior three month period results is therefore not meaningful. In general, the performance of the Company’s hotels during their short initial period of ownership has met expectations. Hotel performance is impacted by many factors including local hotel competition, and local and national economic conditions in the United States. As a result of these factors, there can be no assurance that the Company’s operating performance will continue to meet expectations.

Revenues

The Company’s principal source of revenue is hotel room revenue and related other revenue related to hotel operations. Hotel operations included in the consolidated statement of operations were for the Company’s three hotels acquired through June 30, 2006 and the respective period of ownership for each property. For the three and six month period ended June 30, 2006, the Company had total revenue of $1.7 million. For the period acquired through June 30, 2006, the hotels achieved combined average occupancy of approximately 62%, average daily rate (“ADR”) of $122 and revenue per available room (“RevPAR”) of $76. ADR, or average daily rate, is calculated as room revenue divided by the number of rooms sold, and RevPAR, or revenue per available room, is calculated as ADR multiplied by the occupancy percentage. These results reflect the fact that two of the company’s three hotels are new and recently opened, representing new entrants in their local hotel and lodging market. Newly opened hotels (such as the Company’s hotels in Houston and Brownsville, Texas) can have lower occupancy results during their initial months of operations, in comparison to more mature hotels, as sales and marketing efforts are initiated at the new property and market awareness begins to increase.

Expenses

For both the three month and six month periods ended June 30, 2006, hotel direct expenses of the Company’s three hotels totaled $1.0 million representing 60% of total revenue. This expense as a percentage of revenue reflects the short period of operations for two of the Company’s three hotels, with the Company’s two hotels located in Texas opening in April and June of 2006. The Company’s other hotel property, located in California, began operations in 2004 and was purchased by the Company in May 2006. Hotel direct expenses as a percentage of room revenue for a new hotel will generally be higher in the initial months of operations, until the new hotel’s revenues and results of operations reflect greater market awareness and more stabilized operations.

Taxes, insurance, and other expense for the three month and six month period ended June 30, 2006 totaled $123 thousand, representing 7% of total revenue.

General and administrative expense for the three and six months ended June 30, 2006 totaled $680 thousand and $745 thousand, respectively. Significantly impacting the level of general and administrative expenses incurred in the second quarter of 2006 were expenses associated with preparation for the initial opening for business of the Company’s hotels in Houston and Brownsville, Texas. Under terms of the applicable hotel purchase and management agreements, the Company was responsible for some training-related expenses for hotel staff and for certain expenditures for non-capitalized items associated with preparing the hotel rooms, kitchen and restaurant areas, and other interior and exterior areas, for operation. The total expenses associated with these pre-opening costs were approximately $465 thousand.

Depreciation expense for the three month and six month periods ended June 30, 2006 was $294 thousand. This amount represents depreciation expense of the three hotel buildings and related improvements, and associated furniture, fixtures and equipment, for the respective periods owned.

For the three and six month period ended June 30, 2006, the Company had interest income of $548 thousand and $630 thousand, respectively. Interest income represents earnings on excess cash invested in short term money market instruments.

Liquidity and Capital Resources

The Company is raising capital through a “best-efforts” offering of Units by David Lerner Associates, Inc. (the “Managing Dealer”), which receives selling commissions and a marketing expense allowance based on proceeds of the shares sold.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

From the Company’s initial capitalization on May 26, 2005 through June 30, 2006, the Company incurred costs of approximately $17.5 million related to its offering. These costs are reflected as a reduction to shareholders’ equity. As of June 30, 2006, the Company has closed on a total of 15.3 million Units, representing gross proceeds and proceeds net of selling and marketing fees of approximately $165.6 million and $148.1 million, respectively.

To maintain its REIT status the Company is required to distribute at least 90% of its ordinary income. Distributions during the first six months of 2006 totaled $1.9 million and were paid monthly (beginning in April) at a rate of $0.073334 per common share, and included a return of capital. For the same period the Company’s cash generated from operations was $117 thousand. Due to the inherent delay between raising capital and investing that same capital in income producing real estate, the Company has had significant amounts of cash earning interest at short term money market rates. As a result, the difference between distributions paid and cash generated from operations has been funded from proceeds from our offering of Units, and this portion of distributions is expected to be treated as a return of capital for federal income tax purposes. The Company intends to continue paying dividends on a monthly basis, at an annualized dividend rate of $0.88 per common share. Since a portion of distributions has to date been funded with proceeds from the offering of Units, the Company’s ability to maintain its current intended rate of distribution will be based on its ability to fully invest it offering proceeds and thereby increase its cash generated from operations. Since there can be no assurance of the Company’s ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. Proceeds of the offering which are distributed are not available for investment in properties.

The Company intends to acquire real estate properties with its available cash. Although the Company is currently performing due diligence on several possible acquisitions, the timing of finding suitable properties is dependant upon many external factors and there can be no assurances as to the length of time to utilize all proceeds of its “best-efforts” offering for investment in real estate. The Company’s proceeds raised and not invested in real estate are held as cash or cash equivalents.

As of June 30, 2006, the Company has entered into purchase contracts for 11 additional hotels. Nine of these hotels are expected to close before year-end; two of these hotels are under construction and are expected to close in 2007. Although the Company believes it will acquire these hotels, there can be no assurance that all of the conditions to closing will be satisfied. Contract deposits for these hotels are included in other assets in the Company’s consolidated balance sheet as of June 30, 2006. The following table summarizes the location, brand, gross purchase price, contract deposits, and number of rooms for each hotel. All dollar amounts are in thousands.

Location	Franchise/Brand	Gross Purchase Price	Deposits Paid	Number of Rooms
Montgomery, AL	Homewood Suites	$10,660	$100	91
Montgomery, AL	Hilton Garden Inn	10,385	100	97
Auburn, AL	Hilton Garden Inn	10,185	100	101
Huntsville, AL	Hilton Garden Inn	10,285	100	101
Troy, AL	Hampton Inn	6,130	100	82
Tupelo, MS	Hampton Inn	5,245	100	96
Omaha, NE	Courtyard	23,100	750	181
Seattle, WA	Residence Inn	54,200	250	234
Vancouver, WA	SpringHill Suites	15,750	500	119
Cincinnati, OH	Homewood Suites	7,900	150	76
Miami, FL	Courtyard	15,000	150	118

Total		$168,840	$2,400	1,296

Related Party Transactions

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arms length, and the results of the Company’s operations may be different than if conducted with non-related parties.

The Company has entered into a Property Acquisition and Disposition Agreement with Apple Suites Realty Group, Inc. (“ASRG”), to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price, in addition to certain reimbursable expenses, is payable for these services. Fees paid to ASRG for property acquisitions are capitalized as part of the purchase price of the properties. Additionally, the Company has entered into an advisory agreement with Apple Seven Advisors, Inc. (“ASA”), to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total gross equity proceeds received by the Company, in addition to certain reimbursable expenses, is payable for these services. ASA utilizes Apple Hospitality Two, Inc. (“AHT”) to provide these services. Advisory fees and other reimbursable expenses incurred by the Company under the ASA advisory agreement during the three month and six month periods ended June 30, 2006 were $79 thousand and $135 thousand, respectively, and are included in general and administrative expenses in the Company’s consolidated statement of operations. ASRG and ASA are owned by Glade M. Knight, Chairman, Chief Executive Officer and President of the Company. Mr. Knight also serves as the Chairman and Chief Executive Officer of AHT and of other real estate investment trusts. Members of the Company’s Board of Director’s are also on the Board of Directors of AHT and/or Apple Hospitality Five, Inc.

Series B Convertible Preferred Stock

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, Chairman, Chief Executive Officer and President of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

Subsequent Events

On July 17, 2006, the Company paid $.073334 per outstanding common share, totaling $1.1 million, in a dividend distribution to its common shareholders.

During July 2006, the Company closed on the issuance of 3,284,044 Units, representing gross proceeds to the Company of $36.1 million and proceeds net of selling and marketing costs of $32.5 million.

On August 1, 2006, the Company entered into a contract for the purchase of a Homewood Suites hotel located in Sarasota, Florida. The gross purchase price for the hotel, which has 100 rooms, is $13.8 million.

Impact of Inflation

Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operators’ ability to raise room rates. Currently the Company is not experiencing any material impact from inflation.

Business Interruption

Being in the real estate industry, the Company is exposed to natural disasters on both a local and national scale. Although management believes there is adequate insurance to cover this exposure, there can be no assurance that such events will not have a material adverse effect on the Company’s financial position or results of operations.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at its hotels may cause quarterly fluctuations in its revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, the Company expects to utilize cash on hand to make distributions.

EXPERTS

Set forth below are the audited financial statements of the West Houston, Texas—Marriott Residence Inn Hotel and the Brownsville, Texas—Courtyard by Marriott Hotel. These financial statements have been included herein in reliance on the reports, also set forth below, of L.P. Martin & Company, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Bernardo Venture, the general partnership that previously owned our hotel in San Diego, California. These financial statements have been included herein in reliance on the report, also set forth below, of Keiter, Stephens, Hurst, Gary & Shreaves, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

Prospective investors should refer to the below information on prior programs sponsored by Mr. Knight. This information updates the information presented in the prospectus and is generally current as of, or for the period ending on, December 31, 2005. The prospectus contains the full names of the entities involved in the programs described below.

The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2005. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Seven, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

In the five years ending December 31, 2005, Glade M. Knight sponsored only Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six, which have investment objectives similar to ours. Cornerstone, Apple Suites, Apple Hospitality Two, Apple Hospitality Five and Apple REIT Six were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

See page 71 of the prospectus, beginning with the subheading “Prior Performance of Programs Sponsored by Glade M. Knight” for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple REIT Six and Apple Hospitality Five, whose investment objectives are similar to those of Apple REIT Seven, and whose offerings closed or were in progress within the three years ending December 31, 2005.

	Apple REIT Six	Apple Hospitality Five
Dollar Amount Offered	$1,000,000,000	$500,000,000
Dollar Amount Raised	901,953,000	500,000,000
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%
Organizational Expenses	0.21%	0.30%
Other	0.00%	0.00%
Reserves	0.50%	0.50%
Percent Available for Investment	89.29%	89.20%
ACQUISITION COSTS:
Prepaid items and fees to purchase property	87.29%	87.20%
Cash down payment	0.00%	0.00%
Acquisition fees (1)	2.00%	2.00%
Other	0.00%	0.00%
Total Acquisition Costs	89.29%	89.20%
Percentage Leverage (excluding unsecured debt)	9.00%	1.11%
Date Offering Began	April 2004	January 2003
Length of offering (in months)	21	15
Months to invest 90% of amount available for investment (measured from beginning of offering)	21	24

(1)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the aggregate compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and whose offerings closed within the three year period ended December 31, 2005, and (ii) by all other programs active during the three year period ended December 31, 2005.

	Apple REIT Six	Apple Hospitality Five	Apple Hospitality Two		Apple Suites (3)		Cornerstone (6)
Date offering commenced	April 2004	January 2003	May 2001		August 1999		May 1993
Dollar amount raised	$901,953,000	$500,000,000	$300,000,000		$125,000,000		$432,309,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Acquisition fees
Real Estate commission	15,500,000	8,200,000	8,247,000		3,389,000		4,075,000
Advisory Fees (7)	2,000,000	3,000,000	749,000		706,000		516,000
Other	—	—	—		—		—
Cash generated from operations before deducting payments to Prior Program Sponsor	33,811,000	83,115,000	132,555,000		22,416,000		346,528,000
Management and Accounting Fees	—	—	—		(1)		3,088,000
Reimbursements	—	—	423,000		572,000		2,718,000
Leasing Fees	—	—
Other Fees	—	—	15,700,000	(4)	3,840,000	(5)	13,266,000	(2)

There have been no fees from property sales or refinancings

(1)	Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its President and Chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.
(2)	Upon the merger transaction in which Cornerstone acquired Apple Residential (on July 23, 1999), the Class B convertible shares of Apple Residential, all of which were held by management of Cornerstone, were converted into Series A convertible preferred shares of Cornerstone. The amount shown is the expense that resulted upon conversion.
(3)	Effective January 31, 2003 Apple Suites merged with and into a subsidiary of Apple Hospitality Two.
(4)	Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Mr. Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash and a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Hospitality Two’s Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.
(5)	Effective with the merger of Apple Suites and Apple Hospitality Two the 24,000 Series B Shares owned by Mr. Knight or affiliates were converted into 480,000 common shares which were exchanged for 480,000 common shares of Apple Hospitality Two valued at $8 per share.
(6)	Effective April 1, 2005, Cornerstone merged with and into a subsidiary of Colonial Properties Trust.
(7)	Effective February 1, 2003, Apple Hospitality Five advisory fees and related expenses are paid to Apple Hospitality Two.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III – PART 1: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Cornerstone, Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Apple Suites, whose offerings closed or were in progress in the five year period ending December 31, 2005. Cornerstone merged into Colonial Properties Trust on April 1, 2005, therefore no results are presented for the year ended December 31, 2005. Apple Suites merged into Apple Hospitality Two on January 31, 2003. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2004 Cornerstone	2003 Cornerstone	2002 Cornerstone	2001 Cornerstone	2005 Apple REIT Six	2004 Apple REIT Six	2005 Apple Hospitality Five	2004 Apple Hospitality Five
Gross revenues	$182,492,000	$171,652,000	$162,718,000	$152,667,698	$101,790,000	$14,435,000	$109,413,000	$90,260,000
Profit on sale of properties
Less: Operating expenses	97,043,000	82,668,000	74,860,000	62,171,562	68,733,000	11,623,000	71,207,000	59,107,000
Interest income (expense)	(46,050,000)	(45,622,000)	(41,653,000)	(30,454,911)	2,126,000	328,000	127,000	421,000
Depreciation	54,893,000	52,794,000	46,021,000	39,998,916	11,366,000	1,881,000	11,187,000	9,452,000
Net income (loss) GAAP basis	(15,494,000)	(7,298,000)	(83,000)	17,989,530	23,817,000	1,259,000	27,146,000	22,122,000
Taxable income	—	—	—	—	—	—	—	—
Cash generated from operations	40,026,000	41,678,000	46,815,000	50,826,085	28,907,000	2,904,000	38,504,000	30,955,000
Cash generated from sales
Cash generated from refinancing
Less cash distributions to investors	46,509,000	47,304,000	55,743,000	45,905,786	48,865,000	9,479,000	39,781,000	38,928,000
Cash generated after cash distribution	(6,483,000)	(5,626,000)	8,928,000	4,920,299	(19,958,000)	(6,575,000)	(1,277,000)	(7,973,000)
Less: Special items	—	—	—	—	—	—	—	—
Cash generated after cash distributions and special items	(6,483,000)	(5,626,000)	8,928,000	4,920,299	(19,958,000)	(6,575,000)	(1,277,000)	(7,973,000)
Capital contributions, net	6,908,000	51,666,000	6,774,000	6,468,580	471,784,000	333,295,000	(2,103,000)	89,836,000
Fixed asset additions	20,778,000	21,289,000	37,455,000	79,571,000	570,034,000	181,047,000	35,525,000	66,218,000
Line of credit-change in(1)	6,664,000	13,604,000	—	—	28,000,000	—	—	—
Cash generated(2)	373,000	13,000	(7,276,072)	4,515,431	(106,842,000)	142,766,000	(37,548,000)	14,810,000
End of period cash	1,766,000	1,393,000	1,380,000	8,656,072	35,948,000	142,790,000	1,082,000	38,630,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	12	5	33	76	50	24	57	58

	2004 Cornerstone	2003 Cornerstone	2002 Cornerstone	2001 Cornerstone	2005 Apple REIT Six	2004 Apple REIT Six	2005 Apple Hospitality Five	2004 Apple Hospitality Five
Capital gain	7	2	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	12	5	33	76	50	24	57	58
Long-term capital gain	7	2		—	—	—	—	—
Return of capital	61	81	79	36	30	26	23	22
Source (on Cash basis)
Sales	7	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—
Operations	73	88	112	112	80	50	80	80
Other	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%				100%		100%

*	Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.
(1)	Amount reflects change in Company’s short term credit facilities.
(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III – PART 2: OPERATING RESULTS OF PRIOR PROGRAMS

(See introduction to Part 1 of Table III for further information)

	2003 Apple Hospitality Five	2005 Apple Hospitality Two	2004 Apple Hospitality Two	2003 Apple Hospitality Two	2002 Apple Hospitality Two	2001 Apple Hospitality Two	2002 Apple Suites	2001 Apple Suites
Gross revenues	$33,130,000	$227,469,000	$211,193,000	$192,593,000	$105,254,000	$10,436,765	$48,724,590	$45,861,995
Profit on sale of properties	—	—	—	—	—	—	—	—
Less: Operating expenses	20,944,000	152,451,000	144,122,000	147,464,000	66,795,000	2,262,543	32,958,196	28,886,841
Interest income (expense)	(33,000)	(27,162,000)	(35,613,000)	(23,919,000)	(12,109,000)	633,466	(6,907,362)	(5,833,448)
Depreciation	4,001,000	25,722,000	24,363,000	19,016,000	7,467,000	1,084,933	5,555,431	4,787,486
Loss from discontinued operations	—	3,262,000	646,000	697,000	16,000	—	—	—
Net income (loss) GAAP basis	8,152,000	18,872,000	6,449,000	1,497,000	18,867,000	3,316,719	3,303,601	4,030,649
Taxable income	—	—	—	—	—	—	—	—
Cash generated from operations	10,656,000	46,819,000	20,367,000	35,923,000	24,002,069	4,694,360	7,237,462	9,118,278
Cash generated from sales
Cash generated from refinancing
Less cash distributions to investors	15,566,000	33,372,000	37,601,000	54,244,000	17,330,704	2,767,054	10,887,004	10,719,530
Cash generated after cash distribution	(4,910,000)	13,447,000	(17,234,000)	(18,321,000)	6,671,365	1,927,276	(3,649,542)	(1,601,252)
Special items	—	—	—	—	—	—	—	—
Cash generated after cash distributions and special items	(4,910,000)	13,447,000	(17,234,000)	(18,321,000)	6,671,365	1,927,276	(3,649,542)	(1,601,252)
Less: Capital contributions, net	356,429,000	119,000	—	90,107,000	145,242,291	122,888,957	—	35,862,615
Fixed asset additions	322,263,000	10,463,000	22,174,000	60,876,000	20,225,000	108,056,000	1,828,836	34,148,451
Line of credit-change in(1)	—	(7,175,000)	11,000,000	—	—	—	1,500,000	—
Cash generated(2)	23,817,000	(12,703,000)	(4,178,000)	(108,226,000)	110,052,964	15,468,741	(4,489,590)	5,678,833
End of period cash	23,820,000	415,000	13,118,000	17,296,000	125,521,805	15,468,841	3,842,301	8,331,891
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	42	70	50	105	61	41	37	52
Capital gain	—	—	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	42	70	50	105	61	41	37	52
Long-term capital gain	—	—	—	—	—	—	—	—
Return of capital	38	10	40	20	39	34	49	25
Source (on Cash basis)
Sales	—	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—
Operations	80	80	90	125	100	75	86	77
Other	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)		100%					100%

(1)	Amount reflects change in Company’s short term credit facilities.
(2)	Amount reflects the net change in Company’s cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

Table IV shows the aggregate results during the period of operation for Cornerstone Realty and Apple Suites, both of which completed operations within the five year period ending December 31, 2005. Cornerstone Realty merged into Colonial Properties Trust on April 1, 2005. Apple Suites merged into Apple Hospitality Two, Inc. on January 31, 2003.

	Cornerstone	Apple
	Realty (1)	Suites (2)
Dollar Amount Raised	$432,309,000	$125,000,000
Number of Properties Purchased	107	17
Date of Closing of Offering	12/01/01	4/17/01
Date of First Sale of Property	3/10/00	1/31/03
Date of Final Sale of Property	4/01/05	1/31/03
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
— from operations	$688	$193
— from recapture	$407	$205
Capital Gain (loss)	$28	$—
Deferred Gain
— Capital	$—	$—
— Ordinary	$—	$—
Cash Distributions to Investors	$1,123	$398
Source (on GAAP basis)
— Investment income	$716	$193
— Return of Capital	$407	$205
Source (on cash basis)
— Sales	$7	$—
— Refinancing	$—	$—
— Operations	$1,116	$398
— Other	$—	$—
Receivable on Net Purchase Money Financing	$—	$—
(1) — Merged into a subsidiary of Colonial Properties Trust on April 1, 2005 (2) — Merged into a subsidiary of Apple Hospitality Two, Inc. on January 31, 2003

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these apartment communities was $311 million. In addition, Apple Residential’s debt of approximately $32 million was assumed by Cornerstone.

On January 31, 2003, Apple Suites, Inc. merged into a subsidiary of Apple Hospitality Two. Prior to the merger, Apple Suites owned 17 extended-stay hotels.

On April 1, 2005, Cornerstone merged into a subsidiary of Colonial Properties Trust. Prior to the merger, Cornerstone owned 87 apartment communities.

Sale of 20 Cornerstone apartment communities from January 1, 2000 through April 1, 2005

(date of merger into subsidiary of Colonial Properties Trust):

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Polo Club	Jun-93	Mar-00	$6,981,271	—	—	—	$6,981,271	—	$6,316,249	$6,316,249	$665,022
The Hollows	Jun-93	Mar-00	9,022,300	—	—	—	9,022,300	—	5,399,048	5,399,048	3,623,252
County Green	Dec-93	Mar-00	6,968,193	—	—	—	6,968,193	—	4,513,698	4,513,698	2,454,495
Wimbledon Chase	Feb-94	Mar-00	9,642,424	—	—	—	9,642,424	—	4,921,443	4,921,443	4,720,981
Chase Mooring	Aug-94	Mar-00	9,708,525	—	—	—	9,708,525	—	6,349,566	6,349,566	3,358,959
Wind Lake	Apr-95	Mar-00	11,719,900	—	—	—	11,719,900	—	10,034,679	10,034,679	1,685,221
Magnolia Run	Jun-95	Mar-00	7,083,707	—	—	—	7,083,707	—	6,062,839	6,062,839	1,020,868
Breckinridge	Jun-95	Mar-00	7,087,026	—	—	—	7,087,026	—	6,482,929	6,482,929	604,097
Bay Watch Pointe	Jul-95	Mar-00	5,202,102	—	—	—	5,202,102	—	4,629,336	4,629,336	572,766
Hanover Landing	Aug-95	Mar-00	7,844,760	—	—	—	7,844,760	—	6,912,569	6,912,569	932,191
Osprey Landing	Nov-95	Mar-00	7,117,989	—	—	—	7,117,989	—	5,187,648	5,187,648	1,930,341
Sailboat Bay	Nov-95	Mar-00	14,033,626	—	—	—	14,033,626	—	13,618,785	13,618,785	414,841
West Eagle Green	Mar-96	Mar-00	6,270,754	—	—	—	6,270,754	—	5,681,319	5,681,319	589,435
Savannah West	Jul-96	Mar-00	12,477,233	—	—	—	12,477,233	—	12,738,393	12,738,393	(261,160)
Paces Arbor	Mar-97	Mar-00	6,135,943	—	—	—	6,135,943	—	5,894,202	5,894,202	241,741
Paces Forest	Mar-97	Mar-00	7,158,690	—	—	—	7,158,690	—	6,781,827	6,781,827	376,863
Signature Place	Aug-96	Mar-00	6,900,000	—	—	—	6,900,000	—	7,792,000	7,792,000	(892,000)
Polo Run	Jul-99	Feb-03	9,000,000	—	—	—	9,000,000	—	9,156,000	9,156,000	(156,000)
Arbors at Windsor Lake	Jan-97	Jul-04	10,500,000	—	—	—	10,500,000	—	12,327,274	12,327,274	(1,827,274)
Stone Ridge	Dec-93	Jul-04	5,500,000	—	—	—	5,500,000	—	6,688,548	6,688,548	(1,188,548)

			$166,354,443				$166,354,443		$147,488,352	$147,488,352	$18,866,091

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Company

Apple REIT Seven, Inc. (Unaudited)

Consolidated Balance Sheets—June 30, 2006 and December 31, 2005	F – 3
Consolidated Statement of Operations—For the three and six months ended June 30, 2006, and the period from May 26, 2005 (initial capitalization) through June 30, 2005	F – 4
Consolidated Statement of Cash Flows—For the six months ended June 30, 2006, and the period from May 26, 2005 (initial capitalization) through June 30, 2005	F – 5
Notes to Consolidated Financial Statements	F – 6

Financial Statements of Businesses Acquired

West Houston, Texas—Marriott Residence Inn Hotel

(Audited)

Independent Auditors’ Report	F – 12
Combined Balance Sheets—December 31, 2005 and 2004	F – 13
Combined Statements of Partners’ Equity—Years Ended December 31, 2005 and 2004	F – 14
Combined Statements of Operations—Years Ended December 31, 2005 and 2004	F – 15
Combined Statements of Cash Flows—Years Ended December 31, 2005 and 2004	F – 16
Notes to the Combined Financial Statements	F – 17

(Unaudited)

Combined Balance Sheets—March 31, 2006 and December 31, 2005	F – 19
Combined Statements of Partners’ Equity—Three Months Ended March 31, 2006 and 2005	F – 20
Combined Statements of Operations—Three Months Ended March 31, 2006 and 2005	F – 21
Combined Statements of Cash Flows—Three Months Ended March 31, 2006 and 2005	F – 22

Brownsville, Texas—Courtyard by Marriott Hotel

(Audited)

Independent Auditors’ Report	F – 23
Balance Sheet—December 31, 2005	F – 24
Statement of Partners’ Equity—Year Ended December 31, 2005	F – 25
Statement of Operations—Year Ended December 31, 2005	F – 26
Statement of Cash Flows—Year Ended December 31, 2005	F – 27
Notes to the Financial Statements	F – 28

(Unaudited)

Balance Sheet—March 31, 2006	F – 30
Statement of Partners’ Equity—Three Months Ended March 31, 2006	F – 31
Statement of Operations—Three Months Ended March 31, 2006	F – 32
Statement of Cash Flows—Three Months Ended March 31, 2006	F – 33

Bernardo Venture (previous owner of hotel in San Diego, California)

(Audited)

Report of Independent Auditors	F – 34
Balance Sheets—December 31, 2005 and 2004	F – 35
Statements of Operations and Partners’ Capital—Years ended December 31, 2005 and 2004	F – 36
Statements of Cash Flows—Years ended December 31, 2005 and 2004	F – 37
Notes to Financial Statements	F – 38

(Unaudited)

Balance Sheet—March 31, 2006 and December 31, 2005	F – 41
Statement of Operations—Three Months Ended March 31, 2006 and 2005	F – 42
Statement of Cash Flows—Three Months Ended March 31, 2006 and 2005	F – 43

Pro Forma Financial Information

Apple REIT Seven, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2006	F – 44
Notes to Pro Forma Condensed Consolidated Balance Sheet	F – 46
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2005 and the three months ended March 31, 2006	F – 47
Notes to Pro Forma Condensed Consolidated Statements of Operations	F – 49

APPLE REIT SEVEN, INC.

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

(Unaudited)

(In thousands, except share data)

	June 30, 2006	December 31, 2005
ASSETS
Investment in real estate, net of accumulated depreciation of $294 and $—, respectively	$57,965	$—
Cash and cash equivalents	85,856	50
Due from third party managers	406	—
Other assets	2,848	473

TOTAL ASSETS	$147,075	$523

LIABILITIES
Note payable	$—	$400
Accounts payable and accrued expenses	747	152

TOTAL LIABILITIES	747	552

SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding
Series A preferred shares, no par value, authorized 200,000,000 shares; issued and outstanding 15,272,938 and 10 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24	24
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 15,272,938 and 10 shares, respectively	148,143	—
Distributions greater than net income, and retained deficit	(1,839)	(53)

TOTAL SHAREHOLDERS’ EQUITY	146,328	(29)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$147,075	$523

See notes to consolidated financial statements.

APPLE REIT SEVEN, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three months ended June 30, 2006	Six months ended June 30, 2006	For the period from May 26, 2005 (initial capitalization) through June 30, 2005
REVENUES:
Room revenue	$1,550	$1,550	$—
Other revenue	122	122	—

TOTAL REVENUE	1,672	1,672	—

EXPENSES:
Operating expense	431	431	—
Hotel administrative expense	150	150	—
Sales and marketing	152	152	—
Utilities	82	82	—
Repair and maintenance	69	69	—
Franchise fees	77	77	—
Management fees	44	44	—
Taxes, insurance and other	123	123	—
General and administrative	680	745	—
Depreciation expense	294	294	—

TOTAL EXPENSES	2,102	2,167	—

OPERATING LOSS	(430)	(495)	—
Interest income	548	630	—
Interest expense	—	(6)	(1)

NET INCOME (LOSS)	$118	$129	$(1)

Basic and diluted earnings (loss) per common share	$0.01	$0.02	$(101.65)

Weighted average shares outstanding; basic and diluted (000’s)	9,347	5,175	—
Distributions declared and paid per common share	$0.22	$0.22	$—

See notes to consolidated financial statements.

Note: The Company was initially capitalized on May 26, 2005 and commenced operations on April 27, 2006.

APPLE REIT SEVEN, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Six months ended June 30, 2006	For the period from May 26, 2005 (initial capitalization) through June 30, 2005
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$129	$(1)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation of real estate owned and other non-cash expense	309	—
Changes in operating assets and liabilities:
Increase in funds due from third party managers	(360)	—
Increase in other operating assets	(62)	—
Increase in accrued operating expenses and accounts payable	101	1

NET CASH PROVIDED BY OPERATING ACTIVITIES	117	—

CASH FLOW FROM INVESTING ACTIVITIES
Cash paid for the acquisition of hotel properties	(58,298)	—
Deposits and other disbursements for potential acquisition of hotel properties	(2,185)	—
Capital improvements	(3)	—

NET CASH USED IN INVESTING ACTIVITIES	(60,486)	—

CASH FLOW FROM FINANCING ACTIVITIES:
Net proceeds (disbursements) related to issuance of common and preferred stock	148,491	(172)
Cash distributions paid to shareholders	(1,916)	—
Proceeds from note payable	—	300
Payment of note payable	(400)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	146,175	128

NET INCREASE IN CASH AND CASH EQUIVALENTS	85,806	128

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$85,856	$128

See notes to consolidated financial statements.

Note: The Company was initially capitalized on May 26, 2005 and commenced operations on April 27, 2006.

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1    Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements included in its registration statement filed on Form S-11 with the Securities and Exchange Commission (File No. 333-125546). Operating results for the six month and three month periods ended June 30, 2006 are not necessarily indicative of the results that may be expected for the twelve month period ending December 31, 2006.

General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Seven, Inc. together with its wholly owned subsidiaries (“Apple REIT Seven” or the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company was formed to invest in hotels, residential apartment communities and other selected real estate. The Company’s initial investment in and purchase of commercial real estate property occurred on April 27, 2006. Apple REIT Seven’s initial capitalization occurred on May 26, 2005, when 10 Units (each Unit consisting of one common stock and one Series A preferred share) were purchased by Apple Seven Advisors, Inc. and 240,000 Series B convertible preferred shares were purchased by Mr. Glade M. Knight, Chairman, Chief Executive Officer and President of the Company. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated upon consolidation.

Earnings per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the period. Series B convertible preferred shares are not included in earnings per common share until such time it becomes probable that such shares can be converted to common shares.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may exceed federal depository insurance limits.

Comprehensive Income

The Company had no transactions which generated any differences between comprehensive income and net income during the periods reported.

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has established Apple Seven Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS or one of its subsidiaries leases each hotel from the Company, and is subject to income tax at regular corporate rates on any income that is earned.

Start Up Costs

Start up costs are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

The Company is raising capital through a “best-efforts” offering of Units by David Lerner Associates, Inc., (the “Managing Dealer”), which receives a selling commission and a marketing expense allowance based on proceeds of the Units sold. Additionally, the Company has incurred other offering costs including costs for legal, accounting and reporting services. These offering costs are recorded by the Company as a reduction of shareholders’ equity. As of June 30, 2006, the Company had sold 15.3 million Units for gross proceeds of $165.6 million and proceeds net of offering costs of $148.1 million.

Note 2    Summary of Acquisitions

Effective April 26, 2006, the Company closed on the purchase of a Residence Inn by Marriott hotel in Houston, Texas, which contains 129 rooms and began operations in April 2006. The gross purchase price of the hotel was $13.6 million. This was the Company’s initial investment in real estate property.

Effective May 9, 2006, the Company closed on the purchase of a Hilton Garden Inn hotel located in San Diego, California containing 200 rooms. The hotel was in operation when acquired, and originally opened in 2004. The gross purchase price of the hotel was $34.5 million.

Effective June 19, 2006, the Company closed on the purchase of a Courtyard by Marriott hotel in Brownsville, Texas. The hotel contains 90 rooms and began operations in June 2006. The gross purchase price of the hotel was $8.55 million.

The aggregate gross purchase price of $56.65 million for these hotels was funded by the Company’s ongoing offering of Units. The Company leased all of its hotels to its wholly-owned taxable REIT subsidiary (TRS), or to a wholly-owned subsidiary of the TRS, under hotel lease agreements. No goodwill or intangible assets were recorded in connection with any of the acquisitions.

The Company also used the proceeds of its ongoing offering to pay 2% of the aggregate gross purchase price for these hotels, totaling $1.1 million, as a brokerage commission to Apple Suites Realty Group, Inc. (“ASRG”). This entity is owned by Glade M. Knight, who is one of the Company’s directors and its Chief Executive Officer. These costs have been capitalized to investment in real estate properties.

At June 30, 2006, investment in real estate consisted of the following (in thousands):

Land	$7,240
Building and Improvements	48,020
Furniture, Fixtures and Equipment	2,999

58,259
Less Accumulated Depreciation	(294)

Investment in Real Estate, net	$57,965

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2006, the Company has entered into purchase contracts for 11 additional hotels. Nine of these hotels are expected to close before year-end; two of these hotels are under construction and are expected to close in 2007. Although the Company believes it will acquire these hotels, there can be no assurance that all of the conditions to closing will be satisfied. Contract deposits for these hotels are included in other assets in the Company’s consolidated balance sheet as of June 30, 2006, and in deposits and other disbursements for potential acquisition of hotel properties in the consolidated statement of cash flows. The following table summarizes the location, brand, gross purchase price, contract deposits, and number of rooms for each hotel. All dollar amounts are in thousands.

Location	Franchise/Brand	Gross Purchase Price	Deposits Paid	Number of Rooms
Montgomery, AL	Homewood Suites	$10,660	$100	91
Montgomery, AL	Hilton Garden Inn	10,385	100	97
Auburn, AL	Hilton Garden Inn	10,185	100	101
Huntsville, AL	Hilton Garden Inn	10,285	100	101
Troy, AL	Hampton Inn	6,130	100	82
Tupelo, MS	Hampton Inn	5,245	100	96
Omaha, NE	Courtyard	23,100	750	181
Seattle, WA	Residence Inn	54,200	250	234
Vancouver, WA	SpringHill Suites	15,750	500	119
Cincinnati, OH	Homewood Suites	7,900	150	76
Miami, FL	Courtyard	15,000	150	118

Total		$168,840	$2,400	1,296

Note 3    Related Parties

The Company has, and is expected to continue to engage in, significant transactions with related parties. These transactions cannot be construed to be at arms length, and the results of the Company’s operations may be different than if conducted with non-related parties.

The Company has entered into a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price, in addition to certain reimbursable expenses, is payable for these services. Fees paid to ASRG for property acquisitions are capitalized as part of the purchase price of the properties. Additionally, the Company has entered into an advisory agreement with Apple Seven Advisors, Inc. (“ASA”), to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total gross equity proceeds received by the Company, in addition to certain reimbursable expenses, is payable for these services. ASA utilizes Apple Hospitality Two, Inc. (“AHT”) to provide these services. Advisory fees and other reimbursable expenses incurred by the Company under the ASA advisory agreement during the three month and six month periods ended June 30, 2006 were $79 thousand and $135 thousand, respectively, and are included in general and administrative expenses in the Company’s consolidated statement of operations. ASRG and ASA are owned by Glade M. Knight, Chairman, Chief Executive Officer and President of the Company. Mr. Knight also serves as the Chairman and Chief Executive Officer of AHT and of other real estate investment trusts. Members of the Company’s Board of Director’s are also on the Board of Directors of AHT and/or Apple Hospitality Five, Inc.

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4    Line of Credit

Prior to the commencement of the Company’s Unit offering, the Company obtained an unsecured line of credit in a principal amount of $400,000 to fund some of its offering expenses. The lender was Wachovia Bank, N.A. The line of credit was fully paid during March 2006 and discharged.

Note 5    Series B Convertible Preferred Stock

The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, Chairman, Chief Executive Officer and President of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use ASRG to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amount paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

Note 6    Pro Forma Information

The following unaudited pro forma information for the three month and six month periods ended June 30, 2006, is presented as if the acquisitions of the three hotels occurred on the latter of January 1, 2006 or the

APPLE REIT SEVEN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

opening date of the hotel. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on these applicable dates, nor does it purport to represent the results of operations for future periods. The Company’s hotel in Houston, Texas opened in April 2006, and the Company’s hotel in Brownsville, Texas opened in June 2006.

(in thousands, except per share data)	For the three months ended June 30, 2006	For the six months ended June 30, 2006
Hotel revenues	$2,352	$3,963
Net income	$593	$851
Net income per share - basic and diluted	$0.06	$0.12

The pro forma information reflects adjustments for actual revenues and expenses of the three hotels acquired as of June 30, 2006 for the respective period in operation during 2006 prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company’s basis in the hotels; and (2) interest expense related to prior owner’s debt, which was not assumed, has been eliminated, and interest income has been reduced to reflect the use of cash balances to fund property purchases.

Note 7    Subsequent Events

On July 17, 2006, the Company paid $.073334 per outstanding common share, totaling $1.1 million, in a dividend distribution to its common shareholders.

During July 2006, the Company closed on the issuance of 3,284,044 Units, representing gross proceeds to the Company of $36.1 million and proceeds net of selling and marketing costs of $32.5 million.

On August 1, 2006, the Company entered into a contract for the purchase of a Homewood Suites hotel located in Sarasota, Florida. The gross purchase price for the hotel, which has 100 rooms, is $13.8 million.

Independent Auditors’ Report

To the Board of Directors

Apple Seven Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying combined balance sheets of the West Houston, Texas - Marriott Residence Inn Hotel (the Hotel), as of December 31, 2005 and 2004, and the related combined statements of operations, partners’ equity and cash flows for the years then ended. These combined financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Hotel as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company P.C.

April 28, 2006

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS

INVESTMENT IN HOTEL PROPERTY:
Land	$1,048,296	$1,513,648
Construction in Progress	9,370,004	455,300
Furnishings and Equipment	319,542	—

TOTAL INVESTMENT IN HOTEL PROPERTY	10,737,842	1,968,948

Cash and Cash Equivalents	97,849	32,340
Due from Affiliate	1,100	2,200
Franchise Fees	52,000	52,000

	150,949	86,540

TOTAL ASSETS	$10,888,791	$2,055,488

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgages Payable	$7,450,096	$940,560
Accounts Payable	2,525,084	313,651
Deposits and Accrued Liabilities	52,316	30,170

TOTAL LIABILITIES	10,027,496	1,284,381

PARTNERS’ EQUITY	861,295	771,107

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$10,888,791	$2,055,488

The accompanying notes are an integral part of these combined financial statements.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED STATEMENTS OF PARTNERS’ EQUITY

YEARS ENDED DECEMBER 31, 2005 AND 2004

Balance, January 1, 2004	$474,661
Equity Contributions, net	298,350
Net Loss	(1,904)

Balance, December 31, 2004	771,107
Net Income	90,188

Balance, December 31, 2005	$861,295

The accompanying notes are an integral part of these combined financial statements.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUES	$—	$—

EXPENSES:
General and Administrative	2,939	1,904

OPERATING LOSS	(2,939)	(1,904)

OTHER INCOME:
Gain on Sale of Land	93,127	—

NET INCOME (LOSS)	$90,188	$(1,904)

The accompanying notes are an integral part of these combined financial statements.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS TO OPERATING ACTIVITIES:
Net Income (Loss)	$90,188	$(1,904)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Gain on Sale of Land	(93,127)	—

NET CASH USED BY OPERATING ACTIVITIES	(2,939)	(1,904)

CASH FLOWS TO INVESTING ACTIVITIES:
Proceeds from Sale of Land	596,000	—
Purchase of Hotel Property	(7,038,188)	(138,642)
Payment of Franchise Fees	—	(52,000)

CASH FLOWS TO INVESTING ACTIVITIES	(6,442,188)	(190,642)

CASH FLOWS FROM FINANCING ACTIVITIES:
Mortgage Loan Proceeds	7,450,096	47,487
Curtailment of Mortgage Payable	(940,560)	—
Affiliate Loans	1,100	(1,100)
Equity Contributions, net	—	298,350
Curtailment of Notes Payable	—	(135,000)

CASH FLOWS FROM FINANCING ACTIVITIES	6,510,636	209,737

NET INCREASE IN CASH	65,509	17,191

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	32,340	15,149

CASH AND CASH EQUIVALENTS, END OF YEAR	$97,849	$32,340

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$176,301	$47,487

NONCASH FINANCING AND INVESTING ACTIVITIES:
2005 and 2004 Hotel property purchases in the amounts of $2,233,579 and $314,028, respectively, were financed with accounts payable and accrued liabilities.

The accompanying notes are an integral part of these combined financial statements.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying combined financial statements present the financial information of the West Houston, Texas - Marriott Residence Inn Hotel property (the Hotel) as of December 31, 2005 and 2004 and for the years then ended. The Hotel is being developed by and the Hotel improvements and furnishings are owned by Midway Eldridge Hotel Partners, L. P. The Hotel land is owned by an affiliate, Midway Eldridge Partners, L. P. which leases the Hotel land to Midway Eldridge Hotel Partners, L. P. These partnerships are collectively referred to as the “Owners”. The rent charge associated with this lease as well as all other intercompany transactions between these two affiliates have been eliminated in these combined financial statements. Transactions that are entity-specific have also been eliminated.

The Hotel land was acquired and construction began on the 129 room Hotel in 2003. At December 31, 2005, the Hotel was under construction and, accordingly, had not opened for business. Construction was completed and the Hotel opened for business April 27, 2006.

Residence Inn by Marriott Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms up to a month or longer are available. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents includes demand deposits in banks.

Concentrations: Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk.

Investment in Hotel Property - Land, construction in progress and furnishings and equipment are stated at the Owners’ cost. Costs of improvements including interest, financing costs and real estate taxes during the construction period are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to construct the Hotel and develop the site up to the time the Hotel is placed in operation.

No depreciation has been recorded to date since the Hotel has not been placed in operation.

Asset Impairment - Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Loan Costs - Land acquisition and construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

NOTES TO THE COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

Income Taxes - The Hotel property was owned by two limited partnerships throughout the combined financial statement periods. Income and losses of a limited partnership are passed through to the partners and taxed on their individual income tax returns. Accordingly, the financial statements do not reflect an income tax provision.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Owners have entered into a franchise agreement with Marriott International, Inc. to operate a Residence Inn by Marriott franchise. The franchise term is for twenty years, commencing with the opening date of the Hotel. The Hotel Owners have paid a $52,000 franchise fee to enter into this agreement.

The franchise agreement also requires the Owners to pay monthly royalty and marketing fees equal to five percent and two and one half percent of gross room revenue, respectively.

Included in the December 31, 2005 construction in progress balance is a $120,000 construction development fee earned by an affiliate of the Owners’ general partner. At December 31, 2005, $100,000 of the fee was paid and $20,000 was included in accounts payable.

NOTE 4 - MORTGAGE LOANS PAYABLE

On December 5, 2003, the Owners obtained a $1,082,250 mortgage loan from Southwest Bank of Texas, the proceeds of which were used to finance acquisition of the Hotel and to fund initial development costs. The note bore interest at prime plus one percent and was secured by a deed of trust on the Hotel’s real estate and the guarantee of certain officers of the general partner.

The above mortgage was paid on February 2, 2005 when the Owners obtained an $11,495,000 construction loan from Southwest Bank of Texas. The note requires monthly payments of interest only at the greater of prime plus one percent (8.25% at December 31, 2005) or 5.5%, until maturity on August 2, 2006. At December 31, 2005, the loan had an outstanding balance of $7,450,096. The loan is secured by a deed of trust on the Hotel’s real estate, security agreement, assignment of rents and guarantee of certain officers of the general partner.

Loan costs incurred and interest paid on both of these mortgages have been capitalized and included in investment in Hotel property.

NOTE 5 - SUBSEQUENT EVENT

The Hotel was sold to Apple Seven Hospitality, Inc. on April 26, 2006 for $13,600,000. On April 27, 2006, the Hotel opened for business.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED BALANCE SHEETS (UNAUDITED)

	March 31, 2006	December 31, 2005
ASSETS

INVESTMENT IN HOTEL PROPERTY:
Land	$1,048,296	$1,048,296
Construction in Progress	10,827,051	9,370,004
Furnishings and Equipment	575,445	319,542

TOTAL INVESTMENT IN HOTEL PROPERTY	12,450,792	10,737,842

Cash and Cash Equivalents	163,581	97,849
Due from Affiliate	1,100	1,100
Franchise Fees	52,000	52,000

	216,681	150,949

TOTAL ASSETS	$12,667,473	$10,888,791

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgage Payable	$10,537,847	$7,450,096
Accounts Payable	1,191,602	2,525,084
Deposits and Accrued Liabilities	76,729	52,316

TOTAL LIABILITIES	11,806,178	10,027,496
PARTNERS’ EQUITY	861,295	861,295

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$12,667,473	$10,888,791

See also the audited financial statements included herein.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED STATEMENTS OF PARTNERS’ EQUITY

THREE MONTH PERIODS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)

	2006	2005
Balance, January 1	$861,295	$771,107
Net Income	—	89,759

Balance, March 31	$861,295	$860,866

See also the audited financial statements included herein.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED STATEMENTS OF OPERATIONS

THREE MONTH PERIODS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)

	2006	2005
REVENUES	$—	$—

EXPENSES:
General and Administrative	—	3,368

OPERATING LOSS	—	(3,368)

OTHER INCOME:
Gain on Sale of Land	—	93,127

NET INCOME	$—	$89,759

See also the audited financial statements included herein.

WEST HOUSTON, TEXAS - MARRIOTT RESIDENCE INN HOTEL

COMBINED STATEMENTS OF CASH FLOWS

THREE MONTH PERIODS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED)

	2006	2005
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income	$—	$89,759
Adjustments to reconcile net income to net cash used by operating activities:
Gain on Sale of Land	—	(93,127)

NET CASH USED BY OPERATING ACTIVITIES	—	(3,368)

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Proceeds from Sale of Land	—	596,000
Purchase of Hotel Property	(3,022,019)	(552,928)

CASH FLOWS FROM (TO) INVESTING ACTIVITIES	(3,022,019)	43,072

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	3,087,751	869,057
Curtailment of Mortgage Payable	—	(940,560)
Affiliate Loans	—	1,100

CASH FLOWS FROM (TO) FINANCING ACTIVITIES	3,087,751	(70,403)

NET INCREASE (DECREASE) IN CASH	65,732	(30,699)
CASH AND CASH EQUIVALENTS, JANUARY 1	97,849	32,340

CASH AND CASH EQUIVALENTS, MARCH 31	$163,581	$1,641

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$175,832	$13,920

See also the audited financial statements included herein.

Independent Auditors’ Report

To the Board of Directors

Apple Seven Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheet of the Brownsville, Texas - Courtyard by Marriott Hotel (the Hotel), as of December 31, 2005, and the related statements of operations, partners’ equity and cash flows for the year then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

June 1, 2006

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

BALANCE SHEET

DECEMBER 31, 2005

ASSETS

INVESTMENT IN HOTEL PROPERTY:
Land	$426,409
Construction in Progress	3,447,430
Furnishings and Equipment	96,035

TOTAL INVESTMENT IN HOTEL PROPERTY	3,969,874

Cash and Cash Equivalents	534,911
Due from Affiliate	2,150
Franchise Fees	40,000

577,061

TOTAL ASSETS	$4,546,935

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgage Payable	$3,388,587
Accounts Payable	1,129,165
Due to Affiliates	1,041
Deposits and Accrued Liabilities	24,319

TOTAL LIABILITIES	4,543,112

PARTNERS’ EQUITY	3,823

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$4,546,935

The accompanying notes are an integral part of this financial statement.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

STATEMENT OF PARTNERS’ EQUITY

YEAR ENDED DECEMBER 31, 2005

Balance, January 1, 2005	$—
Equity Contributions, net	653
Net Income	3,170

Balance, December 31, 2005	$3,823

The accompanying notes are an integral part of this financial statement.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005

REVENUES	$—

EXPENSES	—

OPERATING INCOME	—

OTHER INCOME:
Interest Income	3,170

NET INCOME	$3,170

The accompanying notes are an integral part of this financial statement.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$3,170

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(2,816,390)
Payment of Franchise Fees	(40,000)

NET CASH USED BY INVESTING ACTIVITIES	(2,856,390)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	3,388,587
Affiliate Loans	(1,109)
Equity Contributions, net	653

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,388,131

NET INCREASE IN CASH	534,911
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$534,911

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$62,495

NONCASH FINANCING AND INVESTING ACTIVITIES:
2005 Hotel property purchases in the amounts of $1,129,165 and $24,319, respectively, were financed with accounts payable and deposits and accrued liabilities.

The accompanying notes are an integral part of this financial statement.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2005

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the Brownsville, Texas - Courtyard by Marriott Hotel property (the Hotel) as of December 31, 2005 and for the year then ended. The Hotel is owned by BMC Hotel Property, Ltd., a Texas limited partnership. The partnership entity was formed during 2005. The partnership acquired the Hotel land and began construction on the 90 room Hotel during 2005.

The Hotel is being developed by W. I. Realty I, L. P., an affiliate. At December 31, 2005, the Hotel was under construction and, accordingly, had not opened for business. It is anticipated Hotel construction will be completed and the Hotel will open for business in the spring of 2006.

Courtyard by Marriott Hotels specialize in providing full service lodging for business or leisure travelers. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents includes demand deposits in banks.

Concentrations - Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk.

Investment in Hotel Property - Land and construction in progress are stated at the Owner’s cost. Costs of improvements including interest, financing costs and real estate taxes during the construction period are capitalized. Capitalized interest totaled $62,495 in 2005. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to construct the Hotel and develop the site up to the time the Hotel is placed in operation.

No depreciation has been recorded to date since the Hotel has not been placed in operation.

Asset Impairment - Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Loan Costs - Land acquisition and construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2005

Income Taxes - The Hotel property was owned by a limited partnership throughout the financial statement period. Income and losses of a limited partnership are passed through to the partners and taxed on their individual income tax returns. Accordingly, the financial statements do not reflect an income tax provision.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Owner has agreed to pay development fees of $270,000 to W. I. Realty I, L. P. in connection with development of the Hotel property. Through December 31, 2005, $177,000 was earned and has been included in construction in progress. The balance of $93,000 is scheduled to be paid in 2006.

The Owner has paid Marriott International, Inc. a $40,000 franchise fee to operate as a Courtyard by Marriott Hotel. The franchise term is for twenty years commencing with the opening date of the Hotel. The franchise agreement also requires the Owner to pay the franchisor monthly royalty and marketing fees equal to 5.5% and 2.0% of gross room revenue, respectively.

NOTE 4 - MORTGAGE LOAN PAYABLE

The Hotel property is encumbered by a construction loan with Compass Bank dated June 30, 2005 in the amount of $7,557,000. Through December 31, 2005, $3,388,587 has been advanced. The loan requires interest only payments and bears interest at a floating rate of LIBOR plus 2.0%, 6.22% at December 31, 2005.

The note is secured by the Hotel’s tangible and intangible assets and the guarantee of W. I. Realty I, L. P. The note is scheduled to mature on October 1, 2006.

NOTE 5 - SUBSEQUENT EVENT

The Owner has a sales contract with Apple Seven Hospitality, Inc. (Apple) and anticipates selling the Hotel land, improvements and furnishings to Apple in 2006. The sales price is anticipated to exceed the carrying value of the Hotel’s assets.

BROWNSVILLE, TEXAS, - COURTYARD BY MARRIOTT HOTEL

BALANCE SHEET (UNAUDITED)

	March 31, 2006	December 31, 2005
ASSETS

INVESTMENT IN HOTEL PROPERTY:
Land	$426,409	$426,409
Construction in Progress	5,024,333	3,447,430
Furnishings and Equipment	405,572	96,035

TOTAL INVESTMENT IN HOTEL PROPERTY	5,856,314	3,969,874

Cash and Cash Equivalents	544,464	534,911
Due from Affiliates	4,397	2,150
Franchise Fees	40,000	40,000

	588,861	577,061

TOTAL ASSETS	$6,445,175	$4,546,935

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgage Payable	$5,561,332	$3,388,587
Accounts Payable	837,936	1,129,165
Deposits and Accrued Liabilities	39,521	25,360

TOTAL LIABILITIES	6,438,789	4,543,112

PARTNERS’ EQUITY	6,386	3,823

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$6,445,175	$4,546,935

See also the audited financial statements included herein.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

STATEMENT OF PARTNERS’ EQUITY

THREE MONTH PERIOD ENDED MARCH 31, 2006 (UNAUDITED)

Balance, January 1	$3,823
Net Income	2,563

Balance, March 31	$6,386

See also the audited financial statements included herein.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

STATEMENT OF OPERATIONS

THREE MONTH PERIOD ENDED MARCH 31, 2006 (UNAUDITED)

REVENUES	$—

EXPENSES:
General and Administrative	—

OPERATING INCOME	—

OTHER INCOME:
Interest Income	2,563

NET INCOME	$2,563

See also the audited financial statements included herein.

BROWNSVILLE, TEXAS - COURTYARD BY MARRIOTT HOTEL

STATEMENT OF CASH FLOWS

THREE MONTH PERIOD ENDED MARCH 31, 2006 (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$2,563

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(2,162,467)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	2,172,745
Affiliate Loans	(3,288)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,169,457

NET INCREASE IN CASH	9,553

CASH AND CASH EQUIVALENTS, JANUARY 1	534,911

CASH AND CASH EQUIVALENTS, MARCH 31	$544,464

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$93,103

See also the audited financial statements included herein.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

Apple REIT Seven, Inc.

Richmond, Virginia:

We have audited the accompanying balance sheets of Bernardo Venture, a California General Partnership (the “Company”), as of December 31, 2005 and 2004, and the related statements of operations and partners’ capital and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Keiter, Stephens, Hurst, Gary & Shreaves, P.C.

June 16, 2006

BERNARDO VENTURE

Balance Sheets

December 31, 2005 and 2004

	2005	2004
Assets

Investment in hotel, net	$20,674,536	$21,337,066
Cash	354,092	157,445
Escrow deposits	251,407	—
Accounts receivable	12,544	15,793
Other assets, net	158,601	221,029

Total assets	$21,451,180	$21,731,333

Liabilities and Partners’ Capital

Liabilities:
Construction loan payable	$12,958,097	8,853,574
Accounts payable and accrued expenses	462,005	4,190,674

Total liabilities	13,420,102	13,044,248

Partners’ capital:
Partners’ capital	8,111,078	8,767,085
Syndication costs	(80,000)	(80,000)

Net partners’ capital	8,031,078	8,687,085

Total liabilities and partners’ capital	$21,451,180	$21,731,333

See accompanying notes to financial statements.

BERNARDO VENTURE

Statements of Operations and Partners’ Capital

Years Ended December 31, 2005 and 2004

	2005	2004
Revenues:
Rooms	$4,580,183	$29,386
Food and beverage	355,597	2,105

Total revenues	4,935,780	31,491

Operating expenses:
Rooms	1,389,935	29,116
Food and beverage	380,328	13,934
Depreciation and amortization	913,007	130,541
Real estate taxes and insurance	504,836	32,870
Property operation, maintenance and energy costs	486,863	36,668
Management fees	152,855	968
General and administrative	463,437	363,671

Total operating expenses	4,291,261	607,768

Operating income (loss)	644,519	(576,277)

Other expense:
Interest expense	(966,138)	—
Miscellaneous expense	(4,388)	(1,124)

Total other expense	(970,526)	(1,124)

Net loss	(326,007)	(577,401)

Partners’ capital, beginning of year	8,767,085	9,344,486
Distributions to partners	(330,000)	—

Partners’ capital, end of year	$8,111,078	$8,767,085

See accompanying notes to financial statements.

BERNARDO VENTURE

Statements of Cash Flows

Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net loss	$(326,007)	$(577,401)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	913,007	130,541
Changes in operating assets and liabilities:
Accounts receivable	3,249	(15,793)
Other assets, net	2,932	(45,927)
Accounts payable and accrued expenses	417,757	(411,535)

Net cash provided by (used in) operating activities	1,010,938	(920,115)

Cash flows from investing activities:
Purchases of property and equipment	(4,337,407)	(10,897,451)

Cash flows from financing activities:
Proceeds from construction loan	4,227,171	8,853,574
Payments on construction loan	(122,648)	—
Distributions to partners	(330,000)	—

Net cash provided by financing activities	3,774,523	8,853,574

Net increase (decrease) in cash and cash equivalents	448,054	(2,963,992)

Cash, beginning of year	157,445	3,121,437

Cash, end of year	$605,499	$157,445

Supplemental disclosure of cash flow information:
Cash paid for interest	$187,153	$—

Noncash investing and financing transactions:
Hotel construction costs accrued	$—	$4,146,426

See accompanying notes to financial statements.

BERNARDO VENTURE

Notes to Financial Statements

1.	Summary of Significant Accounting Policies:

Description of Business: Bernardo Venture (the “Company”), a California General Partnership, was formed in 2003 to construct and manage a 200-room Hilton Garden Inn in San Diego, California. The hotel opened for business in late 2004.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotel: Investment in hotel is stated at cost. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Escrow Deposits: Escrow deposits are maintained under the control of the construction loan noteholder for the benefit of the Company.

Allowance for Doubtful Accounts: The Company uses the reserve method of accounting for doubtful accounts. The amount of doubtful accounts receivable was considered immaterial at 2005 and 2004, and no reserve was considered necessary.

Concentration of Credit Risks: The Company maintains its cash balances in multiple financial institutions and occasionally has cash balances in excess of federally insured limits.

Deferred Financing Costs: During 2003, the Company incurred $162,500 of costs for obtaining a construction loan. These costs have been capitalized and are being amortized over three years by a method that approximates the effective interest method. Accumulated amortization was $117,000 and $63,000 at December 31, 2005 and 2004, respectively. The total amortization of deferred financing costs was $54,000 for each of 2005 and 2004.

Impairment of Long-Lived Assets: The Company reviews the carrying value of its tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated undiscounted cash flows.

Revenue Recognition: Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Advertising and Promotion Costs: Advertising and promotion costs are charged to operations as incurred and amounted to $259,000 and $1,200 for 2005 and 2004, respectively.

Income Taxes: No provision for federal or state income taxes has been included in the financial statements since taxable income or loss of the Company is required to be reported by the partners on their income tax returns.

BERNARDO VENTURE

Notes to Financial Statements

2.	Investment in Hotel:

Investment in hotel at year-end consisted of:

	2005	2004
Land	$4,340,840	$4,340,840
Buildings and improvements	14,744,059	14,566,607
Furnishings and equipment	2,514,193	2,500,664

At cost	21,599,092	21,408,111
Less accumulated depreciation	(924,556)	(71,045)

Investment in hotel, net	$20,674,536	$21,337,066

Depreciation expense totaled $853,511 and $71,045 for 2005 and 2004, respectively.

3.	Construction Loan Payable:

In October 2003, the Company entered into a three-year construction loan agreement providing for funds of up to $13,000,000, the proceeds of which were used to construct and furnish the hotel. The loan is collateralized by a deed of trust on the hotel property. Interest accrued on the loan at the greater of 6.5% or a variable rate of LIBOR plus 4.75%, and was payable monthly in arrears from December 1, 2003 through May 1, 2005. Effective June 1, 2005 interest was payable, along with principal (based on a 20-year amortization schedule). The agreement provides for a one-year extension of the loan to October 31, 2007, upon payment of a 1% fee and meeting certain financial covenants, and also provides for a payment of a $162,000 exit fee if the loan is prepaid.

The outstanding balance of the loan at year-end was $12,958,097 for 2005 and $8,853,574 for 2004. Total interest cost incurred on the loan was $966,138 for 2005, all of which was charged to expense, and $288,102 for 2004, all of which was capitalized as part of the investment in hotel.

4.	Partners’ Capital and Allocations:

The Company has two General Partners, IWF Bernardo Investors, LP (“IWF”) and RBCA Partners, Limited (“RBCA”). RBCA was credited with $1,676,000 to its capital account for certain actions taken by its affiliates in obtaining permits and for financing pre-development expenses. In 2003, the Company recorded a corresponding charge to construction in progress for the $1,676,000. IWF was also credited with $150,000 to its capital account for a deferred fee, with a corresponding charge to construction in progress. The credits to the capital accounts of the General Partners were made pursuant to the provisions of the partnership agreement and represent the conclusion of the General Partners that such amounts are at fair value.

Profits and losses are allocated to partners in accordance with their percentage interests, as defined in the partnership agreement. Distributions of cash from operations are allocated in accordance with each partner’s percentage interest. Distributions from capital transactions are in proportion to each partners’ invested capital, then in accordance with their percentage interests.

5.	Related Party Transactions:

The Company paid management and accounting fees totaling $117,500 and $1,600 during 2005 and 2004 to Presidian Destinations, Ltd. (“Presidian”), a related entity. The Company also paid asset management fees totaling $51,000 during 2005 and $300 during 2004 to Invest West Financial Corporation, Inc. (“IWFC”), a related entity.

F-39

BERNARDO VENTURE

Notes to Financial Statements

During 2005, the Company paid an affiliated entity, pursuant to an agreement entered into at the Company’s inception, development fees totaling $684,294. These amounts were capitalized as part of the investment in hotel.

6.	Franchise Agreement:

The Company currently operates under a franchise agreement with Hilton Inns, Inc. (“Hilton”). Under the terms of the agreement, the Company makes monthly payments to Hilton for royalty and advertising payments of 3% and 4%, respectively, of gross room revenues. Franchise fees and costs charged to expense related to Hilton were $329,000 during 2005 and $1,700 during 2004.

An initial franchise fee of $82,500 was paid to Hilton in 2003, and is being amortized over 15 years. Accumulated amortization was $12,366 and $6,870 at December 31, 2005 and 2004, respectively, and $5,496 was expensed for each of 2005 and 2004.

7.	Buy-Sell Agreement:

The partnership agreement contains a buy-sell provision by which either partner may offer to acquire the other's interest for a price, as adjusted for certain items as described in the agreement. The offeree has the right to purchase the offeror's interest for the price offered, or to accept the offer to sell.

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (the “Standard”) in May 2003. The Standard establishes the accounting guidance related to how an issuer of certain financial instruments with characteristics of both liabilities and equity classifies and measures such instruments. Under the Standard, the Company’s partners’ capital subject to a buy-sell agreement may be required to be reclassified as liabilities and related distributions would be reported as a financing expense. The provisions of the Standard for the Company, as a non-public entity, are presently deferred indefinitely.

8.	Guarantees:

Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”), expands on the accounting and disclosure requirements under prior accounting standards. It requires the disclosures of certain guarantees and clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of certain types of guarantee obligations.

Under the partnership agreement, the Company has certain obligations to indemnify its partners for certain events or occurrences. The maximum liability under these obligations is unlimited; however, the Company’s insurance policies serve to limit its exposure. The Company believes that the estimated fair value of these indemnification obligations is minimal.

9.	Subsequent Event:

On March 9, 2006, the Company entered into an agreement with Apple Seven Hospitality Ownership, Inc. to sell substantially all of the Company’s assets for a gross purchase price of $34.5 million. The sale closed on May 9, 2006.

F-40

BERNARDO VENTURE

Balance Sheet (Unaudited)

	As of March 31, 2006	As of December 31, 2005
Assets
Investment in hotel, net	$20,434,842	$20,674,536
Cash	533,717	354,092
Escrow deposits	208,843	251,407
Accounts receivable	33,545	12,544
Other assets, net	244,050	158,601

Total assets	$21,454,997	$21,451,180

Liabilities and Partners’ Capital
Liabilities:
Construction loan payable	$12,893,930	$12,958,097
Accounts payable and accrued expenses	473,180	462,005

Total liabilities	13,367,110	13,420,102

Partners’ capital	8,087,887	8,031,078

Total liabilities and partners’ capital	$21,454,997	$21,451,180

See also the audited financial statements included herein.

F-41

BERNARDO VENTURE

Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2006 and 2005

	Three months ended March 31, 2006	Three months ended March 31, 2005
Revenues:
Rooms	$1,429,190	$787,305
Food and beverage	181,863	92,847

Total revenues	1,611,053	880,152

Operating expenses:
Rooms	436,468	282,766
Food and beverage	139,056	123,480
Depreciation and amortization	229,202	178,758
Real estate taxes and insurance	138,309	105,165
Property operation, maintenance and energy costs	126,427	100,351
Management fees	48,230	26,404
General and administrative	142,172	117,665

Total operating expenses	1,259,864	934,589

Operating income (loss)	351,189	(54,437)

Interest expense	294,380	145,628

Net income (loss)	$56,809	$(200,065)

See also the audited financial statements included herein.

F-42

BERNARDO VENTURE

Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2006 and 2005

	Three months ended March 31, 2006	Three months ended March 31, 2005
Cash flows from operating activities:
Net income (loss)	$56,809	$(200,065)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	229,202	178,758
Changes in operating assets and liabilities:
Accounts receivable	(21,001)	(18,832)
Other assets, net	91,014	(16,582)
Accounts payable and accrued expenses	(89,776)	287,994

Net cash provided by operating activities	266,248	231,273

Cash flows from investing activities:
Purchases of property and equipment	(65,020)	(19,664)

Cash flows from financing activities:
Principal payments on construction loan	(64,167)	—

Net increase in cash balances	137,061	211,609

Cash, beginning of period	605,499	157,445

Cash, end of period	$742,560	$369,054

See also the audited financial statements included herein.

F-43

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2006 (unaudited)

(in thousands)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. (AR7) gives effect to the following acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Acquisition Date
Residence Inn	Houston, TX	$13.6	April 27, 2006
Hilton Garden Inn	San Diego, CA	34.5	May 9, 2006
Courtyard	Brownsville, TX	8.6	June 19, 2006

Total		$56.7

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Inn Ventures, Inc. (San Diego, CA) or Western International, Inc. (Houston and Brownsville, TX) under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of AR7 and the historical balance sheets of the hotels.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of AR7 is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2006, nor does it purport to represent the future financial position of AR7.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheets of the acquired hotels included in this document.

F-44

Balance Sheet as of March 31, 2006 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	West Houston, Texas - Marriott Residence Inn Hotel	Bernardo Venture	Brownsville, Texas - Courtyard by Marriott Hotel	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$—	$12,451	$20,435	$5,856	$58,226	(A)	$58,226
					(38,742	)(B)
Cash and cash equivalents	57,050	163	534	545	(1,242	)(C)	2,000
					(55,050	)(F)
Restricted cash - escrow deposits	—	—	209	—	(209	)(C)	—
Other assets	53	53	277	44	(286	)(C)	141

Total Assets	$57,103	$12,667	$21,455	$6,445	$(37,303)		$60,367

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Note payable - secured	$—	$10,538	$12,894	$5,561	$(28,993	)(D)	$—
Accounts payable and accrued costs	356	1,268	473	878	(2,584	)(D)	391

Total liabilities	356	11,806	13,367	6,439	(31,577)		391

Shareholders’ equity	—	861	8,088	6	(8,955	)(E)	—
Preferred stock, authorized 15,000,000 shares	—	—	—	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	—	—	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—	—	—	—		24
Common stock, no par value, authorized 200,000,000 shares	56,765	—	—	—	3,229	(F)	59,994
Retained deficit	(42)	—	—	—	—		(42)

Total shareholders’ equity	56,747	861	8,088	6	(5,726)		59,976

Total liabilities and shareholders’ equity	$57,103	$12,667	$21,455	$6,445	$(37,303)		$60,367

F-45

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The total purchase price for the three hotel properties purchased consists of the following:

(In thousands)	West Houston, Texas - Marriott Residence Inn Hotel	Bernardo Venture	Brownsville, Texas - Courtyard by Marriott Hotel	Total
Purchase price per contract	$13,600	$34,500	$8,550	$56,650
Other closing costs	25	45	57	127
Other capitalized costs incurred	130	95	91	316
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	272	690	171	1,133

Investment in hotel properties	14,027	35,330	8,869	58,226	(A)

Net other assets/(liabilities) assumed	10	50	(7)	53

Total purchase price	$14,037	$35,380	$8,862	58,279

Less: Cash on hand at March 31, 2006 to fund acquisitions				(57,050)
Plus: Working capital requirements				2,000

Equity proceeds needed for acquisitions and working capital				$3,229	(F)

(B)	Represents elimination of historical net carrying value of real estate under prior owner.
(C)	Represents elimination of assets associated with prior owner, net of assets assumed.
(D)	Represents elimination of liabilities associated with prior owner, net of liabilities assumed.
(E)	Represents elimination of shareholders’ equity associated with the prior owner.
(F)	Represents the reduction of cash and cash equivalents by the amount required to fund the three acquisitions and issuance of additional shares.

F-46

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2005 and the three month period ended March 31, 2006

(in thousands)

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Seven, Inc. (AR7) give effect to the following acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Acquisition Date
Residence Inn	Houston, TX	$13.6	April 27, 2006
Hilton Garden Inn	San Diego, CA	34.5	May 9, 2006
Courtyard	Brownsville, TX	8.6	June 19, 2006

Total		$56.7

These pro forma Statements of Operations also assume all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Inn Ventures, Inc. (San Diego, CA) or Western International, Inc. (Houston and Brownsville, TX) under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of AR7 and the historical Statements of Operations of the hotels.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of AR7 is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2005, nor does it purport to represent the future financial results of AR7.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and is qualified in its entirety by, the historical Statements of Operations of the acquired hotels included in this document.

F-47

For the year ended December 31, 2005 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations (A)	West Houston, Texas - Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas - Courtyard by Marriott Hotel (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$—	$4,580	$—	$—		$4,580
Other operating revenue	—	—	356	—	—		356

Total revenue	—	—	4,936	—	—		4,936

Expenses
Operating expenses	—	—	2,257	—	—		2,257
General and administrative	40	3	468	—	357	(B)	868

Management fees	—	—	153	—	—		153
Taxes, insurance and other	—	—	505	—	—		505
Depreciation of real estate owned	—	—	913	—	(913	)(C)	937
					937	(D)
Interest, net	13	—	966	(3)	(1,036	)(E)	(60)

Total expenses	53	3	5,262	(3)	(655)		4,660
Gain on sale of land	—	93	—	—	(93	)(H)	—
Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$(53)	$90	$(326)	$3	$562		$276

Income (loss) per common share:
Basic and diluted	$(5,251)						$0.07

Basic and diluted weighted average common shares outstanding (000s)	—				4,045	(F)	4,045

F-48

For the three months ended March 31, 2006 (unaudited)

(In thousands, except per share data)

	Company Historical Statement of Operations (A)	West Houston, Texas - Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas - Courtyard by Marriott Hotel (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$—	$1,429	$—	$—		$1,429
Other operating revenue	—	—	182	—	—		182

Total revenue	—	—	1,611	—	—		1,611

Expenses
Operating expenses	—	—	702	—	—		702
General and administrative	65	—	142	—	35	(B)	242
Management fees	—	—	48	—	—		48
Taxes, insurance and other	—	—	138	—	—		138
Depreciation and amortization	—	—	229	—	(229	)(C)	234
					234	(D)
Interest, net	(76)	—	294	(3)	(226	)(E)	(11)

Total expenses	(11)	—	1,553	(3)	(186)		1,353

Income tax expense	—	—	—	—	—	(G)	—

Net income	$11	$—	$58	$3	$186		$258

Income (loss) per common share:
Basic and diluted	$0.01						$0.06

Basic and diluted weighted average common shares outstanding (000s)	955				3,090	(F)	4,045

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2005 and for the respective periods prior to acquisition by the Company in 2006. The Company was initially formed on May 20, 2005, and had no operations before that date. In addition, the Houston, Texas hotel and the Brownsville, Texas hotel did not open until April 27, 2006 and June 6, 2006, respectively, and therefore had limited historical operational activity before those dates.
(B)	Represents administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses.
(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.
(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.
(E)	Interest expense related to prior owner’s debt, which was not assumed, has been eliminated. Interest income recorded relates only to working capital balances.
(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel. The calculation assumes all properties were acquired on the later of January 1, 2005 or the date the hotel opened.
(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.
(H)	Gain on sale of land was eliminated as this land was not part of the purchase contract.

F-49

SUPPLEMENT NO. 8 DATED SEPTEMBER 18, 2006

TO PROSPECTUS DATED MARCH 3, 2006

APPLE REIT SEVEN, INC.

The following information supplements the prospectus of Apple REIT Seven, Inc. dated March 3, 2006 and is part of the prospectus. This Supplement updates the information presented in the prospectus and in prior Supplements. Prospective investors should carefully review the prospectus, Supplement No. 7 (which was cumulative and replaced all prior Supplements), and this Supplement No. 8.

The prospectus, and each supplement, each contain forward-looking statements. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “Springhill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

S-2

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on March 15, 2006. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of August 21, 2006, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	17,631,290	193,944,190	174,549,771

Total	22,393,195	$243,944,190	$219,549,771

RECENT DEVELOPMENTS

Recent Purchases

On September 1, 2006, one of our wholly-owned subsidiaries closed on the purchase of a hotel in Seattle, Washington that contains 234 guest rooms. The gross purchase price for this hotel was $56,172,992. Further information about this purchase is provided in another section below.

On September 15, 2006, one of our wholly-owned subsidiaries closed on the purchase of a hotel in Sarasota, Florida that contains 100 guest rooms. The gross purchase price for this hotel was $13,800,000. Further information about this purchase is provided in another section below.

Source of Payments

The aggregate gross purchase price for our two recent purchases was funded by our ongoing offering of units. We also used the proceeds of our ongoing offering to pay $1,399,460, representing 2% of the total aggregate gross purchase price for the recent purchases, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

S-3

As a result of our recent purchases, we currently own 11 hotels, which are located in the states indicated in the map below:

ACQUISITIONS AND RELATED MATTERS

Overview of Recent Purchases

Our recent purchases, through our subsidiaries, have resulted in our indirect ownership of two hotels. Each hotel has been leased to another one of our wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is managed under a separate management agreement between the lessee and the applicable manager. For simplicity, the manager will be referred to below as the “manager.”

The hotel lease agreements and management agreements are among the contracts described in the next section. The table below specifies the franchises, hotel owners, lessees and managers for our recent purchases (with additional hotel information provided in a following section):

S-4

Hotel	Franchise (a)	Hotel Owner/Lessor	Lessee	Manager
Seattle, Washington	Residence Inn	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Inn Ventures, Inc. (b)
Sarasota, Florida	Homewood Suites	Apple Seven Hospitality Ownership, Inc.	Apple Seven Hospitality Management, Inc.	Promus Hotels, Inc.

Note for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.
(b)	The hotel was purchased from an affiliate of the indicated manager.

We have no material relationship or affiliation with the sellers or the managers, except for the relationship resulting from our purchases, the management agreements and any related documents.

SUMMARY OF CONTRACTS FOR OUR PROPERTIES

Hotel Lease Agreements

Each of the recently purchased hotels is covered by a separate hotel lease agreement between our wholly-owned purchasing subsidiary and the applicable lessee (another one of our wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. Each lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rents and lease commencement dates for the hotels are shown below:

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
Seattle, Washington	Residence Inn	$4,487,921	September 1, 2006
Sarasota, Florida	Homewood Suites	983,305	September 15, 2006

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of the recently purchased hotels is being managed by the manager under separate management agreements between the manager and the applicable lessee (which is one of our wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotels and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

S-5

Franchise Agreements

With respect to the recently purchased hotel in Seattle, there is a relicensing franchise agreement between our wholly-owned subsidiary that is serving as the lessee of the hotel (as specified in a previous section) and Marriott International, Inc. In addition, we have caused Apple Seven Hospitality, Inc. to provide a separate guaranty of the payment and performance of the lessee under the relicensing franchise agreement.

The relicensing franchise agreement for the Seattle hotel provided for royalty fees of 5% of gross room revenue. In addition, the franchisor is entitled to receive a marketing contribution of 2.5% of gross room revenue. The term of the relicensing franchise agreement is 20 years. A relicensing franchise agreement may be terminated for various reasons, including failure by the lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

With respect to the recently purchased hotel in Sarasota, there is a franchise license agreement between the applicable lessee and Hilton Hotels Corporation. Apple Seven Hospitality Ownership, Inc. has entered into a guarantee in which it has guaranteed the payment and performance of the lessee under the franchise license agreement.

The franchise license agreement for the Sarasota hotel provides for royalty fees that range from 3% to 4% of gross room revenue. In addition, the franchisor is entitled to receive a program fee of 4% of gross room revenue. The term of the franchise agreement is approximately 18.5 years. The franchise agreement may be terminated for various reasons, including failure by the lessee to operate in accordance with the standards, procedures and requirements established.

Owner Agreement

With respect to the hotel covered by the relicensing franchise agreement, there is a separate owner agreement between the applicable franchisor, owner and lessee. The owner agreement generally provides that the owner (our wholly-owned subsidiary) will (a) be bound by certain restrictions in the related relicensing franchise agreement for the hotel; and (b) perform the obligations of the lessee (which is another one of our wholly-owned subsidiaries) in the event of its default under such agreement.

OUR PROPERTIES

Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operation as extended-stay, select service or full service hotels (as applicable). The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotels are adequately covered by insurance. The following tables present further information about the recently purchased hotels.

S-6

Table 1. General Information

Hotel	Franchise		Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite (a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel (b)
Seattle, Washington	Residence Inn		234	$56,172,992	$269-399	$56,172,992
Sarasota, Florida	Homewood Suites		100	13,800,000	114-159	12,049,500

		Total	334	$69,972,992

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate and frequent customers.
(b)	The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of each hotel.

Table 2. Operating Information (a)

PART A		Avg. Daily Occupancy Rates (%)
Hotel	Franchise	2001	2002	2003	2004	2005
Seattle, Washington	Residence Inn	77%	84%	87%	88%	88%
Sarasota, Florida	Homewood Suites	—	—	—	—	70%

PART B		Revenue per Available Room/Suite ($)
Hotel	Franchise	2001	2002	2003	2004	2005
Seattle, Washington	Residence Inn	$110	$105	$106	$116	$123
Sarasota, Florida	Homewood Suites	—	—	—	—	$74

Note for Table 2:

(a)	Operating information is presented for the last five years, if applicable. Results of operations for those periods before the effective date of our ownership were provided by the applicable seller or manager for such period.

Table 3. Tax and Related Information

Hotel	Franchise	Tax Year		Real Property Tax Rate (a)	Real Property Tax (b)
Seattle, Washington	Residence Inn	2006	(c)	0.96934%	$365,239
Sarasota, Florida	Homewood Suites	2005	(c)	1.89872%	30,714

Notes for Table 3:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).
(b)	The hotel in Sarasota, Florida was under construction during 2005. The property tax for this hotel is not indicative of the property tax expected in future periods.
(c)	Represents calendar year.

(Remainder of Page is Intentionally Blank)

S-7

SUPPLEMENT NO. 9 DATED OCTOBER 18, 2006

TO PROSPECTUS DATED MARCH 3, 2006

APPLE REIT SEVEN, INC.

The following information supplements the prospectus of Apple REIT Seven, Inc. dated March 3, 2006 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 7 (which is cumulative and replaces all prior Supplements), Supplement No. 8 and this Supplement No. 9.

Status of the Offering	S–3
Recent Developments	S–3
Acquisitions and Related Matters	S–4
Summary of Contracts	S–6
Our Properties	S–7

The prospectus, and each supplement, contains forward-looking statements. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “Springhill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

S-2

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on March 15, 2006. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of September 25, 2006, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	21,332,010	234,652,113	211,186,902

Total	26,093,915	$284,652,113	$256,186,902

RECENT DEVELOPMENTS

Recent Purchase

On October 5, 2006, one of our wholly-owned subsidiaries closed on the purchase of an entity owning one Courtyard by Marriott hotel in Hattiesburg, Mississippi with 84 guest rooms. The gross purchase price for this transaction was $9,455,066. This closing occurred in connection with a master purchase agreement that remains in effect with regard to two other hotels (described below).

Recent Purchase Contracts

On September 27, 2006, we caused one of our wholly-owned subsidiaries to enter into a master purchase agreement that relates to three separate purchase contracts. Each purchase contract provided for the purchase by our subsidiary of an entity owning one hotel. As mentioned above, one such purchase has occurred.

The other two purchase contracts remain in effect with respect to hotels in Prattville, Alabama and Trussville, Alabama, which are currently under construction. The gross purchase price for the entity that holds the Prattville hotel, which is expected to contain 84 guest rooms, is $9,303,407. The gross purchase price for the entity that holds the Trussville hotel, which also is expected to contain 84 guest rooms, is $9,510,104. An initial deposit of $100,000 was made under each of these purchase contracts. There can be no assurance at this time that we will purchase either of the entities owning these hotels.

On October 17, 2006, we caused one of our wholly-owned subsidiaries to enter into 11 separate purchase agreements for a portfolio of 13 hotels. The aggregate gross purchase price for these hotels, which contain a total of 1,757 guest rooms, is $308,300,000. The aggregate initial deposit for these hotels is $3,250,000, representing a deposit of $250,000 per hotel. Eight of the hotels serve as collateral for existing loans, which would be assumed by our purchasing subsidiary at closing on any purchase. The aggregate original principal balance of these loans is approximately $99,000,000. Further details about these hotels are provided in another section below. There can be no assurance at this time that we will purchase any of these hotels.

On October 18, 2006, we caused one of our wholly-owned subsidiaries to enter into two separate purchase agreements for two additional hotels, which are located in Danbury, Connecticut and Newark, New Jersey. The gross purchase price for the Danbury hotel, which contains 158 guest rooms, is $14,200,000. The gross purchase price for the Newark hotel, which contains 200 guest rooms, is $23,000,000. An initial deposit of $750,000 was made under each of these purchase agreements. There can be no assurance at this time that we will purchase either of these hotels.

Source of Payments

The gross purchase price with respect to our recent hotel purchase was funded by our ongoing offering of units. We also used the proceeds of our ongoing offering to pay the deposit amounts mentioned above, and to pay $189,101, representing 2% of the gross purchase price for our recent purchase, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

S-3

As a result of our recent purchases we currently own a total of 12 hotels, which are located in the states indicated in the map below:

ACQUISITIONS AND RELATED MATTERS

Acquisitions

Our recently purchased hotel has been leased to another one of our wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the lessee will be referred to below as the “lessee.”

The hotel is managed under a separate management agreement between the lessee and the manager. For simplicity, the manager will be referred to below as the “manager.”

The hotel lease agreement and management agreement are among the contracts described in the next section. The table below specifies the franchise, hotel owner, lessee and manager for our recent purchase (with additional hotel information provided in a following section):

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Hotel	Franchise (a)	Hotel Owner/Lessor	Lessee	Manager (b)

Hattiesburg, Mississippi	Courtyard	Sunbelt-CHM, L.L.C.	Apple Seven Services Southeast, L.P.	LBAM – Investor Group, L.L.C.

Notes for Table:

(a)	All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.
(b)	The hotel was purchased from an affiliate of the indicated manager.

We have no material relationship or affiliation with the seller or the manager, except for the relationship resulting from our purchase, the management agreement, the pending purchase contracts and any related documents.

Purchase Contracts for Portfolio of 13 Hotels

The following tables provide further information about the portfolio of 13 hotels covered by pending purchase agreements, and the loan agreements that would be assumed by our wholly-owned purchasing subsidiary if closing occurs:

Portfolio Summary

	Hotel (a)	Franchise	Number of Rooms	Purchase Price
1.	Jacksonville, Florida	Homewood Suites	116	(b)
2.	New Orleans, Louisiana	Homewood Suites	166	$43,000,000
3.	Rancho Bernardo, California	Courtyard	210	36,000,000
4.	Savannah, Georgia	Homewood Suites	106	(b)
5.	Agoura Hills, California	Homewood Suites	125	25,250,000
6.	Highlands Ranch, Colorado	Residence Inn	117	19,000,000
7.	Highlands Ranch, Colorado	Hilton Garden Inn	128	20,500,000
8.	Cranford, New Jersey	Homewood Suites	108	13,500,000
9.	Mahwah, New Jersey	Homewood Suites	110	19,500,000
10.	San Diego, California	Hampton Inn	177	42,000,000
11.	Miami, Florida	Homewood Suites	159	24,300,000
12.	Provo, Utah	Residence Inn	114	(c)
13.	San Diego, California	Residence Inn	121	(c)

		Total	1,757	$308,300,000

(a)	The hotels listed in 5 and 7 above are currently under construction. This table shows the expected number of rooms upon completion of these hotels.
(b)	The hotels listed in 1 and 4 above are covered by the same purchase contract with a purchase price of $21,500,000.
(c)	The hotels listed in 12 and 13 above are covered by the same purchase contract with a purchase price of $43,750,000.

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Loan Information (a)
	Hotel	Franchise	Original Outstanding Principal Balance	Interest Rate	Maturity Date
1.	Jacksonville, Florida	Homewood Suites	(b)	6.61%	April 2013
2.	New Orleans, Louisiana	Homewood Suites	$17,500,000	5.85%	October 2014
3.	Rancho Bernardo, California	Courtyard	—	—	—
4.	Savannah, Georgia	Homewood Suites	(b)	6.61%	April 2013
5.	Agoura Hills, California	Homewood Suites	—	—	—
6.	Highlands Ranch, Colorado	Residence Inn	11,550,000	5.94%	June 2016
7.	Highlands Ranch, Colorado	Hilton Garden Inn	—	—	—
8.	Cranford, New Jersey	Homewood Suites	—	—	—
9.	Mahwah, New Jersey	Homewood Suites	—	—	—
10.	San Diego, California	Hampton Inn	17,000,000	6.74%	March 2014
11.	Miami, Florida	Homewood Suites	10,450,000	6.50%	July 2013
12.	Provo, Utah	Residence Inn	(c)	6.55%	April 2013
13.	San Diego, California	Residence Inn	(c)	6.55%	April 2013

		Total	$99,000,000

(a)	All loans provide for monthly payments of principal and interest on an amortized basis.
(b)	The hotels listed in 1 and 4 above serve as collateral for the same promissory note, which had an original principal balance of $19,500,000.
(c)	The hotels listed in 12 and 13 above serve as collateral for the same promissory note, which had an original principal balance of $23,000,000.

SUMMARY OF CONTRACTS

Hotel Lease Agreement

The recently purchased hotel in Hattiesburg, Mississippi, is covered by a separate hotel lease agreement between the owner (one of our wholly-owned subsidiaries) and the lessee (another one of our wholly-owned subsidiaries, as specified in the previous section). The lease provides for an initial term of 10 years. The lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

The lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rent and lease commencement date for the hotel are each shown below:

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement

Hattiesburg, Mississippi	Courtyard	$914,346	October 5, 2006

The annual percentage rent depends on a formula that compares a fixed “suite revenue breakpoint” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoint will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

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Management Agreement

The purchased hotel is being managed by the manager under a separate management agreement between the manager and the lessee (which is one of our wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotel and the market in which it operates.

Either party may terminate the management agreement at any time upon prior notice of 180 days. In addition, our leasing subsidiary may terminate the management agreement if the manager fails to achieve certain performance levels.

Franchise Agreement

For the recently purchased hotel in Hattiesburg, Mississippi, there is a relicensing franchise agreement between our wholly-owned subsidiary that is serving as the lessee of the hotel (as specified in a previous section) and Marriott International, Inc. The relicensing franchise agreement provides for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. In addition, we have caused Apple Seven Hospitality, Inc. to provide a separate guaranty of the payment and performance of the lessee under the relicensing franchise agreement.

The fees and other terms of this agreement are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotel and the market in which it operates. This agreement may be terminated for various reasons, including failure by the lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

Owner Agreement

For the recently purchased hotel, there is a separate owner agreement among the franchisor, owner and lessee. The owner agreement generally provides that the owner (our wholly-owned subsidiary) will (a) be bound by certain restrictions in the relicensing franchise agreement for the hotel; and (b) perform the obligations of the applicable lessee (which is another one of our wholly-owned subsidiaries) in the event of its default under such agreement.

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OUR PROPERTIES

Our recently purchased hotel offers guest rooms and suites, together with related amenities. The hotel is located in a developed area and in a competitive market. We believe the hotel is well-positioned to compete in its market based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotel is adequately covered by insurance. The following tables present further information about our recently purchased hotel:

Table 1. General Information

Hotel	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite (a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel (b)
Hattiesburg, Mississippi	Courtyard	84	$9,455,066	$94-149	$8,609,866

Notes for Table 1:

(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.
(b)	The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of the hotel.

Table 2. Operating Information

This table has been omitted because the recently purchased hotel was the result of new construction and has no operating history.

Table 3. Tax and Related Information

Hotel	Franchise	Tax Year		Real Property Tax Rate (a)	Real Property Tax (b)
Hattiesburg, Mississippi	Courtyard	2006	(c)	2.48314%	$15,819

Notes for Table 3:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).
(b)	The recently purchased hotel was under construction during 2005 and part of 2006. The property taxes shown for this hotel are not indicative of the property taxes expected in the future.
(c)	Represents calendar year.

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SUPPLEMENT NO. 10 DATED OCTOBER 26, 2006

TO PROSPECTUS DATED MARCH 3, 2006

APPLE REIT SEVEN, INC.

The following information supplements the prospectus of Apple REIT Seven, Inc. dated March 3, 2006 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus, Supplement No. 7 (which is cumulative and replaces all prior Supplements), Supplement No. 8, Supplement No. 9 and this Supplement No. 10.

Status of the Offering	S-3
Experts	S-3

The prospectus, and each supplement, contains forward-looking statements. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

“Courtyard by Marriott,” “Fairfield Inn,” “TownePlace Suites,” “Springhill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven, Inc., or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hampton Inn & Suites,” “Homewood Suites,” and “Hilton Garden Inn” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by Apple REIT Seven, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Seven, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

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STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on March 15, 2006. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of October 24, 2006, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	24,584,503	270,429,540	243,386,586

Total	29,346,408	$320,429,540	$288,386,586

EXPERTS

Set forth below are the audited financial statements of the PHD Hotel Portfolio. (The purchase of hotels in this portfolio was discussed in Supplement Nos. 7 and 9). These financial statements have been included herein in reliance on the report, also set forth below, of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of the Stafford, Texas—Hilton Homewood Suites Hotel (the purchase of which was discussed in Supplement No. 7). These financial statements have been included herein in reliance on the report, also set forth below, of L.P. Martin & Company, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Merca Real Estate, LLC, the entity that previously owned our hotel in Sarasota, Florida (the purchase of which was discussed in Supplement No. 8). These financial statements have been included herein in reliance on the report, also set forth below, of Peck & Jenkins, C.P.A.’s, P.A., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Lake Union Hotel Associates Limited Partnership, the entity that previously owned our hotel in Seattle, Washington (the purchase of which was discussed in Supplement No. 8). These financial statements have been included herein in reliance on the report, also set forth below, of Bader Martin, PS, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

Set forth below are the audited financial statements of Sunbelt-CHM, L.L.C., the entity that owns our recently purchased hotel in Hattiesburg, Mississippi (the purchase of which was discussed in Supplement No. 9). These financial statements have been included herein in reliance on the report, also set forth below, of McGladrey & Pullen, LLP, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

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INDEX TO FINANCIAL STATEMENTS

Financial Statements of Businesses Acquired

F-1

F-2

Member American Institute of Certified Public Accountants	Member Alabama Society of Certified Public Accountants

Independent Auditors’ Report

To the Board of Directors

Apple Seven Hospitality Ownership, Inc.

We have audited the accompanying combined balance sheets of PHD Hotels Portfolio, as of December 31, 2005 and 2004, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of PHD Hotels Portfolio, as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7, the investment in some of the hotels was sold.

September 21, 2006

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PHD HOTELS PORTFOLIO

COMBINED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
Investments in hotels, net of accumulated depreciation of $4,506,593 and $2,882,899, respectively	$34,876,058	$28,505,573
Construction in progress	2,005,409	912,625
Cash	895,618	1,209,440
Accounts receivable	236,342	224,686
Accounts receivable—related party	151,618	—
Prepaid expenses and other current assets	45,380	21,590
Franchise fees, net of accumulated amortization of $22,861 and $12,694, respectively	202,139	162,306
Goodwill	410,529	410,529
Intangible assets, net of accumulated amortization of $191,760 and $130,703, respectively	524,258	477,302

TOTAL ASSETS	$39,347,351	$31,924,051

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Mortgages payable	$29,938,413	$24,242,482
Note payable—related party	93,012	—
Accounts payable—related party	26,313	26,313
Accounts payable and accrued expenses	819,472	902,673

Total liabilities	30,877,210	25,171,468

MEMBERS’ EQUITY	8,470,141	6,752,583

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$39,347,351	$31,924,051

See independent auditors’ report and notes to combined financial statements.

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PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUES
Rooms	$11,545,252	$8,531,958
Other	934,304	781,724

Total revenues	12,479,556	9,313,682

EXPENSES
Rooms	2,677,592	2,161,872
Food and beverage	1,280,518	995,517
Hotel administration	1,658,894	1,400,970
Property operation, maintenance and energy costs	1,025,236	836,442
Management and franchise fees	975,343	751,537
Miscellaneous expense	203	23,979
Taxes, insurance and other	533,653	417,677
Depreciation and amortization	1,695,811	1,432,995

Total expenses	9,847,250	8,020,989

OPERATING INCOME	2,632,306	1,292,693

Interest income	21,371	6,845
Interest expense	(1,775,053)	(1,362,611)

NET INCOME (LOSS)	$878,624	$(63,073)

See independent auditors’ report and notes to combined financial statements.

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PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$878,624	$(63,073)
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debts	7,889	2,404
Depreciation and amortization	1,695,811	1,432,995
Gain on sale of equipment	(893)	—
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(19,545)	(156,650)
Accounts receivable—related party	(151,618)	—
Prepaid expenses and other current assets	(23,790)	(9,638)
Increase (decrease) in:
Accounts payable and accrued expenses	(83,201)	838,481

Net cash provided by operating activities	2,303,277	2,044,519

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets, including construction in progress	(2,811,683)	(1,934,778)
Intangible assets acquired	(108,013)	(218,443)
Franchise fees	(50,000)	(105,000)
Proceeds from sale of equipment	6,700	—

Net cash used in investing activities	(2,962,996)	(2,258,221)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	—	(877,168)
Proceeds from notes payable	46,289	2,345,189
Principal payments on notes payable	(632,338)	(568,080)
Proceeds from note payable—related party	93,012	—
Equity funding	2,465,000	2,100,000
Distributions	(1,626,066)	(1,888,903)

Net cash provided by financing activities	345,897	1,111,038

NET INCREASE (DECREASE) IN CASH	(313,822)	897,336

CASH AT BEGINNING OF YEAR	1,209,440	312,104

CASH AT END OF YEAR	$895,618	$1,209,440

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$1,979,598	$1,443,249

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Capital assets purchased included in accounts payable	$463,683	$342,304

Property and equipment financed by notes payable	$6,281,980	$4,622,916

See independent auditors’ report and notes to combined financial statements.

F-6

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

HoPo/Tupelo Hotels, LLC is a Alabama limited liability company which was formed on April 25, 2000, for the purpose of acquiring the real estate of a Hampton Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Tupelo, Mississippi, became operational to May 2000, when the management agreement became effective and the hotel commenced operations.

Auburn Hotels, LLC is an Alabama limited liability company which was formed on September 27, 2000, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager), The hotel, located in Auburn, Alabama became operational in November 2001, when the management agreement became effective and the hotel commenced operations. In November 2004, the real and personal property of the Hotel were distributed to the members of the Company. The related note payable was also distributed to the members. The members of the Company entered into an agreement to lease the property back to the Company. These assets and related debt have been combined with the other properties in this financial statement along with their related depreciation and interest expense, thus eliminating the rent expense by the Company to its members.

Montgomery Hotels, LLC is an Alabama limited liability company which was formed on March 12, 2001, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Montgomery, Alabama became operational in August 2003, when the management agreement became effective and the hotel commenced operations.

Troy Hotels, LLC is an Alabama limited liability company which was formed on September 17, 2002, for the purpose of acquiring land and developing a Hampton Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Troy, Alabama, became operational in February 16, 2004, when the management agreement became effective and the hotel commenced operations.

Montgomery Hotels II, LLC is an Alabama limited liability company which was formed on December 24, 2002, for the purpose of acquiring land and developing a Homewood Suites by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Montgomery, Alabama became operational in May 2004, when the management agreement became effective and the hotel commenced operations.

Huntsville Hotels I, LLC is an Alabama limited liability company which was formed on May 3, 2004, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Huntsville, Alabama, became operational in October 2005, when the management agreement became effective and the hotel commenced operations.

Huntsville Hotels II, LLC is an Alabama limited liability company which was formed on February 9, 2005, for the purpose of acquiring land and developing a Homewood Suites by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Huntsville, Alabama, is under construction.

F-7

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Macon Hotels, LLC is an Alabama limited liability company which was formed on August 1, 2005, for the purpose of acquiring land and developing a Hilton Garden Inn by Hilton and operating the hotel under a management agreement with PHD Hotels, Inc. (the Manager). The hotel, located in Macon, Georgia, is under construction.

Personal Assets and Liabilities and Members’ Salaries

In accordance with the generally accepted method of presenting limited liability company and partnership financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability company or partnership nor any provision for income tax expense.

The expenses shown in the combined statements of income do not include any salaries to the members.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Hotels consider all short-term investments with an original maturity of three months or less to be cash equivalents.

Principles of Combination

The accompanying financial statements of PHD Hotels Portfolio include the accounts of Auburn Hotels, LLC and the related Hotel real and personal property owned by its members, HoPo/Tupelo Hotels, LLC, Huntsville Hotels I, LLC, Huntsville Hotels II, LLC, Macon Hotels I, LLC, Montgomery Hotels, LLC, Montgomery Hotels II, LLC and Troy Hotels, LLC (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Concentrations of Credit Risk

The Hotels maintain their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Hotels have not experienced any losses in such accounts, The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted Funds

HoPo/Tupelo Hotels, LLC is required to fund mortgage holder with sufficient funds, 4% of gross revenue, to cover the cost of replacements and renewals to the hotel’s property and improvements. The mortgagor holds these funds in escrow in short-term money market securities on behalf of the hotel until the funds are spent on capital improvements.

Accounts Receivable

Accounts receivable is comprised primarily of trade receivables due from Hotel guests, An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2005 and 2004. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

F-8

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Investment in Hotels

The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any. is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Valuation of Long-Lived Assets

The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No, 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No, 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which, the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise Fees

Franchise fees are amortized on a straight-line basis which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates. Amortization expenses totaled $10,167 and $7,416 for the years ended December 31, 2005 and 2004, respectively.

Loan Origination Costs

Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the respective mortgages. Amortization expenses totaled $61,057 and $58,419 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes

No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of the Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allowable Hotels income or loss, the tax liability of the members would be changed accordingly.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

F-9

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

Sales and Marketing

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion. Sales and marketing expenses totaled $564,427 and $426,638 for the years ended December 31, 2005 and 2004, respectively.

Use of Estimates in the Preparation of Financial Statements

The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENT IN HOTEL PROPERTIES

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2005 and 2004:

	2005	2004
Land and land improvements	$4,639,455	$3,579,296
Building and improvements	28,195,253	22,505,081
Furniture, fixtures and equipment	6,547,943	5,304,095

	39,382,651	31,388,472
Less accumulated depreciation	(4,506,593)	(2,882,899)

Investment in hotels, net	$34,876,058	$28,505,573

3. MORTGAGES PAYABLE

Mortgages payable at December 31, 2005 and 2004 consisted of the following:

	2005	2004
Auburn Hotels, LLC—Mortgage with CharterBank, secured by land, building and improvements; term of 5 years and due November 2009; interest at 7.00%	$5,810,762	$5,979,013

HoPo/Tupelo Hotels, LLC—Mortgage with First American Bank, secured by land, building and improvements; term of 14 months and due November 2006; interest at 7.00%	3,603,801	3,688,465

HoPo/Tupelo Hotels, LLC—Unsecured note payable with First American Bank; term of 3 years and due September 2005; interest at 8.50%	—	20,604

HoPo/Tupelo Hotels, LLC—Second mortgage with Little Properties, Inc., secured by land, building and improvements; term of 5 years and due April 2005; interest at 10.00%	—	10,363

Huntsville Hotels I, LLC—Mortgage with First American Bank, secured by land, building and improvements; term of 18 months and due February 2006; interest at LIBOR plus 3.00%	6,300,000	—

F-10

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

	2005	2004
Huntsville Hotels II, LLC—Construction loan with Colonial Bank, secured by land, building and improvements; term of 18 months and due January 2007; interest at LIBOR plus 2.85%	$28,269	$—

Montgomery Hotels, LLC—Mortgage with GE Capital Franchise Finance Corporation, secured by land, building and improvements; term of 10 years and due October 2013; interest at 7.66%	5,225,513	5,357,851

Montgomery Hotels II, LLC—Mortgage with GE Capital Franchise Finance Corporation, secured by land, building and improvements; term of 10 years and due September 2014; interest at LIBOR plus 3.40%	5,389,187	5,506,668

Troy Hotels, LLC—Mortgage with Troy Bank and Trust, secured by land, building and improvements; term of 20 years and due April 2024; interest at prime plus 1.00%	3,580,881	3,679,518

	$29,938,413	$24,242,482

Future maturities at December 31, 2005 are as follows:

Year ending December 31,
2006	$10,447,801
2007	612,858
2008	628,218
2009	5,655,863
2010	479,221
Thereafter	12,114,452

Total	$29,938,413

Interest of $204,545 and $80,638 was capitalized in the years ended December 31, 2005 and 2004, respectively.

4. CHANGES IN EQUITY

Changes in the Hotels equity accounts during 2005 and 2004 are summarized below:

	2005	2004
Beginning balance	$6,752,583	$6,604,559

Net income (loss)	878,624	(63,073)
Contributions	2,465,000	2,100,000
Distributions	(1,626,066)	(1,888,903)

Ending balance	$8,470,141	$6,752,583

F-11

PHD HOTELS PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2005 AND 2004

5. FRANCHISE AGREEMENTS

Franchise fees totaling $225,000 and $175,000 have been paid to Hilton, Inc. as of December 31, 2005 and 2004, respectively. Amortization expense totaled $10,167 and $7,416 for the years ended December 31, 2005 and 2004, respectively.

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Hilton (Homewood Suites, Hampton Inn and Hilton Garden Inn). The agreements cover initial term of 20 years with varying renewal terms. The agreements provide for payment of base management fees, which are calculated monthly and range from 3% to 8% of gross rental revenues. Franchise fees of $451,730 and $359,183 were paid in 2005 and 2004, respectively.

6. RELATED PARTIES

The Hotels are subject to management agreements with PHD Hotels, Inc., which cover an initial term of 5 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and range from 4% to 5% of gross rental revenues. Management fees of $523,613 and $392,354 were expensed in 2005 and 2004, respectively. In addition, the Hotels pay for accounting services ranging from $300 to $350 per month.

Auburn Hotels, LLC has a receivable from TH Enterprises of $151,618 as of December 31, 2005.

Auburn Hotels, LLC has an unsecured note payable to HoPo Realty Investments, term of 1 year, bearing interest at 5% and due December 2006. The balance due at December 31, 2005 was $93,012.

7. SUBSEQUENT EVENT

In August 2006, the Hotels sold the real and personal property of Auburn Hotels, LLC, Huntsville Hotels I, LLC, Montgomery Hotels, LLC, Montgomery Hotels II, LLC and Troy Hotels, LLC to Apple Seven Hospitality Ownership, Inc. for a gross purchase price of $47,645,000. The sale of HoPo/Tupelo Hotels, LLC is expected to close in October 2006 for a gross purchase price of $5,245,000, with debt in Wachovia Securities with an aggregate principal balance of approximately $4,150,000 being assumed by a subsidiary of Apple Seven Hospitality Ownership, Inc. The sale of Huntsville Hotels II, LLC and Macon Hotels I, LLC of the hotel investments are pending while construction is completed. The gross purchase price for these investments is $22,210,000 and the sale is expected to close upon substantial completion of construction.

F-12

PHD HOTELS PORTFOLIO

COMBINED BALANCE SHEETS (unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Investments in hotels, net of accumulated depreciation of $5,462,107 and $4,506,593, respectively	$35,205,724	$34,876,058
Construction in progress	6,852,651	2,005,409
Cash	2,965,968	895,618
Accounts receivable	309,820	236,342
Accounts receivable—related party	76,618	151,618
Restricted funds held for:
Taxes	13,437	—
Furniture, fixtures and equipment	357,247	—
Prepaid expenses and other current assets	102,776	45,380
Franchise fees, net of accumulated amortization of $26,444 and $22,861, respectively	198,556	202,139
Goodwill	410,529	410,529
Intangible assets, net of accumulated amortization of $232,040 and $191,760, respectively	714,336	524,258

TOTAL ASSETS	$47,207,662	$39,347,351

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Bank overdraft	$923,770	$—
Mortgages payable	34,317,827	29,938,413
Note payable—related party	93,012	93,012
Accounts payable—related party	26,313	26,313
Accounts payable and accrued expenses	1,307,990	819,472

Total liabilities	36,668,912	30,877,210

MEMBERS’ EQUITY	10,538,750	8,470,141

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$47,207,662	$39,347,351

See also the audited financial statements included herein.

F-13

PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF INCOME (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	2006	2005
REVENUES
Rooms	$7,043,555	$5,337,201
Other	587,602	438,492

Total revenues	7,631,157	5,775,693

EXPENSES
Rooms	1,229,793	828,556
Food and beverage	784,158	577,994
Hotel administration	981,785	749,984
Property operation, maintenance and energy costs	1,176,670	854,741
Management and franchise fees	553,187	434,228
Miscellaneous expense	4,184	—
Taxes, insurance and other	316,414	240,098
Depreciation and amortization	999,378	815,967

Total expenses	6,045,569	4,501,568

OPERATING INCOME	1,585,588	1,274,125

Interest income	8,977	3,819
Interest expense	(1,107,231)	(834,231)

NET INCOME	$487,334	$443,713

See also the audited financial statements included herein.

F-14

PHD HOTELS PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$487,334	$443,713
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debts	3,999	2,582
Depreciation and amortization	999,378	815,967
Gain on sale of equipment	—	(893)
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(77,477)	(33,837)
Accounts receivable—related party	75,000	—
Prepaid expenses and other current assets	(57,396)	(10,634)
Increase (decrease) in:
Accounts payable and accrued expenses	488,518	201,670

Net cash provided by operating activities	1,919,356	1,418,568

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets, including construction in progress	(1,453,188)	(546,453)
Intangible assets acquired	(230,358)	—
Proceeds from sale of equipment	—	6,700
Net increase in restricted funds held	(370,684)	—

Net cash used in investing activities	(2,054,230)	(539,753)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	923,770	—
Principal payments on notes payable	(299,821)	(349,365)
Equity funding	2,252,500	—
Distributions	(671,225)	(544,172)

Net cash provided (used) by financing activities	2,205,224	(893,537)

NET INCREASE (DECREASE) IN CASH	2,070,350	(14,722)

CASH AT BEGINNING OF YEAR	895,618	1,209,440

CASH AT END OF YEAR	$2,965,968	$1,194,718

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including capitalized interest	$1,177,522	$859,983

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Capital assets purchased included in accounts payable	$277,936	$884,452

Property and equipment financed by notes payable	$4,679,235	$2,941,471

See also the audited financial statements included herein.

F-15

Independent Auditors’ Report

To the Board of Directors

Apple Seven Hospitality, Inc.

Richmond, Virginia

We have audited the accompanying balance sheet of the Stafford, Texas—Hilton Homewood Suites Hotel (the Hotel), as of December 31, 2005, and the related statements of partners’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2005, and the results of its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

May 5, 2006

F-16

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

BALANCE SHEET

DECEMBER 31, 2005

ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$587,725
Construction in Progress	1,539,871
Furnishings and Equipment	47,974

TOTAL INVESTMENT IN HOTEL PROPERTY	2,175,570

Cash and Cash Equivalents	34,245
Due from Affiliate	2,450
Franchise Fees	25,000

61,695

TOTAL ASSETS	$2,237,265

LIABILITIES AND PARTNERS’ DEFICIT
LIABILITIES:
Mortgage Payable	$1,353,914
Accounts Payable	853,806
Accrued Liabilities	23,677
Due to Affiliates	6,405

TOTAL LIABILITIES	2,237,802
PARTNERS’ DEFICIT	(537)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$2,237,265

The accompanying notes are an integral part of this financial statement.

F-17

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF PARTNERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2005

Balance, January 1, 2005	$—
Equity Distributions, net	(537)

Balance, December 31, 2005	$(537)

The accompanying notes are an integral part of this financial statement.

F-18

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2005

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	$(1,298,087)
Payment of Franchise Fees	(25,000)

NET CASH USED BY INVESTING ACTIVITIES	(1,323,087)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	1,353,914
Affiliate Loans	3,955
Equity Distributions, net	(537)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,357,332

NET INCREASE IN CASH	34,245

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$34,245

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$14,400

NONCASH FINANCING AND INVESTING ACTIVITIES:
2005 Hotel property purchases in the amounts of $853,806 and $23,677, respectively, were financed with accounts payable and accrued liabilities.

The accompanying notes are an integral part of this financial statement.

F-19

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

NOTES TO THE FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2005

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the Stafford, Texas—Hilton Homewood Suites Hotel property (the Hotel) as of December 31, 2005 and for the year then ended. The Hotel is owned by HSHS Property, a Texas limited partnership. The partnership entity was formed during 2005. The partnership acquired the Hotel land and began construction on the 78 room Hotel during 2005.

The Hotel is being developed by W. I. Realty I, L. P., an affiliate. At December 31, 2005, the Hotel was under construction and, accordingly, had not opened for business. It is anticipated Hotel construction will be completed and the Hotel will open for business in the spring of 2006.

Hilton Homewood Suites Hotels specialize in providing extended stay lodging for business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Economic conditions in the Hotel locality will impact the Hotel’s future revenues and the ability to collect accounts receivable.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents includes demand deposits in banks.

Concentrations—Cash maintained at major financial institutions may at times during the year be in excess of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk.

Investment in Hotel Property—Land and construction in progress are stated at the Owner’s cost. Costs of improvements including interest, financing costs and real estate taxes during the construction period are capitalized. Capitalized interest totaled $14,400 in 2005. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to construct the Hotel and develop the site up to the time the Hotel is placed in operation.

No depreciation has been recorded to date since the Hotel has not been placed in operation.

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. Assets to be disposed of are reported at the lower of carrying value or fair value less cost to sell. No impairment losses have been recorded to date.

Loan Costs—Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotel’s normal depreciation policies.

Income Taxes—The Hotel property was owned by a limited partnership throughout the financial statement period. Income and losses of a limited partnership are passed through to the partners and taxed on their individual income tax returns. Accordingly, the financial statements do not reflect an income tax provision.

F-20

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

YEAR ENDED DECEMBER 31, 2005

NOTE 3—RELATED PARTY TRANSACTIONS

The Owner has paid Promus Hotels, Inc. a $25,000 franchise fee to operate as a Hilton Homewood Suites Hotel. The franchise term is effective June 3, 2005 and runs through June 2, 2027. The terms of the agreement require the Owner to pay the franchisor monthly royalty and program fees totaling four percent of the Hotel’s gross room revenue.

The Owner has agreed to pay development fees of $234,000 to W. I. Realty I, L. P. in connection with development of the Hotel property. Through December 31, 2005, $93,600 was earned and has been included in construction in progress. The balance of $140,400 is scheduled to be paid in 2006.

NOTE 4—MORTGAGE LOAN PAYABLE

The Hotel property is encumbered by a $7,619,600 construction loan with Sovereign Bank dated August 15, 2005. Through December 31, 2005, $1,353,914 has been advanced. The loan requires interest only payments and bears interest at a floating rate of LIBOR plus 2.0%, 6.385% at December 31, 2005.

The loan is secured by the Hotel property mortgage, a security agreement covering tangible and intangible assets of the Hotel and the guarantee of W. I. Realty I, L. P. The loan is scheduled to mature on February 15, 2007.

NOTE 5—SUBSEQUENT EVENT

The Owner has a sales contract with Apple Seven Hospitality, Inc. (Apple) and anticipates selling the Hotel land, improvements and furnishings to Apple in 2006. The sales price is anticipated to exceed the carrying value of the Hotel’s assets.

F-21

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

BALANCE SHEET (unaudited)

	June 30, 2006	December 31, 2005
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$587,725	$587,725
Construction in Progress	5,517,563	1,539,871
Furnishings and Equipment	624,359	47,974

TOTAL INVESTMENT IN HOTEL PROPERTY	6,729,647	2,175,570

Cash and Cash Equivalents	25,573	34,245
Due from Affiliates	4,350	2,450
Franchise Fees	25,000	25,000

	54,923	61,695

TOTAL ASSETS	$6,784,570	$2,237,265

LIABILITIES AND PARTNERS’ DEFICIT
LIABILITIES:
Mortgage Payable	$5,988,476	$1,353,914
Accounts Payable	734,156	853,806
Deposits and Accrued Liabilities	58,442	23,677
Due to Affiliates	35,000	6,405

TOTAL LIABILITIES	6,816,074	2,237,802
PARTNERS’ DEFICIT	(31,504)	(537)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$6,784,570	$2,237,265

See also the audited financial statements included herein.

F-22

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF PARTNERS’ DEFICIT (unaudited)

SIX MONTH PERIOD ENDED JUNE 30, 2006

Balance, January 1	$(537)
Net Loss	(30,632)
Equity Distributions	(335)

Balance, June 30	$(31,504)

See also the audited financial statements included herein.

F-23

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF OPERATIONS (unaudited)

SIX MONTH PERIOD ENDED JUNE 30, 2006

REVENUES	$—

EXPENSES:
Pre-opening Costs	30,632

NET LOSS	$(30,632)

See also the audited financial statements included herein.

F-24

STAFFORD, TEXAS—HILTON HOMEWOOD SUITES HOTEL

STATEMENT OF CASH FLOWS (unaudited)

SIX MONTH PERIOD ENDED JUNE 30, 2006

CASH FLOWS TO OPERATING ACTIVITIES:
Net Loss	$(30,632)

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(4,638,962)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	4,634,562
Affiliate Loans	26,695
Equity Distributions	(335)

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,660,922

NET DECREASE IN CASH	(8,672)
CASH AND CASH EQUIVALENTS, JANUARY 1	34,245

CASH AND CASH EQUIVALENTS, JUNE 30	$25,573

SUPPLEMENTAL DISCLOSURES:
Interest Paid: Capitalized to Investment in Hotel Property	$108,312

See also the audited financial statements included herein.

F-25

Peck & Jenkins, C.P.A.’s, P.A.

Certified Public Accountants

Phone: 727-785-2773

Fax: 727-784-4803

September 26, 2006

The Members

Merca Real Estate, LLC

(dba Homewood Suites by Hilton Sarasota)

We have audited the accompanying balance sheets of Merca Real Estate, LLC as of December 31, 2005 and 2004, and the related statements of operations, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merca Real Estate, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

34650 US Hwy 19 N, Suite 108  •  Palm Harbor, FL 34684

F-26

MERCA REAL ESTATE, LLC

Balance Sheets

As of December 31, 2005 and 2004

	2005	2004
Assets
Current assets:
Cash and cash equivalents	$686,559	$23,365
Restricted cash	22,118	—
Accounts receivable, net	92,100	—
Due from affiliate	50,510	—
Note receivable	—	152,704
Prepaid expenses and other current assets	16,529	6,387

Total current assets	867,816	182,456

Property and equipment:
Land	450,000	450,000
Building and improvements	7,098,662	5,550,628
Furniture, fixtures and equipment	910,300	439,255
Less accumulated depreciation	(273,710)	(18,254)

Net property and equipment	8,185,252	6,421,629

Other assets, net	207,768	50,000

Total assets	$9,260,836	$6,654,085

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$340,163	$66,552
Accrued expenses	133,346	93,845
Current portion of long-term debt	102,029	—

Total current liabilities	575,538	160,397

Long-term debt, less current portion	6,061,523	2,589,641

Total liabilities	6,637,061	2,750,038

Members’ equity	2,623,775	3,904,047

Total liabilities and members’ equity	$9,260,836	$6,654,085

See accompanying notes and accountant’s report.

F-27

MERCA REAL ESTATE, LLC

Statements of Operations

Years ended December 31, 2005 and 2004

	2005	2004
Revenues:
Suites	$2,286,556	$—
Food and beverage	47,730	—
Other income	51,307	—
Telephone	16,683	—

Total revenues	2,402,276	—

Costs and expenses:
Suites	405,577	—
Depreciation and amortization	264,372	—
Food and beverage	8,344	—
Franchise and management fees	130,763	25,000
General and administrative	621,148	121,149
Insurance	32,617	—
Marketing	227,003	—
Property operations and maintenance	143,521	—
Property taxes	29,700	502
Rentals and other expenses	10,504	—
Telephone	17,941	—
Utilities	181,870	—

Total costs and expenses	2,073,360	146,651

Operating income (loss)	328,916	(146,651)

Other income (expense):
Interest income	10,627	2,124
Interest expense	(283,894)	—
Management fee from related party	50,510	—
Management fee to related party	(27,000)	—
Amortization of loan fees	(19,336)	—

Total other income (expense)	(269,093)	2,124

Net income (loss)	$59,823	$(144,527)

See accompanying notes and accountant’s report.

F-28

MERCA REAL ESTATE, LLC

Statements of Changes in Members’ Equity

Years ended December 31, 2005 and 2004

	2005	2004
Members’ equity at beginning of period	$3,904,047	$2,717,036
Members’ contributions	906,715	2,173,189
Distributions to members	(2,246,810)	(841,651)
Net income (loss)	59,823	(144,527)

Members’ equity at end of period	$2,623,775	$3,904,047

See accompanying notes and accountant’s report.

F-29

MERCA REAL ESTATE, LLC

Statements of Cash Flows

Years ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income (loss)	$59,823	$(144,527)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	255,456	5,497
Amortization	28,253	—
Changes in operating accounts:
Accounts receivable, net	(92,100)	—
Due from affiliate	(50,510)	—
Prepaid expenses and other current assets	(10,142)	5,625
Accounts payable and accrued expenses	313,112	101,506

Net cash provided by operating activities	503,892	(31,899)

Cash flows from investing activities:
Additions to building and land	(1,548,034)	(3,893,806)
Additions to furniture, fixtures and equipment	(471,045)	(418,697)
Acquisition of franchise rights and computer software	(41,000)	(25,000)
Collection of notes receivable	152,704	390,000

Net cash used in investing activities	(1,907,375)	(3,947,503)

Cash flows from financing activities:
Proceeds of long-term debt	3,610,359	1,929,641
Repayment of long-term debt	(36,448)	—
Contributions from members	906,715	2,173,189
Distributions to members	(2,246,810)	(841,651)
Payment of deferred financing costs	(145,021)	—

Net cash provided by financing activities	2,088,795	3,261,179

Net cash increase (decrease) for period	685,312	(718,223)
Cash at beginning of period	23,365	741,588

Cash at end of period	$708,677	$23,365

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amount capitalized	$271,291	$—

See accompanying notes and accountant’s report.

F-30

MERCA REAL ESTATE, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

Merca Real Estate, LLC (the Company), dba Homewood Suites by Hilton Sarasota, is a Florida limited liability company formed on March 30, 2000 with a stated life of 99 years. The Company owned and operated a hotel in Sarasota, Florida that commenced business in February 2005. See Note 8—Subsequent Event.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash held in financial institutions, and other highly liquid short-term investments with original maturities of three months or less when purchased.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect, net of a $610 allowance for doubtful accounts at December 31, 2005. Payment from hotel guests is due upon checkout, unless commercial accounts are established. Accounts receivable consist of amounts due from credit card processing companies, commercial accounts, and guests who have not yet checked out of the hotel.

Property and equipment

Property and equipment are stated at cost and include capitalized interest, property taxes, insurance and other direct costs incurred during the construction period. The amounts of interest capitalized for the years ended December 31, 2005 and 2004 were $98,796 and $32,919, respectively.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 30 years for buildings and five to eight years for furniture, fixtures and equipment.

Repair and maintenance costs are charged to expense as incurred.

Other assets

Other assets consist of loan costs, franchise rights and computer software in the amounts of $145,021, $50,000 and $41,000, respectively. Loan costs are amortized over the term of the loan agreement using the straight-line method. Franchise rights are amortized over a period of 20 years using the straight line method. Computer software is amortized over a life of three years. The amounts of accumulated amortization at December 31, 2005 for loan costs, franchise rights and computer software were $19,336, $2,083 and $6,834, respectively. No amounts were amortizable at December 31, 2004.

Revenue recognition

Revenue is recognized as earned, which is generally when a guest occupies a room, or at the time other hotel services are provided.

Marketing expenses

Marketing costs are expensed when incurred.

F-31

MERCA REAL ESTATE, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

Income taxes

The Company is not a taxpaying entity for federal or state income tax purposes, and therefore no tax provision has been reflected in the accompanying statements. Any federal or state income taxes due are the responsibility of the members of the Company.

Fair value of financial instruments

The fair value of the Company’s cash, restricted cash, accounts and note receivable, and long-term obligations approximate their carrying amounts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3—CASH

At various times during the fiscal year, the Company’s cash in bank balances exceeded the federally insured limits. However, these accounts are demand deposits and therefore bear minimal risk.

The terms of the Management Agreement (See Note 6) required that the Company fund the cost of replacements and renewals of the hotel’s property and improvements through monthly deposits equivalent to 3% of gross revenue. These funds were held in an interest-bearing account and disbursements were restricted to capital improvements or replacements.

NOTE 4—NOTE RECEIVABLE

At December 31, 2004 the Company was owed $152,704 pursuant to a note with an unrelated party. During 2005 the note was collected in full. These transactions are unrelated to the operation of the hotel.

NOTE 5—LONG-TERM DEBT

As of December 31, 2004, the Company was obligated under two mortgage notes payable to Stearns Bank, N.A. with original maturities of less than one year. Both notes were assigned to GE Capital Franchise Finance Corporation (GE) in conjunction with the execution of an amended, consolidated and restated note of $6,200,000 on May 31, 2005; therefore, the amounts outstanding at December 31, 2004 are classified as long-term.

The note payable to GE bore interest at an initial rate of Libor plus 3.5% with a maturity date of June 1, 2010. The note was collateralized by a mortgage on the hotel property and a security agreement with assignment of rents, and was guaranteed by the members of the Company. The loan was paid in full upon the sale of the hotel property on September 15, 2006 (See Note 8).

F-32

MERCA REAL ESTATE, LLC

NOTES TO FINANCIAL STATEMENTS—(Continued)

December 31, 2005 and 2004

NOTE 6—FRANCHISE LICENSE AND MANAGEMENT AGREEMENTS

Franchise License Agreement

Effective April 3, 2003, the Company entered into a franchise license agreement with Promus Hotels, Inc. (a subsidiary of Hilton Hotels Corporation) to operate a hotel under the licensed name Homewood Suites by Hilton. The agreement was scheduled to terminate on April 2, 2025. The Company paid an initial fee of $50,000 which was capitalized as other assets. The agreement provided for a monthly royalty fee of 2% of gross room revenue during the first year, 3% during the second and third years, and 4% thereafter. In addition, the agreement provided for a monthly program fee of 4% of gross room revenue, subject to possible increases not to exceed 1% of gross room revenue per calendar year or 5% of gross room revenue in the aggregate. The royalty and program fees charged to expense for the year ended December 31, 2005 were $45,731 and $91,462, respectively. The agreement was terminated upon the sale of the hotel property on September 15, 2006 (See Note 8).

Management Agreement

Effective May 17, 2004, the Company entered into a management agreement with Promus Hotels, Inc. (a subsidiary of Hilton Hotels Corporation) for a period of five years commencing with the opening of the hotel. The agreement provided for a fixed management fee of 2.5% of the annual gross revenues plus an incentive management fee equal to 10% of the amount by which the gross operating profit exceeded budgeted gross operating profit. In addition, the agreement provided for six monthly fees of $5,000 during the pre-opening phase; these fees were $25,000 for the year ended December 31, 2004. The fixed, incentive, and monthly fees charged to expense for the year ended December 31, 2005 were $59,871, $20,160 and $5,000, respectively. The Company is no longer subject to this agreement, pursuant to the sale of the hotel property on September 15, 2006 (See Note 8).

NOTE 7—RELATED PARTY TRANSACTIONS

From time to time, the Company provides management services to Saravista, Inc., an affiliated entity owned by the members of the Company. During 2005, the Company charged $50,510 for such services, and this entire amount was unpaid as of December 31, 2005. The members of the Company maintain a practice of settling such charges on a periodic basis. Saravista, Inc. provided management services to the Company during 2005 for a fee of $27,000, which was paid in full.

During 2004 and 2005, furniture and fixtures in the amounts of $414,513 and $464,932, respectively, were purchased from Advantis Hospitality, LLC, an affiliated entity owned and controlled by the members of the Company.

NOTE 8—SUBSEQUENT EVENT

On September 15, 2006, the Company sold its hotel property and related assets to a wholly owned subsidiary of Apple REIT Seven, Inc. for a gross purchase price of $13,800,000.

F-33

MERCA REAL ESTATE, LLC

Balance Sheets (unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$756,995	$686,559
Restricted cash	97,302	22,118
Accounts receivable, net	116,157	92,100
Due from affiliate	50,510	50,510
Note receivable	—	—
Prepaid expenses and other current assets	26,555	16,529

Total current assets	1,047,519	867,816

Property and equipment:
Land	450,000	450,000
Building and improvements	7,098,662	7,098,662
Furniture, fixtures and equipment	910,300	910,300
Less accumulated depreciation	(448,358)	(273,710)

Net property and equipment	8,010,604	8,185,252

Other assets, net	181,487	207,768

Total assets	$9,239,610	$9,260,836

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$334,735	$340,163
Accrued expenses	295,350	133,346
Current portion of long-term debt	134,950	102,029

Total current liabilities	765,035	575,538

Long-term debt, less current portion	5,998,280	6,061,523

Total liabilities	6,763,315	6,637,061

Members’ equity	2,476,295	2,623,775

Total liabilities and members’ equity	$9,239,610	$9,260,836

See also the audited financial statements included herein.

F-34

MERCA REAL ESTATE, LLC

Statements of Operations (unaudited)

Six months ended June 30, 2006 and 2005

	2006	2005
Revenues:
Suites	$1,734,416	$1,011,384
Food and beverage	5,705	6,794
Other income	81,194	14,728
Telephone	5,947	10,539

Total revenues	1,827,262	1,043,445

Costs and expenses:
Suites	278,245	150,453
Depreciation and amortization	181,593	105,749
Food and beverage	71,074	1,333
Franchise and management fees	101,370	69,343
General and administrative	178,347	293,997
Insurance	27,877	9,703
Marketing	163,403	87,253
Property operations and maintenance	143,248	103,233
Property taxes	78,956	58,004
Rentals and other expenses	5,112	4,330
Telephone	10,305	7,403
Utilities	87,988	76,784

Total costs and expenses	1,327,518	967,585

Operating income	499,744	75,860

Other income (expense):
Interest income	6,507	1,528
Interest expense	(305,395)	(75,937)
Management fee from related party	—	17,617
Management fee to related party	—	(13,500)
Amortization of loan fees	(19,336)	—

Total other income (expense)	(318,224)	(70,292)

Net income	$181,520	$5,568

See also the audited financial statements included herein.

F-35

MERCA REAL ESTATE, LLC

Statements of Changes in Members’ Equity (unaudited)

Six months ended June 30, 2006 and 2005

	2006	2005
Members’ equity at beginning of period	$2,623,775	$3,904,047
Contributions from members	—	894,376
Distributions to members	(329,000)	(500,020)
Net income	181,520	5,568

Members’ equity at end of period	$2,476,295	$4,303,971

See also the audited financial statements included herein.

F-36

MERCA REAL ESTATE, LLC

Statements of Cash Flows (unaudited)

Six months ended June 30, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net income	$181,520	$5,568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	174,648	102,182
Amortization	26,281	3,567
Changes in operating accounts:
Accounts receivable, net	(24,057)	(81,982)
Due from affiliate	—	(17,616)
Prepaid expenses and other current assets	(10,026)	(56,461)
Accounts payable and accrued liabilities	156,576	374,761

Net cash provided by operating activities	504,942	330,019

Cash flows from investing activities:
Additions to building and land	—	(1,548,034)
Additions to furniture, fixtures and equipment	—	(469,429)
Acquisition of computer software	—	(41,000)

Net cash used in investing activities	—	(2,058,463)

Cash flows from financing activities:
Proceeds of long-term debt	—	1,677,359
Repayment of long-term debt	(30,322)	—
Contributions from members	—	894,376
Distributions to members	(329,000)	(500,020)

Net cash provided by financing activities	(359,322)	2,071,715

Net cash increase for period	145,620	343,271
Cash at beginning of period	708,677	23,365

Cash at end of period	$854,297	$366,636

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amount capitalized	$305,395	$75,937

See also the audited financial statements included herein.

F-37

Independent Auditors’ Report

The Partners

Lake Union Hotel Associates Limited Partnership

We have audited the accompanying balance sheets of Lake Union Hotel Associates Limited Partnership (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, partners’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2005 and 2004, and the results of its operations, changes in partners’ deficit, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    Bader Martin, P.S.

September 26, 2006

Bader Martin, P.S. Certified Public Accountants + Business Advisors

1000 Second Avenue, 34th Floor, Seattle, Washington 98104-1022 | 206.621.1900 | FAX 206.682.1874 | www.badermartin.com

A member firm of DFX International, a worldwide association of independent accounting firms and business advisors.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

BALANCE SHEETS

	December 31,
	2005	2004
ASSETS
Current assets:
Cash	$306,919	$315,937
Replacement reserves	185,202	252,796
Accounts receivable	150,103	238,170
Prepaid expenses and other	67,615	49,222

Total current assets	709,839	856,125

Property and equipment:
Hotel facilities	25,053,992	25,037,371
Furniture, fixtures, and equipment	4,084,585	3,693,539

	29,138,577	28,730,910
Less accumulated depreciation	(13,208,441)	(12,131,190)

	15,930,136	16,599,720

Escrow deposits	764,638	399,261
Deferred charges, net	171,591	218,481

	936,229	617,742

	$17,576,204	$18,073,587

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$641,714	$592,534
Current portion of capital lease obligations	15,488	14,279
Trade accounts payable	187,179	171,163
Accrued expenses	433,423	382,435

Total current liabilities	1,277,804	1,160,411

Deferred rent payable	1,229,418	1,214,319
Long-term debt, net of current portion	25,200,751	25,842,465
Capital lease obligations, net of current portion	19,736	35,224

Total long-term obligations	26,449,905	27,092,008

Partners’ deficit	(10,151,505)	(10,178,832)

	$17,576,204	$18,073,587

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2005	2004
Revenues:
Suites	$10,507,589	$9,921,076
Telephone	23,319	30,627
Other	733,758	574,381

Total revenues	11,264,666	10,526,084

Departmental costs and expenses:
Suites	2,516,161	2,422,079
Telephone	32,610	36,451

Total departmental costs and expenses	2,548,771	2,458,530

Gross margin	8,715,895	8,067,554

Undistributed operating expenses:
Administrative and general	659,011	604,698
Marketing	901,743	827,775
Property operation and maintenance	436,836	432,596
Energy costs	563,336	522,023
Property and other taxes	378,984	430,708
Insurance	204,068	195,867
Franchise fee	420,304	398,080
Hotel management fee and administrative services fee	578,730	541,731
Rental expense	485,951	492,240

Total undistributed operating expenses	4,628,963	4,445,718

Operating income	4,086,932	3,621,836

Interest	(2,035,463)	(2,141,897)
Depreciation	(1,077,252)	(1,077,186)
Amortization	(46,890)	(43,628)

Net income	$927,327	$359,125

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF PARTNERS’ DEFICIT

Balance, January 1, 2004	$(10,337,957)
Net income	359,125
Distributions to partners	(200,000)

Balance, December 31, 2004	(10,178,832)
Net income	927,327
Distributions to partners	(900,000)

Balance, December 31, 2005	$(10,151,505)

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$927,327	$359,125

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,077,252	1,077,186
Amortization	46,890	43,628
Changes in operating accounts:
Accounts receivable	88,067	(41,533)
Prepaid expenses and other	(18,393)	418
Trade accounts payable	16,017	(11,233)
Accrued expenses	50,987	2,973
Deferred rent payable	15,099	27,468

Total adjustments	1,275,919	1,098,907

Net cash provided by operating activities	2,203,246	1,458,032

Cash flows used in investing activities:
Change in escrow deposits	(365,377)	183,392
Additions to hotel facilities	(16,621)	(74,968)
Additions to furniture and equipment	(357,319)	(512,642)

Cash used in investing activities	(739,317)	(404,218)

Cash flows used in financing activities:
Distributions to partners	(900,000)	(200,000)
Repayments of long-term obligations	(640,541)	(606,806)

Cash used in financing activities	(1,540,541)	(806,806)

Net (decrease) increase in cash	(76,612)	247,008
Cash, beginning of year	568,733	321,725

Cash, end of year	$492,121	$568,733

Supplemental noncash investing and financing activities:
Leased equipment added directly to capital lease	$33,728

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,098,414	$2,145,545

See notes to financial statements.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

1. The Partnership:

Lake Union Hotel Associates Limited Partnership dba Residence Inn by Marriott—Seattle Downtown (the Partnership) owns and operates a 234 unit hotel in Seattle, Washington. During the years ended December 31, 2005 and 2004, approximately 10% of the Partnership’s revenues were provided by a medical facility near the hotel. The Partnership dissolves the earliest of December 31, 2079, sale of all property, or certain other occurrences.

Under the partnership agreement dated December 1, 1989 and as amended on March 1, 1999 there is a “qualified income offset” provision requiring the allocation of all income to limited partners until their capital deficits (as defined) are eliminated. As a result of the April 1999 refinancing, the limited partners no longer have an adjusted deficit, and in years that the Partnership has net income, it will be allocated to the general partner and special limited partners. Once allocated income is equal to previously allocated losses, profits, losses, and distributions will be generally allocated 45% to the general partner, 5% to the special limited partners and 50% to the limited partners.

2. Summary of significant accounting policies:

Use of estimates in preparation of financial statements:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Partnership had cash on deposit with a bank in excess of federally insured limits at December 31, 2005 and 2004.

Property and equipment:

Property and equipment are stated at cost. Depreciation expense is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements, and 6 years for furniture, fixtures, and equipment. Depreciation expense includes amortization of capitalized leases.

Accounts receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Balances are due when guests check out of the hotel unless commercial accounts have been established. Commercial accounts are due when invoiced and considered delinquent after 60 days. Management closely monitors outstanding balances and writes off accounts when it is determined that they will not be collected. No collateral is required. At December 31, 2005 and 2004, no allowance is considered necessary. The maximum loss that may be incurred if not collected is limited to the carrying amount, net of any allowance provided. One customer accounted for approximately 10% of accounts receivable at December 31, 2005.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

Deferred charges and related amortization:

Loan costs are deferred and amortized by over the life of the agreement using the effective interest method. Franchise fees are amortized over a period of 15 years using the straight-line method.

Deferred rent payable:

Deferred rent payable is the amount of land lease rent recorded on the straight-line basis that exceeds the rent due according to the provisions of the lease.

Revenue recognition:

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room, or consummation of purchases of other hotel services.

Advertising:

Advertising is charged to expense during the period in which it is incurred. Advertising totaled $271,300 and $264,500 during 2005 and 2004, respectively. No direct-response advertising costs were incurred.

Income taxes:

No provision has been made for income taxes as these are the responsibility of the partners.

3. Replacement reserves:

Replacement reserves consists of funds management has voluntarily set aside for major repairs and replacements.

4. Escrow deposits:

The loan agreement for the mortgage note payable requires deposits to lender reserve accounts for seasonality, property taxes, property and equipment repairs, and the ground lease. Monthly reserve deposits range from $24,200 in the winter months to $83,000 in the summer months. The Partnership can obtain reimbursement for qualifying property and equipment expenditures from the property and equipment escrow account.

5. Deferred charges:

	2005	2004
Franchise fees	$65,000	$65,000
Loan costs	398,017	398,017

	463,017	463,017
Accumulated amortization	(291,426)	(244,536)

Unamortized cost	$171,591	$218,481

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

6. Long-term debt:

Long-term debt consists of a mortgage note which is payable in monthly installments of approximately $223,800, including interest at 8%, and matures in May 2009. The mortgage note is collateralized by substantially all assets of the Partnership and an assignment of leases and rents.

Scheduled maturities of the mortgage note are as follows :

Year ending December 31,
2006	$641,714
2007	695,000
2008	752,700
2009	23,753,051

$25,842,465

7. Leases, commitments and related parties:

Management agreement:

The Partnership has a management agreement with Inn Ventures, Inc., which is owned by individuals with interests in the general partner. The agreement, with an initial term through April 2001, was extended through September 2006, and provides for a management fee of 5% of suite and other revenues. Fees incurred under the management agreement for 2005 and 2004 were approximately $560,700 and $523,700, respectively. Accounts payable included approximately $43,200 and $34,900 due to Inn Ventures, Inc. at December 31, 2005 and 2004, respectively.

Franchise agreement:

The Partnership has a franchise agreement with Residence Inn by Marriott, Inc. with an initial term of 15 years, through April 2006, and an option for a 10 year renewal, subject to certain terms and conditions. The agreement provides for annual franchise fees of 4% of gross suite revenues and fees for a national marketing fund to benefit the Residence Inn by Marriott system of 2.5% of gross suite revenues. Fees incurred under the franchise agreement for 2005 and 2004 were approximately $683,000 and $646,900, respectively. Accounts payable included approximately $38,300 and $59,800 due to Residence Inn by Marriott, Inc. at December 31, 2005 and 2004, respectively.

Administrative services agreement:

The Partnership has an administrative services and consulting agreement with an advisor to provide financial and administrative assistance to the Partnership. Annual administrative fees for 2005 and 2004 were $18,000 for each year. The agreement will terminate if and when all or substantially all of the assets of the Partnership are sold.

Leases:

The Partnership leases automotive and office equipment under operating lease agreements with third parties. In addition, the Partnership leases land under a lease expiring in 2049 including options to extend the lease for three consecutive ten year terms. The land lease payments are to be recalculated in 2019, based on the fair market value of the property at that date.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Partnership has capital lease agreements with third parties for telephone and internet access equipment. Furniture, fixtures, and equipment includes approximately $329,600 and $295,900 at December 31, 2005 and 2004, respectively, and accumulated depreciation includes approximately $268,300 and $246,900 related to the capitalized equipment at December 31, 2005 and 2004, respectively.

Approximate future minimum operating and capital lease payments are as follows:

Year ending December 31,	Operating Leases	Capital Leases
2006	$467,200	$17,791
2007	459,200	17,791
2008	454,100	2,966
2009	528,400
2010	533,800
Thereafter	4,869,400

Total minimum lease payments	$7,312,100	38,548

Less amount representing interest		(3,324)

Present value of net minimum lease payments		$35,224

8. Benefit plan:

The Partnership has a 401(k) profit sharing plan covering substantially all employees with one year of service. The plan requires Partnership contributions equal to 50% of each participant’s contribution up to 1% of salary. Contributions to this plan were approximately $8,700 and $6,800 for 2005 and 2004, respectively.

9. Subsequent event:

On June 27, 2006, the Partnership entered into a contract with Apple Seven Hospitality Ownership, Inc. to sell the Partnership real property and certain related assets. The sale closed September 1, 2006.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

BALANCE SHEETS (UNAUDITED)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash, including replacement reserves	$834,126	$492,121
Accounts receivable	124,954	150,103
Prepaid expenses and other	88,089	67,615

Total current assets	1,047,169	709,839

Property and equipment:
Hotel facilities	25,053,992	25,053,992
Furniture, fixtures, and equipment	4,319,752	4,084,585

	29,373,744	29,138,577
Less accumulated depreciation	(13,701,731)	(13,208,441)

	15,672,013	15,930,136

Escrow deposits	555,990	764,638
Deferred charges, net	150,611	171,591

	936,229	936,229

Total Assets	$17,425,783	$17,576,204

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$657,202	$641,714
Current portion of capital lease obligations	15,488	15,488
Trade accounts payable	259,386	187,179
Accrued expenses	482,962	433,423

Total current liabilities	1,415,038	1,277,804

Deferred rent payable	1,229,418	1,229,418
Long-term debt, net of current portion	24,870,801	25,200,751
Capital lease obligations, net of current portion	12,149	19,736

Total long-term obligations	26,112,368	26,449,905

Partners’ deficit	(10,101,623)	(10,151,505)

Total Liabilities and Partners’ Deficit	$17,425,783	$17,576,204

See also the audited financial statements included herein.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Six months ended June 30,
	2006	2005
Revenues:
Suites	$5,420,056	$4,915,873
Telephone	10,831	12,809
Other	352,784	332,348

Total revenues	5,783,671	5,261,030

Departmental costs and expenses:
Suites	1,310,807	1,180,557
Telephone	12,986	16,365

Total departmental costs and expenses	1,323,793	1,196,922

Gross margin	4,459,878	4,064,108

Operating expenses:
Administrative and general	319,404	311,509
Marketing	446,481	413,189
Property operation and maintenance	212,675	209,622
Energy costs	301,931	266,128
Property and other taxes	178,678	231,887
Insurance	98,321	102,775
Franchise fee	277,763	197,186
Hotel management fee and administrative services fee	297,257	270,603
Rental expense	240,387	239,425

Total operating expenses	2,372,897	2,242,324

Operating income	2,086,981	1,821,784

Interest expense	(1,022,835)	(988,285)
Depreciation and amortization expense	(514,270)	(561,239)

Net income	$549,876	$272,260

See also the audited financial statements included herein.

LAKE UNION HOTEL ASSOCIATES LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

	Six months ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$549,876	$272,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	514,270	561,239
Changes in operating accounts:
Accounts receivable	25,148	(33,800)
Prepaid expenses and other	(43,246)	74,548
Trade accounts payable	94,980	60,688
Accrued expenses	49,539	121,966
Deferred rent payable	—	(64,531)

Total adjustments	640,691	720,110

Net cash provided by operating activities	1,190,567	992,370

Cash flows used in investing activities:
Change in escrow deposits	208,648	(235,622)
Additions to hotel facilities, furniture, fixtures and equipment	(235,167)	(127,306)

Cash used in investing activities	(26,519)	(362,928)

Cash flows used in financing activities:
Distributions to partners	(499,994)	(399,998)
Repayments of long-term obligations	(322,049)	(280,181)

Cash used in financing activities	(822,043)	(680,179)

Net increase (decrease) in cash	342,005	(50,737)
Cash, beginning of period	492,121	568,733

Cash, end of period	$834,126	$517,996

See also the audited financial statements included herein.

Independent Auditors Report

McGladrey & Pullen

Certified Public Accountants

Independent Auditor’s Report

To the Members of

Sunbelt-CHM, LLC

Dothan, Alabama

We have audited the accompanying balance sheet of Sunbelt-CHM, LLC (the Hotel) as of December 31, 2005, and the related statement of cash flows for the period from March 8, 2005, date of inception, to December 31, 2005. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunbelt-CHM, LLC as of December 31, 2005, and its cash flows for the period from March 8, 2005, date of inception, to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6, in October 2006, the Hotel was sold.

/s/    McGladrey & Pullen, LLP

Richmond, Virginia

October 6, 2006

Sunbelt-CHM, LLC

Balance Sheet

December 31, 2005

Assets
Land	$640,000
Construction in progress	356,946
Cash	6,565
Prepaid expenses and other assets	560
Franchise fee	50,000

Total assets	$1,054,071

Liabilities And Members’ Equity
Liabilities:
Due to affiliates	$959,213
Accounts payable and accrued expenses	94,858

Total liabilities	1,054,071

Commitments (Note 5)
Members’ Equity	—

Total liabilities and members’ equity	$1,054,071

See notes to financial statements.

Sunbelt-CHM, LLC

Statement Of Cash Flows

Period from March 8, 2005 (Inception) to December 31, 2005

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	$(877,088)
Franchise fee	(50,000)
Purchase of other non-operating assets	(560)

Net cash used in investing activities	(927,648)

Cash Flows From Financing Activities
Proceeds from affiliates	934,213

Net cash provided by financing activities	934,213

Net increase in cash	6,565
Cash:
Beginning	—

Ending	$6,565

See notes to financial statements.

Sunbelt-CHM, LLC

Notes To Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: The accompanying financial statements present the financial information of the following Hotel property (the Hotel):

Sunbelt-CHM, LLC is an Alabama limited liability company which was formed on March 8, 2005, for the purpose of acquiring land, developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM—Investor Group, LLC (the Manager). The hotel, located in Hattiesburg, Mississippi became operational in October 2006, when the management agreement became effective and the hotel commenced operations. There were no revenues earned or costs and expenses incurred from date of inception March 8, 2005 to December 31, 2005.

A summary of the Hotel’s significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation nor any provision for income tax expense.

Construction in process: Construction in process is stated at cost. Property taxes incurred during the construction of the facilities have been capitalized and will be depreciated over the life of the asset, once placed in service.

Valuation of long-lived assets: The Hotel accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees will be amortized on a straight-line basis over the term of the agreement commencing on the Hotel opening date.

Income taxes: No federal or state income taxes are payable by the Hotel, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of Hotel’s profits or losses in their individual tax returns. The tax returns, the status of the Hotel as such for tax purposes, and the amount of allocable Hotel’s income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotel’s status, or in changes to allocable Hotel’s income or loss, the tax liability of the members would be changed accordingly.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sunbelt-CHM, LLC

Notes To Financial Statements—(Continued)

Note 2. Management Agreements

The Hotel is subject to a management agreement with the Manager, which covers an initial term of 10 years expiring July 31, 2016. The agreement provides for payment of management fees calculated as 4% of gross rental revenues and an accounting fee for all agreed-upon accounting services in the amount of $500 per month. The agreement commences upon the Hotel beginning operations.

Note 3. Franchise Agreements

An initial franchise fee totaling $50,000 has been paid to Marriott International, Inc. as of December 31, 2005. The Hotel is subject to a franchise agreement under which the Hotel agrees to use the franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. The agreement covers an initial term of 20 years with an option for a 10 year renewal. The agreement provides for payment of base franchise fees, which are calculated monthly as 5.5% of gross rental revenues.

Note 4. Related Parties

The managing member of the Hotel is also the President of the Manager. Funds loaned by related parties in the amounts of $934,213 at December 31, 2005, represent funding for Hotel construction. These loans are unsecured, non-interest bearing demand obligations.

At December 31, 2005 the Hotel also owed the Manager $25,000 for payment of development fees incurred to date related to the construction of the property.

Note 5. Commitments

Effective July 5, 2005, the Hotel entered into an agreement with Hollis and Spann, Inc. (the Contractor). The agreement is for the construction of the hotel property, and is for a maximum cost of $4,000,000. As of December 31, 2005, the Hotel has paid approximately $180,000 to the Contractor. At December 31, 2005, the Hotel owed the Contractor approximately $95,000 for construction rendered to date. These amounts are included in construction in progress in the accompanying balance sheet. Further payments are due as construction progresses and billings are received.

Note 6. Subsequent Event

In October 2006, the Hotel was sold to Apple REIT Seven, Inc. for a gross purchase price of approximately $9.46 million.

Sunbelt CHM, LLC

Balance Sheets (Unaudited)

As of June 30, 2006 and December 31, 2005

	June 30, 2006	December 31, 2005
Assets
Land	$640,000	$640,000
Construction in progress	3,067,138	356,946
Cash	4,649	6,565
Prepaid expenses and other assets	13,960	560
Franchise fee	50,000	50,000

Total assets	$3,775,747	$1,054,071

Liabilities And Members’ Equity
Liabilities:
Due to affiliates	$3,054,213	$959,213
Accounts payable and accrued expenses	721,534	94,858

Total liabilities	3,775,747	1,054,071

Members’ Equity	—	—

Total liabilities and members’ equity	$3,775,747	$1,054,071

See also the audited financial statements included herein.

Sunbelt CHM, LLC

Statement Of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2006 and the

Period from March 8, 2005 (Inception) to June 30, 2005

	Six Months Ended June 30, 2006	Period from March 8, 2005 (Inception) to June 30, 2005
Cash Flows From Operating Activities
Net income	$—	$—

Net cash used in operating activities	—	—

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(2,083,516)	(80,765)
Payment of franchise fee	—	(50,000)
Purchase of other non-operating assets	(13,400)	—

Net cash used in investing activities	(2,096,916)	(130,765)

Cash Flows From Financing Activities
Proceeds from affiliates	2,095,000	130,765

Net cash provided by financing activities	2,095,000	130,765

Net decrease in cash	(1,916)	—
Cash:
Beginning of period	6,565	—

End of period	$4,649	$—

See also the audited financial statements included herein.

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Homewood Suites	Stafford, TX	$7.8	August 15, 2006
Residence Inn	Seattle, WA	56.2	September 1, 2006
Homewood Suites	Sarasota, FL	13.8	September 15, 2006
Courtyard	Hattiesburg, MS	9.5	October 5, 2006

PHD Hotels Portfolio (8 Hotels):
Homewood Suites	Montgomery, AL	10.7	August 17, 2006
Hilton Garden Inn	Montgomery, AL	10.4	August 17, 2006
Hampton Inn	Troy, AL	6.1	August 17, 2006
Hilton Garden Inn	Auburn, AL	10.2	August 17, 2006
Hilton Garden Inn	Huntsville, AL	10.3	August 17, 2006
Homewood Suites	Huntsville, AL	11.6	Pending
Hampton Inn	Tupelo, MS	5.2	Pending
Hilton Garden Inn	Macon, GA	10.7	Pending

	Total	$162.5

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Western International, Inc., an affiliate of Larry Blumberg & Associates, Inn Ventures, Inc., or Promus Hotels, Inc. under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Seven, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2006, nor does it purport to represent the future financial position of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and are qualified in their entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of June 30, 2006 (unaudited)

(in thousands, except share data)

	Company Historical Balance Sheet	Stafford, Texas— Hilton Homewood Suites Hotel	PHD Hotels Portfolio	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard)	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$57,965	$6,730	$42,059	$15,672	$8.011	$3,707	$167,190	(A)	$225,155
							(76,179	)(B)
Cash and cash equivalents	85,856	26	2,966	834	757	5	(4,588	)(C)	5,000
							(80,856	)(F)
Restricted cash—escrow deposits	—	—	371	556	97	—	(1,024	)(C)	—

Other assets	3,254	29	1,812	364	375	64	(2,403	)(C)	3,495

Total Assets	$147,075	$6,785	$47,208	$17,426	$9,240	$3,776	$2,140		$233,650

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$—	$5,988	$34,318	$25,528	$6,133	$—	$(67,767	)(D)	$4,200
Accounts payable and accrued costs	747	828	2,351	1,999	631	3,776	(8,567	)(D)	1,765

Total liabilities	747	6,816	36,669	27,527	6,764	3,776	(76,334)		5,965

Shareholders’ equity (deficit)	—	(31)	10,539	(10,101)	2,476	—	(2,883	)(E)	—
Preferred stock, authorized 15,000,000 shares	—	—	—	—	—	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	—	—	—	—	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—	—	—	—	—	—		24
Common stock, no par value, authorized 200,000,000 shares	148,143	—	—	—	—	—	81,357	(G)	229,500
Retained earnings (deficit)	(1,839)	—	—	—	—	—	—		(1,839)

Total shareholders’ equity	146,328	(31)	10,539	(10,101)	2,476	—	78,474		227,685

Total liabilities and shareholders’ equity	$147,075	$6,785	$47,208	$17,426	$9,240	$3,776	$2,140		$233,650

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 12 properties that have been, or will be, purchased after June 30, 2006 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Stafford, Texas— Hilton Homewood Suites Hotel	PHD Hotels Portfolio	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard)	Total Combined
Purchase price per contract	$7,800	$75,100	$56,173	$13,800	$9,455	$162,328
Other closing costs	46	219	156	46	33	500
Other capitalized costs (credits) incurred	59	512	609	(114)	50	1,116
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	156	1,502	1,123	276	189	3,246

Investment in hotel properties	8,061	77,333	58,061	14,008	9,727	167,190	(A)

Net other assets/(liabilities) assumed	22	(4,554)	(555)	107	3	(4,977)

Total purchase price	$8,083	$72,779	$57,506	$14,115	$9,730	162,213

Less: Cash on hand at June 30, 2006 to fund acquisitions						(85,856	)(F)
Plus: Working capital requirements						5,000	(F)

Equity proceeds needed for acquisitions and working capital (000’s)						$81,357	(G)

(B)	Represents elimination of historical net carrying value of real estate under prior owners.

(C)	Represents elimination of assets associated with prior owners, net of assets assumed.

(D)	Represents elimination of liabilities associated with prior owners, net of liabilities assumed.

(E)	Represents elimination of shareholders’ equity (deficit) associated with prior owners.

(F)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

(G)	Represents pro forma equity proceeds utilized for acquisitions and working capital.

Apple REIT Seven, Inc.

Pro Forma Condensed Statements of Operations (unaudited)

For the year ended December 31, 2005 and the six months ended June 30, 2006

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Residence Inn	Houston, TX	$13.6	April 27, 2006
Hilton Garden Inn	San Diego, CA	34.5	May 9, 2006
Courtyard	Brownsville, TX	8.6	June 19, 2006
Homewood Suites	Stafford, TX	7.8	August 15, 2006
Residence Inn	Seattle, WA	56.2	September 1, 2006
Homewood Suites	Sarasota, FL	13.8	September 15, 2006
Courtyard	Hattiesburg, MS	9.5	October 5, 2006

PHD Hotels Portfolio (8 Hotels):
Homewood Suites	Montgomery, AL	10.7	August 17, 2006
Hilton Garden Inn	Montgomery, AL	10.4	August 17, 2006
Hampton Inn	Troy, AL	6.1	August 17, 2006
Hilton Garden Inn	Auburn, AL	10.2	August 17, 2006
Hilton Garden Inn	Huntsville, AL	10.3	August 17, 2006
Homewood Suites	Huntsville, AL	11.6	Pending
Hampton Inn	Tupelo, MS	5.2	Pending
Hilton Garden Inn	Macon, GA	10.7	Pending

	Total	$219.2

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Western International, Inc., an affiliate of Larry Blumberg & Associates, Inn Ventures, Inc., or Promus Hotels, Inc. under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Seven, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2005, nor does it purport to represent the future financial results of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should he read in conjunction with, and are qualified in their entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

For the year ended December 31, 2005 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	West Houston, Texas—Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas—Courtyard by Marriott Hotel (A)	Stafford, Texas— Hilton Homewood Suites Hotel (A)	PHD Hotels Portfolio (A)	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown (A)	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)(A)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$—	$—	$4,580	$—	$—	$11,546	$10,508	$2,287	$—	$—		$28,921
Other operating revenue	—	—	356	—	—	934	757	115	—	—		2,162

Total revenue	—	—	4,936	—	—	12,480	11,265	2,402	—	—		31,083

Expenses
Operating expenses	—	—	2,257	—	—	5,435	5,357	1,066	—	—		14,115
General and administrative	40	3	468	—	—	1,659	707	621	—	600	(B)	4,098
Management fees	—	—	153	—	—	523	579	60	—	—		1,315
Taxes, insurance and other	—	—	505	—	—	534	583	39	—	—		1,661
Depreciation of real estate owned	—	—	913	—	—	1,696	1,077	264	—	(3,950	)(C)	4,354
										4,354	(D)
Interest, net	13	—	966	(3)	—	1,754	2,035	292	—	(4,960	)(E)	97

Total expenses	53	3	5,262	(3)	—	11,601	10,338	2,342	—	(3,956)		25,640
Gain on sale of land	—	93	—	—	—	—	—	—	—	(93	)(H)	—
Income tax expense	—	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$(53)	$90	$(326)	$3	$—	$879	$927	$60	$—	$3,863		$5,443

Income (loss) per common share:
Basic and diluted	$(5,251)											$0.34

Basic and diluted weighted average common shares outstanding (000s)	—									15,917	(F)	15,917

For the six months ended June 30, 2006 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	West Houston, Texas—Marriott Residence Inn Hotel (A)	Bernardo Venture (A)	Brownsville, Texas—Courtyard by Marriott Hotel (A)	Stafford, Texas— Hilton Homewood Suites Hotel (A)	PHD Hotels Portfolio (A)	Lake Union Hotel Associates LP dba Residence Inn Seattle Downtown (A)	Merca Real Estate, LLC (Sarasota, FL Homewood Suites)(A)	Sunbelt-CHM, L.L.C. (Hattiesburg, MS Courtyard) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$1,550	$—	$2,032	$—	$—	$7,043	$5,420	$1,734	$—	$—		$17,779
Other operating revenue	122	—	259	—	—	588	364	93	—	—		1,426

Total revenue	1,672	—	2,291	—	—	7,631	5,784	1,827	—	—		19,205

Expenses
Operating expenses	961	—	1,000	—	—	3,428	2,804	814	—	—		9,007
General and administrative	745	—	202	—	31	986	319	178	—	(215	)(B)	2,246
Management fees	44	—	68	—	—	317	297	46	—	—		772
Taxes, insurance and other	123	—	196	—	—	316	277	107	—	—		1,019
Depreciation of real estate owned	294	—	326	—	—	999	514	182	—	(2,021	)(C)	2,310
										2,016	(D)
Interest, net	(624)	—	418	(3)	—	1,098	1,023	318	—	(2,190	)(E)	40

Total expenses	1,543	—	2,210	(3)	31	7,144	5,234	1,645	—	(2,410)		15,394

Income tax expense	—	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$129	$—	$81	$3	$(31)	$487	$550	$182	$—	$2,410		$3,811

Income (loss) per common share:
Basic and diluted	$0.02											$0.22

Basic and diluted weighted average common shares outstanding (000s)	5,175									12,363	(F)	17,538

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2005 for the respective periods prior to acquisition by the Company. The Company was initially formed on May 20, 2005, and had no operations before that date. Additionally, two properties acquired began operations during 2005, four began operations during 2006, and two properties remain under construction. Therefore these hotels had limited historical operational activity prior to their opening. The properties and their applicable status are as follows: Huntsville, AL Hilton Garden Inn, opened October 2005; Sarasota, FL Homewood Suites, opened February 2005; Houston, TX Residence Inn, opened April 2006; Brownsville, TX Courtyard, opened June 2006; Stafford, TX Homewood Suites, opened August 2006; Hattiesburg, MS Courtyard, opened October 2006; Huntsville, AL Homewood Suites, under construction; and Macon, GA Hilton Garden Inn, under construction.

(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Interest expense related to prior owners’ debt, which was not assumed, has been eliminated. Interest income relates only to working capital balances.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the later of January 1, 2005 or the date the hotel opened.

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H)	Gain on sale of land was eliminated as this land was not part of the purchase contract.

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.

as Managing Dealer

March 3, 2006

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses Of Issuance And Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$117,700
NASD filing fee	$75,500
Printing and engraving fees	$2,000,000
Legal fees and expenses	$1,600,000
Accounting fees and expenses	$500,000
Blue Sky fees and expenses	$45,000
Transfer Agent and Registrar fees	$10,000
Registrant travel expenses	$10,000
Marketing Expense Allowance	$25,000,000
Expense reserve	$641,800

Total	$30,000,000

Item 32.	Sales To Special Parties.

On May 25, 2005, the Registrant agreed to sell 10 Units to Apple Seven Advisors for $110 cash.

On May 25, 2005, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash.

Item 33.	Recent Sales Of Unregistered Securities.

On May 25, 2005, the Registrant agreed to sell 10 Units to Apple Seven Advisors for $110 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On May 25, 2005, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34.	Indemnification Of Directors And Officers.

The Company will obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Virginia Stock Corporation Act (the Virginia Act) permits indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant’s articles of incorporation generally require the indemnification that is permitted by the

Virginia Act. The general effect of all such material indemnification provisions is described below. Section 6.2 of the Registrant’s articles of incorporation requires indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. Section 6.2 of the Registrant’s articles of incorporation, as permitted by the Virginia Act, also eliminates the damages that may be assessed against a director or officer of the Registrant in a proceeding by or in the right of the Registrant or its shareholders. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or the corporation having a more limited right of action against a director, the Registrant or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, the Registrant and its affiliates in making decisions and taking actions with respect to the Registrant.

Item 35.	Treatment Of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements, Financial Statement Schedules And Exhibits.

(a)	Financial Statements. See Index to Financial Statements in the Prospectus and in Supplement Nos. 7 and 10.

(b)	Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c)	Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed in connection with the Registrant’s Registration Statement on Form S-11, effective March 3, 2006.

EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1	Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. (Incorporated by reference to Exhibit 1.1 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

1.2	Escrow Agreement. (Incorporated by reference to Exhibit 1.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

3.1	Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

3.2	Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

3.3	Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.3 to amendment no. 3 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered. (Incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

8.1	Opinion of McGuireWoods LLP as to certain tax matters. (Incorporated by reference to Exhibit 8.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

10.1	Advisory Agreement between the Registrant and Apple Seven Advisors, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-125546) filed April 28, 2006)

10.2	Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-125546) filed April 28, 2006)

10.3	Apple REIT Seven, Inc. 2005 Incentive Plan. (Incorporated by reference to Exhibit 10.3 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-125546) filed April 28, 2006)

10.4	Apple REIT Seven, Inc. 2005 Non-Employee Directors Stock Option Plan. (Incorporated by reference to Exhibit 10.4 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-125546) filed April 28, 2006)

10.5	Guaranty and Reimbursement Agreement made by Glade M. Knight. (Incorporated by reference to Exhibit 10.5 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

10.6	Purchase Contract dated as of September 29, 2004 between Midway Eldridge Hotel Partners, L.P. and Apple Six Hospitality, Inc. (Incorporated by reference to Exhibit 10.6 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.7	Assignment of Contract dated as of April 25, 2006 between Apple Six Hospitality, Inc., and Apple Seven Hospitality Texas, L.P. (Incorporated by reference to Exhibit 10.7 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

Exhibit Number	Description of Documents
10.8	Management Agreement dated as of April 26, 2006 between Texas Western Management Partners, L.P. and Apple Seven Services, L.P. (Incorporated by reference to Exhibit 10.8 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.9	Residence Inn by Marriott Relicensing Agreement dated as of April 26, 2006 between Marriott International, Inc. and Apple Seven Services, L.P. (Incorporated by reference to Exhibit 10.9 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.10	Hotel Lease Agreement effective as of April 26, 2006 between Apple Seven Hospitality Texas, L.P. and Apple Seven Services, L.P. (Incorporated by reference to Exhibit 10.10 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.11	Purchase Contract dated as of April 27, 2006 between Briggs Renewal Limited Partnership and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.11 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.12	Purchase Contract dated as of March 6, 2006 between Hospitality Ventures DMCY, LLC and Apple Six Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.12 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.13	Assignment of Contract dated as of April 27, 2006 between Apple Six Hospitality Ownership, Inc. and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.13 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.14	Agreement of Purchase and Sale and Joint Escrow Instructions Hilton Garden Inn, Rancho Bernardo dated as of March 9, 2006 between Bernardo Ventures and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 2.1 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-125546) filed April 28, 2006)

10.15	Assignment of Purchase and Sale and Joint Escrow Instructions Hilton Garden Inn, Rancho Bernardo dated as of April 11, 2006 between Apple Suites Realty Group, Inc. and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 2.2 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-125546) filed April 28, 2006)

10.16	Management Agreement dated as of May 9, 2006 between Inn Ventures, Inc. and Apple Seven Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.16 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.17	Franchise License Agreement dated as of May 9, 2006 between Hilton Hotels Corporation and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.17 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.18	Schedule of information for an additional and substantially identical Hotel Lease Agreement dated as of May 9, 2006 (substantially identical to Exhibit 10.10 listed above) (Incorporated by reference to Exhibit 10.18 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.19	Purchase Contract dated as of June 21, 2005 between BMC Hotel Property, LTD and Apple Six Hospitality Texas, L.P. (Incorporated by reference to Exhibit 10.19 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.20	Assignment of Contract dated as of June 6, 2006 between Apple Six Hospitality Texas, L.P. and Apple Seven Hospitality Texas, L.P. (Incorporated by reference to Exhibit 10.20 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

Exhibit Number	Description of Documents
10.21	Management Agreement dated as of June 6, 2006 between Texas Western Management Partners, L.P. and Apple Seven Services, L.P. (Incorporated by reference to Exhibit 10.21 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.22	Schedule of information for an additional and substantially identical Hotel Lease Agreement effective as of June 6, 2006 (substantially identical to Exhibit 10.10 listed above) (Incorporated by reference to Exhibit 10.22 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.23	Courtyard by Marriott Relicensing Agreement dated as of June 19, 2006 between Marriott International, Inc. and Apple Seven Services, L.P. (Incorporated by reference to Exhibit 10.23 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.24	Purchase Contract dated as of June 27, 2006 between Napstak II, LLC and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.24 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.25	Purchase Contract dated as of June 27, 2006 between Lake Union Hotel Associates Limited Partnership and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.25 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.26	Purchase Contract dated as of June 29, 2006 among Montgomery Hotels LLC; Montgomery Hotels II, LLC; Troy Hotels, LLC; Auburn Hotels, L.L.C.; Huntsville Hotel I, LLC; HoPo/Tupelo Hotels LLC and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.26 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.27	Purchase Contract dated as of June 29, 2006 between IRNM Hotel Investors, L.L.C and Apple Seven Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.27 to the registrant’s Post-Effective Amendment No. 1 to Form S-11 (SEC File No. 333-125546) filed July 26, 2006)

10.28	Master Purchase Agreement dated as of September 27, 2006 among Apple Seven Hospitality Ownership, Inc. and the parties named therein. (FILED HEREWITH)

10.29	Purchase Contract dated as of September 27, 2006 between Sunbelt—CTR, L.L.C. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.30	Purchase Contract dated as of September 27, 2006 between Sunbelt—CPA, L.L.C. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.31	Purchase Contract dated as of September 27, 2006 between Sunbelt—CHM, L.L.C. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.32	Agreement of Purchase and Sale dated October 17, 2006 by and between RGT-HB San Diego, L.P. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.33	Agreement of Purchase and Sale dated October 17, 2006 by and between Barrone Hotel Investors, L.L.C. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.34	Agreement of Purchase and Sale dated October 17, 2006 by and between RT-Rancho B. Associates, L.P. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.35	Agreement of Purchase and Sale dated October 17, 2006 by and between RT-SD Provo, L.P. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

Exhibit Number	Description of Documents
10.36	Agreement of Purchase and Sale dated October 17, 2006 by and between FTRC Hotel Partners, L.P. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.37	Agreement of Purchase and Sale dated October 17, 2006 by and between Coachman Hotel, LLC and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.38	Agreement of Purchase and Sale dated October 17, 2006 by and between RT-HR Hotel Partners, LLC and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.39	Agreement of Purchase and Sale dated October 17, 2006 by and between RT-BL Associates, L.C. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.40	Agreement of Purchase and Sale dated October 17, 2006 by and between Mahwah Hotel, LLC and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.41	Agreement of Purchase and Sale dated October 17, 2006 by and between RT-CO Hotel Partners, LLC and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

10.42	Agreement of Purchase and Sale dated October 17, 2006 by and between RT-AH Associates, L.P. and Apple Seven Hospitality Ownership, Inc. (FILED HEREWITH)

23.1	Consent of McGuireWoods LLP (included in Exhibit 5 and 8). (Incorporated by reference to Exhibit 23.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

23.2	Consent of Ernst & Young LLP (regarding prospectus) (Incorporated by reference to Exhibit 23.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-125546) effective March 3, 2006)

23.3	Consent of Ernst & Young LLP (FILED HEREWITH)

23.4	Consent of L.P. Martin & Company, P.C. (FILED HEREWITH)

23.5	Consent of Keiter, Stephens, Hurst, Gary and Shreaves, P.C. (FILED HEREWITH)

23.6	Consent of McGladrey & Pullen, LLP (FILED HEREWITH)

23.7	Consent of Wilson, Price, Barranco, Blankenship & Billingsley, P.C. ( FILED HEREWITH)

23.8	Consent of Peck & Jenkins, C.P.A’s, P.A. (FILED HEREWITH)

23.9	Consent of Bader Martin, PS (FILED HEREWITH)

Item 37.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

B. Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

C. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Section 230.430B of the Regulations under the Securities Act of 1933):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will also disclose all compensation and fees received by the advisor or its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05, as applicable (based upon the type of property acquired and/or the type of lease to which the property will be subject), of Regulation S-X only for properties acquired during the distribution period.

The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05, as applicable, of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two, Apple Suites and Cornerstone at December 31, 2005. Apple REIT Six, Apple Hospitality Five, Apple Hospitality Two and Apple Suites acquired hotels, which are named according to their location and franchise (as shown below), and Cornerstone acquired residential apartment communities. Purchasers of our units will not have any interest in these properties. Cornerstone acquired all of the assets of Apple Residential Income Trust, Inc. effective July 23, 1999. On January 31, 2003, Apple Suites merged into a subsidiary of Apple Hospitality Two, Inc. On April 1, 2005, Cornerstone merged into a subsidiary of Colonial Properties Trust.

Apple REIT Six

(dollars in thousands)

Description	Brand	Initial Acquisition Cost	Total Investment	Date Acquired	# of Rooms
Albany, GA	Courtyard	$8,911	$8,912	June 2005	84
Anchorage, AK	Hilton Garden Inn	19,044	19,110	October 2004	125
Anchorage, AK	Homewood Suites	13,244	13,268	October 2004	122
Anchorage, AK	Hampton Inn	11,938	12,133	March 2005	101
Arcadia, CA	Hilton Garden Inn	12,018	12,231	October 2004	124
Arcadia, CA	Springhill Suites	8,092	8,392	October 2004	86
Arlington, TX	Town Place Suites	7,406	7,430	June 2005	95
Arlington, TX	Springhill Suites	7,771	7,772	June 2005	122
Bakersfield, CA	Hilton Garden Inn	11,731	11,757	March 2005	120
Birmingham, AL	Fairfield Inn	2,411	2,417	August 2005	63
Boulder, CO	Marriott	30,891	30,946	May 2005	157
Columbus, GA	Residence Inn	8,184	8,198	June 2005	78
Dallas, TX	Springhill Suites	20,109	20,109	December 2005	147
Dothan, AL	Hampton Inn & Suites	8,971	8,975	June 2005	85
Dothan, AL	Courtyard	8,412	8,463	August 2005	78
Farmington, CT	Courtyard	17,228	17,229	October 2005	119
Folsom, CA	Hilton Garden Inn	18,510	18,510	November 2005	100
Foothill Ranch, CA	Hampton Inn	7,910	8,069	April 2005	84
Fort Worth, TX	Residence Inn	17,459	17,461	May 2005	149
Fort Worth, TX	Homewood Suites	9,362	9,559	May 2005	137
Fredericksburg, VA	Hilton Garden Inn	17,184	17,184	December 2005	148
Ft. Worth, TX	Springhill Suites	13,744	13,744	May 2004	145
Glendale, CO	Hampton Inn & Suites	14,862	15,195	October 2004	133
Hillsboro, WA	Town Place Suites	11,865	11,865	December 2005	136
Huntsville, AL	Residence Inn	8,579	8,587	June 2005	78
Huntsville, AL	Fairfield Inn	5,319	5,320	September 2005	79
Kent, WA	Town Place Suites	12,562	12,562	December 2005	152
Lake Forest, CA	Hilton Garden Inn	11,365	11,393	October 2004	103
Lake Mary, FL	Courtyard	6,258	6,320	March 2005	86
Lakeland, FL	Residence Inn	10,218	10,233	June 2005	78
Lakewood, CO	Hampton Inn	10,598	10,684	October 2004	170
Laredo, TX	Residence Inn	11,871	11,871	September 2005	109
Laredo, TX	Homewood Suites	10,899	10,899	November 2005	106
Las Colinas, TX	Town Place Suites	7,461	7,461	June 2005	136
McAllen, TX	Hilton Garden Inn	9,321	9,321	July 2005	104
Milpitas, CA	Hilton Garden Inn	19,099	19,099	November 2005	161

Description	Brand	Initial Acquisition Cost	Total Investment	Date Acquired	# of Rooms
Montgomery, AL	Springhill Suites	$7,290	$7,293	September 2005	79
Mt. Olive, NJ	Residence Inn	12,741	12,741	September 2005	123
Mukilteo, WA	Town Place Suites	12,560	12,560	December 2005	128
Myrtle Beach, SC	Courtyard	9,488	9,660	June 2004	135
Nashville, TN	Homewood Suites	8,347	8,476	May 2005	121
Orange Park, FL	Fairfield Inn	7,834	7,857	November 2005	83
Pensacola, FL	Hampton Inn & Suites	9,602	9,602	July 2005	85
Pensacola, FL	Courtyard	11,914	11,946	August 2005	90
Pensacola, FL	Fairfield Inn	5,173	5,183	August 2005	63
Phoenix, AZ	Hampton Inn	6,630	6,903	October 2004	99
Pittsburg, PA	Residence Inn	11,428	11,523	September 2005	156
Portland, OR	Residence Inn	43,087	43,087	December 2005	258
Redmond, WA	Marriott	65,672	65,764	July 2004	262
Renton, WA	Hilton Garden Inn	15,951	15,951	November 2005	150
Richmond, VA	Corporate Office	1,419	1,973	June 2004	—
Rocky Hill, CT	Residence Inn	12,756	12,756	August 2005	96
Roseville, CA	Hilton Garden Inn	21,299	21,299	November 2005	131
Saratoga Springs, NY	Hilton Garden Inn	18,284	18,284	September 2005	112
Savannah, GA	Springhill Suites	5,792	5,795	September 2005	79
Somerset, NJ	Homewood Suites	18,614	18,614	August 2005	123
Tallahassee, FL	Hilton Garden Inn	11,233	11,495	March 2005	99
Tempe, AZ	Town Place Suites	8,395	8,395	June 2005	119
Tempe, AZ	Springhill Suites	8,329	8,336	June 2005	121
Tuscaloosa, AL	Courtyard	7,953	7,972	August 2005	78
Tuscaloosa, AL	Fairfield Inn	4,240	4,252	August 2005	63
Valdosta, GA	Courtyard	8,565	8,565	October 2005	84
Wallingford, CT	Homewood Suites	13,491	13,492	July 2005	104
	Construction in progress	—	964		—

Totals:		$798,894	$803,417		7,141

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

Apple Hospitality Five

(dollars in thousands)

Description and Brand	Initial Acquisition Cost	Total Investment	Date Acquired	# of Rooms
Albuquerque, NM Homewood Suites®	$13,325	$13,617	February 2003	151
Baton Rouge, LA Homewood Suites®	7,287	7,858	February 2003	115
Brownsville, TX Residence Inn®	11,370	11,421	October 2003	102
Cleveland/Solon, OH Homewood Suites®	10,442	10,549	September 2003	86
Colorado Springs, CO Homewood Suites®	12,684	12,784	February 2003	127
Cranbury, NJ Residence Inn®	11,449	11,497	May 2003	108
Cypress, CA Residence Inn®	19,557	19,602	May 2003	155
Dallas/Addison, TX Courtyard®	15,661	15,717	October 2003	176
Dallas/DFW Airport, TX Residence Inn®	11,189	11,242	October 2003	100
Dallas/Park Central, TX Residence Inn®	14,291	14,324	October 2003	139
Danbury, CT Springhill Suites®	11,809	11,825	August 2003	106
Federal Way, WA Courtyard®	16,816	16,856	September 2004	160
Franklin, NJ Residence Inn®	13,498	13,561	May 2003	108
Ft. Worth, TX Courtyard®	10,730	10,813	March 2004	92
Harlingen, TX Courtyard®	10,229	10,329	October 2003	114
Hauppage, NY Residence Inn®	19,144	19,208	May 2003	100
Houston Westchase, TX Residence Inn®	14,796	16,028	January 2003	120
Houston, TX Courtyard®	15,035	15,101	October 2003	153
Houston, TX Residence Inn®	13,251	13,300	August 2004	120
Houston, TX Courtyard®	11,563	11,604	August 2004	100
Las Vegas, NV Marriott Suites®	42,512	46,014	October 2003	278
Lebanon, NJ Courtyard®	15,308	15,322	August 2003	125
Merrifield, VA Courtyard®	28,983	28,983	August 2005	206
Nashville, TN Residence Inn®	9,065	10,073	June 2003	168
Tampa, FL Hilton Garden Inn®	12,708	13,036	September 2003	95
Tucson, AZ Residence Inn®	12,297	12,297	December 2004	120
Tucson, AZ Courtyard®	12,634	12,817	October 2003	153
Westbury, NY Hilton Garden Inn®	19,877	19,888	December 2003	140

Totals:	$417,510	$425,666		3,717

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

Apple Hospitality Two(1)

(dollars in thousands)

Description	Brand	Initial Acquisition Cost	Total Investment	Date Acquired	# of Rooms
Akron, Ohio	Residence Inn®	$4,262	$$6,630	August 2002	112
Arcadia, California	Residence Inn®	8,664	10,770	August 2002	120
Atlanta, Georgia	Residence Inn®	12,117	13,407	September 2001	126
Atlanta/Buckhead, Georgia	Homewood Suites®	13,655	13,956	January 2003	92
Atlanta/Cumberland, GA	Homewood Suites®	10,820	11,426	January 2003	124
Atlanta/Peachtree, Georgia	Homewood Suites®	4,582	5,278	January 2003	92
Bakersfield, California	Residence Inn®	9,437	10,853	September 2001	114
Baltimore, Maryland	Homewood Suites®	17,154	17,965	January 2003	147
Birmingham, Alabama	Residence Inn®	5,576	7,857	August 2002	128
Boca Raton, Florida	Residence Inn®	5,231	5,458	August 2002	120
Boston, Massachusetts	Residence Inn®	17,437	19,284	August 2002	130
Boston, Massachusetts	Residence Inn®	5,967	8,186	September 2001	96
Boulder, Colorado	Homewood Suites®	15,960	16,571	January 2003	112
Boulder, Colorado	Residence Inn®	9,717	13,261	March 2002	128
Buckhead, Atlanta	Residence Inn®	7,498	9,968	March 2002	136
Charlotte, North Carolina	Residence Inn®	6,307	6,308	August 2002	91
Chesterfield, Missouri	Residence Inn®	4,628	6,727	March 2002	104
Cincinnati, Ohio	Residence Inn®	7,045	7,436	September 2001	118
Clearwater, Florida	Residence Inn®	10,795	11,536	August 2002	112
Clearwater, Florida	Homewood Suites®	5,025	6,970	January 2003	88
Columbia, South Carolina	Residence Inn®	6,207	8,508	August 2002	128
Columbus North, Ohio	Residence Inn®	4,168	4,632	March 2002	96
Concord, California	Residence Inn®	21,741	23,083	September 2001	126
Costa Mesa, California	Residence Inn®	10,598	13,837	March 2002	144
Cumberland, Atlanta	Residence Inn®	5,560	6,102	March 2002	130
Dallas, Texas	Residence Inn®	9,668	10,225	September 2001	120
Dallas/Addison, Texas	Homewood Suites®	10,570	11,233	January 2003	120
Dallas/Las Colinas, Texas	Homewood Suites®	12,364	12,858	January 2003	136
Dallas/Plano, Texas	Homewood Suites®	5,740	6,104	January 2003	99
Dayton North, Ohio	Residence Inn®	2,859	3,046	March 2002	64
Dayton South, Ohio	Residence Inn®	4,796	6,802	March 2002	96
Deerfield, Illinois	Residence Inn®	8,107	10,088	August 2002	128
Detroit, Michigan	Homewood Suites®	5,051	5,583	January 2003	76
Dulles/Washington, D.C.	Homewood Suites®	17,523	17,944	January 2003	109
Dunwoody, Atlanta	Residence Inn®	6,713	7,598	March 2002	144
Galleria, Missouri	Residence Inn®	7,524	10,641	March 2002	152
Greensboro, NC	Residence Inn®	6,729	6,807	August 2002	128
Corporate Office— Richmond, Virginia	N/A	904	953	January 2003	—
Houston, Texas	Residence Inn®	9,863	11,312	September 2001	110
Irvine, California	Residence Inn®	8,953	11,140	August 2002	112
Jackson, Mississippi	Residence Inn®	9,168	9,612	August 2002	120
Jackson, Mississippi	Homewood Suites®	4,911	7,178	January 2003	91
Jacksonville, Florida	Residence Inn®	4,567	7,267	August 2002	112
Kalamazoo, Florida	Residence Inn®	5,209	6,603	August 2002	83
La Jolla, California	Residence Inn®	29,109	36,304	March 2002	288

Description	Brand	Initial Acquisition Cost	Total Investment	Date Acquired	# of Rooms
Las Vegas, Nevada	Residence Inn®	$12,471	$13,389	August 2002	192
Lombard, Illinois	Residence Inn®	6,906	7,432	March 2002	144
Long Beach, California	Residence Inn®	18,922	19,592	March 2002	216
Lubbock, Texas	Residence Inn®	3,164	4,603	August 2002	80
Memphis, Tennessee	Residence Inn®	6,793	7,179	August 2002	105
Meriden, Connecticut	Residence Inn®	9,092	9,891	September 2001	106
Montgomery, Alabama	Residence Inn®	5,990	6,366	September 2001	94
Pensacola, Florida	Residence Inn®	2,633	4,376	August 2002	64
Philadelphia, Pennsylvania	Residence Inn®	7,045	9,310	August 2002	88
Philadelphia/Malvern, Pennsylvania	Homewood Suites®	16,285	16,588	January 2003	123
Placentia, California	Residence Inn®	8,060	10,152	August 2002	112
Portland, Oregon	Homewood Suites®	10,800	11,151	January 2003	123
Redmond, Washington	Residence Inn®	34,513	34,746	January 2003	180
Richmond, Virginia	Homewood Suites®	9,825	10,322	January 2003	123
Sale Lake City, Utah	Homewood Suites®	5,519	5,907	January 2003	98
San Ramon, California	Residence Inn®	18,990	19,453	September 2001	106
Santa Fe, New Mexico	Residence Inn®	6,251	6,460	August 2002	120
Sharonville, Ohio	Residence Inn®	5,877	9,652	March 2002	144
Shreveport, Louisiana	Residence Inn®	2,801	2,814	August 2002	72
Southfield, Michigan	Residence Inn®	5,607	6,747	March 2002	144
Spartanburg, South Carolina	Residence Inn®	3,516	3,597	August 2002	88
St. Louis, Missouri	Homewood Suites®	11,811	12,080	January 2003	145

Totals:		$613,350	$697,112		7,869

(1)	Includes hotel acquisitions made by Apple Suites, which merged with Apple Two on January 31, 2003. This listing includes two properties (Charlotte, NC and Spartanburg, SC) classified as held for sale as of December 31, 2005.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

Cornerstone

Location	Date Acquired	Initial Acquisition Cost	Total Investment	Number of Apartment Homes	Average Apartment Home Size (Square Feet)
Atlanta	Apr. 30, 1997	$18,000,000	$23,048,174	348	1,150
Atlanta	Oct. 31, 1997	7,850,000	10,287,816	188	937
Atlanta	Apr. 30, 1997	11,580,000	15,141,791	243	1,089
Atlanta	July 25, 1997	15,200,000	22,679,003	350	948
Atlanta	Sept. 7, 2001	34,650,000	38,922,341	524	1,079
Atlanta	Aug. 12, 1998	9,000,000	10,884,521	188	1,009
Savannah	May 28, 2003	10,966,046	11,410,643	194	852
Savannah	May 28, 2003	25,392,449	25,922,314	308	1,051
Savannah	May 28, 2003	8,291,199	8,497,403	147	813
Savannah	May 28, 2003	11,897,003	12,723,999	188	1,053
Savannah	May 28, 2003	22,855,387	23,038,476	312	1,017
Asheville	January 1, 1996	17,836,000	19,941,497	392	1,033
Charlotte	May 1, 1996	13,579,203	17,029,511	349	734
Charlotte	April 1, 1996	5,025,000	6,596,706	120	867
Charlotte	May 13, 1997	9,475,000	11,145,609	214	806
Charlotte	May 8, 2000	26,800,000	28,271,116	408	927
Charlotte	September 1, 1996	17,630,457	27,735,503	476	1,186
Charlotte	May 31, 1996	11,100,000	14,100,189	250	860
Charlotte	July 19, 1996	7,425,000	9,231,709	172	907
Charlotte	Oct. 1, 2001	21,888,522	22,112,207	288	1,004
Charlotte	Oct. 1, 2001	19,076,149	19,556,751	282	983
Charlotte	May 1, 1996	5,660,000	8,313,003	160	963
Charlotte	Jan. 15, 1998	9,700,000	10,949,708	192	848
Charlotte	Dec. 2, 2002	16,100,000	16,432,594	216	1,093
Durham	Nov. 1, 1996	10,675,000	12,039,829	204	888
Durham	May 1, 1996	8,345,000	11,050,227	200	960
Durham	Aug. 31, 1996	14,663,886	16,185,398	266	865
Carrboro	Sept. 27, 1996	12,100,000	15,809,995	264	1,000
Raleigh	Sept. 30, 1997	14,225,488	15,313,624	260	803
Raleigh	Oct. 31, 1997	7,900,000	9,360,950	136	1,098
Raleigh	Oct. 31, 1997	9,800,000	11,483,151	180	840
Raleigh	Dec. 30, 1994	10,350,000	12,382,068	280	776
Raleigh	June 4, 1998	8,100,000	9,449,663	176	745
Raleigh	October 1, 2001	37,805,886	38,641,646	462	953
Winston-Salem	October 1, 1995	16,887,653	19,099,497	310	978
Winston-Salem	Sept. 1, 1995	8,550,000	10,731,224	220	897
Asheville	April 1, 1998	5,731,150	7,522,847	168	885
Greensboro	Oct. 1, 2001	31,028,621	31,221,008	264	983
Wilmington	October 1, 2001	27,369,289	28,185,551	390	903
Charleston	Jan. 15, 1997	11,000,000	14,567,297	352	706
Charleston	Mar 31, 1998	12,225,000	17,435,826	304	1,035
Charleston	May 28, 2003	24,844,213	24,933,261	230	1,026
Charleston	May 28, 2003	15,824,658	16,086,330	230	813
Charleston	May 28, 2003	10,360,565	10,732,303	204	918
Charleston	May 28, 2003	14,045,021	14,356,123	224	953
Myrtle Beach	Oct. 16, 1998	17,100,000	19,939,818	288	933

Location	Date Acquired	Initial Acquisition Cost	Total Investment	Number of Apartment Homes	Average Apartment Home Size (Square Feet)
Charlottesville	April 1, 1996	$12,628,991	$19,740,095	425	803
Fredericksburg	Oct. 1, 1996	11,099,525	13,072,435	258	851
Hampton	Nov. 1, 1995	10,200,000	12,751,470	284	930
Richmond	March 1, 1996	12,205,000	14,149,135	272	765
Richmond	August 1, 1996	11,599,931	14,270,904	232	788
Richmond	June 1, 1996	10,242,575	14,881,339	325	589
Richmond	July 2, 1998	11,500,000	13,671,020	224	700
Richmond	June 21, 2001	21,175,000	22,821,972	328	949
Richmond	Dec. 10, 2001	22,500,000	24,027,698	312	995
Virginia Beach	March 1, 1996	5,000,000	6,548,546	148	850
Virginia Beach	May 1, 1994	5,250,000	7,729,647	214	813
Virginia Beach	Oct. 26, 1993	7,634,144	13,585,302	263	698
Dallas	July 23, 1999	8,014,533	8,224,497	232	714
Dallas	July 23, 1999	7,334,023	7,709,371	192	601
Dallas	July 23, 1999	11,712,879	12,892,291	328	670
Dallas	July 23, 1999	13,220,605	14,647,000	304	728
Dallas	July 23, 1999	7,724,156	8,979,744	232	575
Dallas	July 23, 1999	7,564,892	8,489,599	144	876
Dallas	July 23, 1999	11,843,691	12,490,471	242	774
Dallas	July 23, 1999	21,566,317	23,162,326	484	887
Dallas	July 23, 1999	20,921,219	26,675,367	362	957
Dallas	July 23, 1999	10,786,882	11,738,548	248	771
Dallas	July 23, 1999	7,223,722	8,194,376	240	671
Dallas	July 23, 1999	5,269,792	5,897,178	184	691
Dallas	July 23, 1999	6,271,756	7,717,290	200	751
Dallas	July 23, 1999	9,965,236	11,155,719	240	794
Dallas	July 23, 1999	11,776,983	13,356,182	400	739
Dallas	July 23, 1999	9,573,954	10,324,884	210	804
Dallas	July 23, 1999	8,224,541	9,158,177	238	647
Dallas	July 23, 1999	4,471,294	5,010,960	120	755
Dallas	July 23, 1999	9,082,967	9,834,673	192	939
Dallas	July 23, 1999	12,980,245	14,134,608	300	762
Dallas	July 23, 1999	15,709,893	18,401,409	472	842
Dallas	July 23, 1999	5,808,250	6,574,976	170	741
Dallas	July 23, 1999	22,159,080	25,403,749	450	850
Dallas	July 23, 1999	9,859,840	11,566,006	196	1,010
Dallas	Dec. 23, 2002	29,004,616	29,845,533	396	1,167
Austin	July 23, 1999	7,539,224	8,757,068	200	741
Austin	July 23, 1999	12,512,502	13,027,568	229	799
San Antonio	July 23, 1999	6,624,666	8,760,901	230	751
Undeveloped Real Estate	May 28, 2003	13,453,639	13,453,639

Totals:		$1,155,145,408	$1,323,333,893	22,981

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on October 26, 2006.

APPLE REIT SEVEN, INC.

By:	/s/ GLADE M. KNIGHT
Glade M. Knight
Chairman of the Board, Chief Executive Officer and President

By:	/s/ BRYAN F. PEERY
Bryan F. Peery
Chief Financial Officer (and as such, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature		Capacities	Date

/s/ GLADE M. KNIGHT Glade M. Knight		Director, Chairman of the Board, Chief Executive Officer and President	October 26, 2006

/s/ BRYAN F. PEERY Bryan F. Peery		Chief Financial Officer (and as such, Principal Accounting Officer)	October 26, 2006

/s/ * Glenn W. Bunting, Jr.		Director	October 26, 2006

/s/ * Kent W. Colton		Director	October 26, 2006

*By:	/s/ GLADE M. KNIGHT Glade M. Knight
Attorney-In-Fact for the above-named persons